Exhibit 10.18

RETIREMENT PLAN FOR SALARIED EMPLOYEES OF BLUE RIDGE PAPER
PRODUCTS INC.

(as effective May 14,1999)

BLUE RIDGE PAPER PRODUCTS INC.

SALARIED EMPLOYEES RETIREMENT PLAN

Table of Contents

ARTICLE 1 – INTRODUCTION AND PURPOSE

ARTICLE 2 – DEFINITIONS
2.1	Accrued Benefit
2.2	Actual Earnings
2.3	Actuarial Equivalent
2.4	Adjusted Earnings
2.5	Affiliate
2.6	Annuity Starting Date
2.7	Average Earnings
2.8	Beneficiary
2.9	Benefit Commencement Date
2.10	Board or Board of Directors
2.11	Break in Service
2.12	Champion
2.13	Champion Plan
2.14	Code
2.15	Committee
2.16	Disability
2.17	Earliest Retirement Age
2.18	Early Retirement Age
2.19	Effective Date
2.20	Eligibility Service
2.21	Eligible Employee
2.22	Eligibility Year
2.23	Employee
2.24	Employer
2.25	Employment Commencement Date
2.26	Entry Date
2.27	ERISA
2.28	Former Champion Employee
2.29	Hour of Service
2.30	Leave of Absence
2.31	Named Fiduciary
2.32	Normal Retirement Age
2.33	Normal Retirement Benefit
2.34	Normal Retirement Date

2.35	Participant
2.36	Plan
2.37	Plan Assets
2.38	Plan Year
2.39	Postponed Retirement Benefit
2.40	Qualified Military Service
2.41	Reemployment Commencement Date
2.42	Salaried Employee
2.43	Service
2.44	Severance
2.45	Social Security Benefits
2.46	Surviving Spouse
2.47	Transferred Employee
2.48	Vesting Service
2.49	Vesting Year
2.50	Years of Credited Service

ARTICLE 3 – ELIGIBILITY AND PARTICIPATION
3.1	Transferred Employees
3.2	New Employees
3.3	Absences and Severances of Less Than Twelve (12) Months
3.4	Reemployment of Former Participant

ARTICLE 4 – ACCRUAL OF RETIREMENT BENEFITS
4.1	Normal Retirement Benefit
4.2	Accrued Benefit
4.3	Social Security Benefit Increases
4.4	Grandfathered Benefit for Transferred Employee
4.5	No Duplication of Benefits Between Plans
4.6	Effect of Plan Amendments on Computation of Benefits

ARTICLE 5 – VESTING
5.1	Vesting At Normal Retirement Age
5.2	Vesting in Accrued Benefit Prior to Normal Retirement Age
5.3	Forfeiture on Account of Death
5.4	Vesting Upon Termination or Partial Termination of the Plan
5.5	Limitation on Recourse
5.6	Unclaimed Benefits

ARTICLE 6 – ENTITLEMENT TO RETIREMENT BENEFITS
6.1	Normal Retirement
6.2	Early Retirement
6.3	Postponed Retirement
6.4	Termination of Employment
6.5	Effect of Reemployment

6.6	Benefit Payments
6.7	Recovery of Payments Made by Mistake

ARTICLE 7 – FORMS AND PAYMENT OF RETIREMENT BENEFITS
7.1	Basic Form of Participant’s Single Life Annuity
7.2	Qualified Joint and Survivor Annuity
7.3	Optional Forms of Benefit
7.4	Date of Payment and Cash-Out
7.5	General Rules
7.6	Direct Rollover

ARTICLE 8 – DEATH BENEFITS
8.1	Preretirement Survivor Annuity
8.2	Optional Survivor Benefit After Normal Retirement Age
8.3	Post-Retirement Death Benefit

ARTICLE 9 – PAYMENT EXCEPTIONS
9.1	Small Benefit
9.2	Transitional Rule

ARTICLE 10 – LIMITATIONS ON BENEFITS
10.1	Definitions
10.2	Limitation on Benefits
10.3	Limitation on Participant Contributions
10.4	Limitation in Case of Defined Benefit Plan and Defined Contribution Plan for the Same Employee For Limitation Years Beginning Prior to January 1,2000
10.5	Adjustment of Defined Contribution Fraction

ARTICLE 11 – RESTRICTIONS ON BENEFITS

ARTICLE 12 – FUNDING
12.1	Employer Contributions
12.2	Return of Employer Contributions to the Employer
12.3	Application of Forfeitures
12.4	Funding Policy and Method

ARTICLE 13 – ADMINISTRATION
13.1	Named Fiduciaries
13.2	Procedures for Delegation
13.3	Miscellaneous Administration Provisions
13.4	Initial Claims Procedure
13.5	Claim Review Procedure
13.6	Electronic Administration

ARTICLE 14 – AMENDMENT AND TERMINATION
14.1	Amendment and Termination
14.2	Allocation of Plan Assets Upon Termination of the Plan

ARTICLE 15 – TOP-HEAVY RULES
15.1	Definitions
15.2	Minimum benefit
15.3	Vesting Requirements
15.4	Limitations on Benefits

ARTICLE 16 – MISCELLANEOUS
16.1	Construction
16.2	Assignment or Alienation of Benefits
16.3	Data
16.4	Employment Relationship
16.5	Merger, Consolidation, or Transfer of Assets or Liabilities
16.6	Incompetency or Disability
16.7	Annuity Contracts
16.8	Governing Law
16.9	Severability

APPENDIX ONE

ADDENDUM

EXHIBIT A

RETIREMENT PLAN FOR SALARIED EMPLOYEES OF
BLUE RIDGE PAPER PRODUCTS INC.

ARTICLE 1

INTRODUCTION AND PURPOSE

Blue Ridge Paper Products Inc. (Blue Ridge) purchased the assets of the Canton System from Champion International Corporation (Champion) on May 14, 1999 and the salaried employees of the Canton System became salaried employees of Blue Ridge on May 14, 1999. Blue Ridge established the Retirement Plan for Salaried Employees of Blue Ridge Paper Products Inc. (the “Blue Ridge Plan”), effective May 14, 1999 which is substantially similar to the Champion International Corporation Salaried Retirement Plan #001 (the “Champion Plan”) in which the Canton System salaried employees were participants prior to May 14, 1999. It is the intent of Blue Ridge to provide a total pension benefit for each employee of the Canton System who became a salaried employee of Blue Ridge on May 14, 1999 that will be no less than the pension benefit that would have been received if he had remained an employee of Champion. All service and earnings with Champion together with service and earnings with Blue Ridge will be acknowledged in determining the pension benefit under the Blue Ridge Plan. Such pension benefit so determined will be offset by the pension benefit earned under the Champion Plan as of May 13, 1999. An addendum to the Blue Ridge Plan reflects the Provisions of the Champion Plan that are pertinent to the determination of the total pension benefit for former salaried employees of Champion, who were former employees of St. Regis Corporation on or after November 20, 1984 and prior to its merger into the Champion Plan and Hoerner Waldorf Corporation on February 23, 1977, who became salaried employees of Blue Ridge on May 14, 1999.

Blue Ridge Paper Products Inc. has adopted this Plan in order to provide retirement income for the benefit of its eligible Salaried Employees and their Beneficiaries, but limited to those who qualify in accordance with the terms and conditions of the Plan as set forth herein.

Except as otherwise provided by Sections 12.2, 14.2 and 16.2 and by law, the assets of the Plan shall be held for the exclusive purpose of providing benefits to Participant and their Beneficiaries and defraying reasonable expenses of administering the Plan and it shall be impossible for any part of the assets or income of the Plan to be used, or diverted for purposes other than such exclusive purposes.

This Plan is in compliance with the Uniformed Service Employment and Reemployment Rights Act of 1994, the Retirement Protection Act of 1994, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997.

Blue Ridge Paper Products Inc. intends that this Plan, together with the Trust Agreement, shall meet all the pertinent requirements for qualification under the Internal Revenue Code of 1986, as amended, and any other requirements under the Employee Retirement Income Security Act of 1974, as amended, and the Plan and Trust Agreement shall be interpreted, wherever possible, to comply with the terms of said Code and Act and all formal regulations and rulings pertinent to the Plan and Trust issued thereunder.

ARTICLE 2

DEFINITIONS

As used in the Plan, the following terms, when capitalized, shall have the following meanings, except when otherwise indicated by the context:

2.1                                 “Accrued Benefit” means the amount determined under Section 4.2.

2.2                                 (a)                                  “Actual Earnings”, with respect to a Participant for a Plan Year, means the following, subject to (b), (c), (d) and (e) below:

(1)                                  the total remuneration paid to such Participant, as an Employee, by the Employer during such Plan Year;

(2)                                  payments made by the Employer to such Participant, during such Plan Year, of compensation from the Employer which was deferred from prior Plan Years; and

(3)                                  payments made by the Employer to such Participant, during such Plan Year under the Performance Incentive Plan and the Sales Incentive Plan;

(4)                                  amounts that would have been included in (1) above but for:

(A)                              an earnings deferral election that is made pursuant to Section 401(k) of the Code; or

(B)                                an election that is made pursuant to Section 125 of the Code.

(b)                                 The following are excluded from Actual Earnings:

(1)                                  expenses and reimbursements of all types;

(2)                                  Employer contributions to the Plan and other benefit plans of the Employer; and

(3)                                  any other special or extraordinary compensation as decided by the Board.  If such special or extraordinary compensation is excluded or included by the Board the Plan will be amended to reflect such exclusion or inclusion.

(c)                                  For any Plan Year commencing after December 31, 1998 and before January 1, 1994 for any Transferred Employee, Actual Earnings shall not exceed $200,000, adjusted for changes in the cost of living is provided in section 414(d) of the Code, for the purpose of calculating a Participant’s Accrued Benefit (including the right to any optional benefits it provided under the Plan); provided however, the Accrued Benefit determined in accordance with this provision shall not be less than the Accrued

Benefit determined on February 9, 1989 without regard to this provision; and provided further, this limitation shall be inapplicable to the extent provided in Internal Revenue Service Notice 88-131 (or other Internal Revenue Service pronouncements). Notwithstanding the preceding sentence, the Accrued Benefit of any Participant who is a highly compensated employee, within the meaning of section 414(q) of the Code, shall be reduced to the extent a benefit has accrued with respect to Actual Earnings in excess of $200,000 during the 1989 Plan Year before February 9, 1989.

(d)                                 For Plan Years commencing after December 31, 1993, Actual Earnings shall not exceed $150,000, adjusted for changes in the cost of living as provided in section 401(a)(17)(B) of the Code, for the purpose of calculating a Participant’s Accrued Benefit (including the right to any optional benefit under the Plan); provided however, with respect to a Participant whose Accrued Benefit on or after January 1, 1994 is based on Actual Earnings for any Plan Year beginning prior to January 1, 1994 that is in excess of the adjusted $150,000 limitation, his Accrued Benefit determined in accordance with this provision shall not be less than the greater of:

(1)                                  his Accrued Benefit determined as of December 31, 1993;

(2)                                  his Accrued Benefit determined by applying the adjusted $150,000 limitation to all Plan Years taken into account for benefit accrual purposes; or

(3)                                  the sum of

(A)                              his Accrued Benefit determined as of December 31, 1993; and

(B)                                his Accrued Benefit determined by applying the adjusted 150,000 limitation only to Plan Years beginning on and after January 1, 1994 taken into account for benefit accrual purposes.

(e)                                  For Plan Years beginning prior to January 1, 1997, in determining the Actual Earnings of a Transferred Employee for purposes of (c) and (d) above, the rules of Code section 414(q)(6) shall apply, except in applying such rules, the term “family” shall include only the Participant’s Spouse and lineal descendants of the Participant who have not attained age nineteen (19) before the close of the Plan Year. If, as a result of these family aggregation rules, the adjusted $150,000 or $200,000 limitation, as applicable, is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual’s Actual Earnings prior to the application of these limitations.

(f)                                    Actual Earnings for Transferred Employees and for Former Champion Employees for the period prior to May 14, 1999 shall be as reflected above with the exceptions set forth in the attached Addendum to the Plan (Actual Earnings).

2.3                                 “Actuarial Equivalent” means an alternative benefit or payment which has a one-sum value equivalent to the one-sum value of the benefit or payment which it replaces, computed in accordance with Appendix One to the Plan. The Actuarial Equivalent lump sum under the cash-out rules of Sections 7.4(d) and 8.1(e) shall be based on the Unisex 1983 Group Annuity Mortality Table and an interest rate equal to the annual rate of interest on thirty (30) year Treasury securities published by the Board of Governors for the Federal Reserve System for the Lookback Month. The Lookback Month shall be the November of the calendar year preceding the benefit determination date.

2.4                               “Adjusted Earnings” means:

(a)                                  With respect to any Participant who has any period of active employment which does not include a full Plan Year, and who is not covered by the eligibility requirements of (b) (c) of this Section 2.4, the Actual Earnings which the Participant would have been paid for such Plan Year if he had been a full-time Employee for all of such Plan Year; or

(b)                                 With respect to any Participant who retires from Disability status, for any Plan Year in which he receives long-term disability payments under the Long Term Disability Benefits Plan of Blue Ridge Paper Products Inc., an amount equal to his Actual Earnings, or Adjusted Earnings where applicable, for the Plan Year in which he incurred the Disability; or

(c)                                  Adjusted Earnings for Transferred Employees and for Former Champion Employees for the period prior to May 14, 1999 shall be as reflected above with the exceptions as set forth in the attached Addendum to the Plan.

2.5                               “Affiliate” means each of the following for such period of time as is applicable under Section 414 of the Code:

(a)                                  a corporation which, together with the Employer, is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code (as modified by Section 415(h) thereof for the purposes of Article 10) and the applicable regulations thereunder;

(b)                                 a trade or business (whether or not incorporated) with which the Employer is under common control within the meaning of Section 414(c) of the Code (as modified by Section 415(h) thereof for the purposes of Article 10) and the applicable regulations thereunder;

(c)                                  an organization which, together with the Employer, is a member of an affiliated service group (as defined in Section 414(m) of the Code); and

(d)                                 any other entity required to be aggregated with the Employer under Section 414(o) of the Code.

2.6                        “Annuity Starting Date” means the first day of the first period for which a benefit is payable as an annuity, or in the case of a benefit not payable as an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

2.7                        (a)                                  “Average Earnings” as of any particular time (e.g., attainment of Normal

Retirement Age, retirement, termination of salaried employment) with respect to a Participant, means the greater of:

(1)                                  The average of his Actual Earnings, or Adjusted Earnings where applicable, for the highest five (5) consecutive Plan Years within the period of nine (9) consecutive Plan Years ending with the Plan Year prior to the Plan Year that includes such particular time; or

(2)                                  The average of his Actual Earnings, or Adjusted Earnings where applicable, for the five (5) consecutive Plan Years ending with the Plan Year that includes such particular time; however, if the final period of employment is not a complete Plan Year, then, notwithstanding the provisions of Section 2.4 (a), Actual Earnings will be imputed to the Participant as if he had been a full-time Employee for all of such Plan Year in accordance with the following:

(A)                              The Actual Earnings for that Plan Year to such particular time; plus,

(B)                                The earnings from such particular time to the end of the final Plan Year which are earnings equal to the pro-rata portion of his Actual Earnings, or Adjusted Earnings where applicable, for the same period of time in the fifth preceding Plan Year.

(b)                                 The Average Earnings of a Participant who retires from Disability status shall not be less than his Average Earnings as of the date of his Disability.

(c)                                  If a Participant received Actual Earnings for fewer than five (5) consecutive Plan Years, then his Average Earnings shall be the average of his Actual Earnings, or Adjusted Earnings where applicable, for the Plan Years in which he received Actual Earnings; however, if the final period of employment is not a complete Plan Year, then notwithstanding the provisions of Section 2.4(a), Actual Earnings will be imputed to the Participant as if he had been a full-time Employee for all of such Plan Year in accordance with the following:

(1)                                  The Actual Earnings for that Plan Year to such particular time; plus,

(2)                                  The earnings from such particular time to the end of the final Plan Year which are earnings equal to the pro-rata portion of his Actual Earnings, or Adjusted Earnings where applicable, for the same period of time in the first Plan Year of participation.

(d)                                 Notwithstanding the foregoing, the Average Earnings of a Participant at any particular time shall be the greater of his Average Earnings as determined above, or the average of his Actual Earnings, or Adjusted Earnings where applicable, for the Plan Years referenced in (a) and (b) above but determined by taking into account any bonuses earned in each such Plan Year rather than any bonuses paid in each such Plan Year.

(e)                                  “Average Earnings” for Transferred Employees and Former Champion Employees for the period prior to May 14, 1999 shall be as reflected above with the exceptions set forth in the attached Addendum to the Plan (Average Earnings).

2.8                                 “Beneficiary” means the person or persons entitled to receive the distributions, if any, payable under the Plan upon or after a Participant’s death, to such person, or persons as such Participant’s Beneficiary. Each Participant shall designate a Beneficiary by filing the proper form with the Committee. A designation shall be effective upon said filing, provided that it is so filed during such Participant’s lifetime. Except with respect to the contingent annuitant option under Section 7.3(a), a Participant may designate one or more contingent Beneficiaries to receive any distributions after the death of a prior Beneficiary and may change his Beneficiary designation from time to time; provided however, that if he has waived the Preretirement Survivor Annuity or if he has waived the Qualified Joint and Survivor Annuity, his Spouse must consent to any change of Beneficiary designation. Any such designation shall supersede all prior designations under the Plan. Such consent shall be in writing, shall acknowledge the effect of the consent, and shall be witnessed by the Plan representative (who shall be individuals appointed by the Committee) or a notary public. Consent by a Spouse shall be effective only with the respect to such Spouse and shall be effective only with respect to the Beneficiary named on the designation (unless the Spouse’s consent expressly permits designations by the Participant without any requirement of further consent by the Spouse). The consent of the Spouse shall not be required if it is established to the satisfaction of the Committee that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances as the Secretary or Treasury may prescribe in regulations.

If the Beneficiary designated by a Participant dies before the Participant or before complete distribution of the Participant’s benefit, or if the Participant has not designated a Beneficiary in the manner required by this Section, such Participant’s benefit (or the balance thereof) shall be paid as follows:

(a)                                  To the Surviving Spouse to the Participant.

(b)                                 If there is no Surviving Spouse, in equal shares to the living children of the Participant and to the issue of a deceased child who shall take, per stirpes, the share the deceased child would have received if living.

(c)                                  If there is no Surviving Spouse and no surviving issue, to the estate of such Participant.

Beneficiary for a Transferred Employee for the period prior to May 14, 1999 shall be as reflected in the attached Addendum (Beneficiary).

2.9                                 “Benefit Commencement Date” means the date as of which a benefit commences, as determined under the applicable provision of Article 6.

2.10                           “Board” or “Board of Directors” means the Board of Directors of Blue Ridge Paper Products Inc.

2.11                           (a)                                  “Break in Service” means a Severance of at least twelve (12) consecutive months but excluding any time spent on a Leave of Absence or in Disability status.

(b)                                 (1)                                  Anything in the foregoing to the contrary notwithstanding, in the case of an Employee who incurs an absence from work for a reason described in (2) below, a Break in Service shall not begin earlier than one year after it would otherwise begin.

(2)                                  The absences from work to which (1) above applies are an absence:

(A)                              by reason of the pregnancy of the individual,

(B)                                by reason of the birth of a child of the individual,

(C)                                by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

(D)                               for purposes of caring for such child for a period beginning immediately following such birth or placement.

(E)                                 by reason of a period of unpaid leave that is required to be allowed by the Family and Medical Leave Act.

(c)                                  Break in Service for a Transferred Employee for the period prior to May 14, 1999 shall be as reflected in the Plan and also as reflected in the attached Addendum (Break in Service).

2.12                           “Champion” means Champion International Corporation.

2.13                           “Champion Plan” means the Champion International Corporation Salaried Retirement Plan #001 as in effect on May 13, 1999.

2.14                           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.15                           “Committee” means the Retirement Committee of Blue Ridge Paper Products Inc.

2.16                           (a)                                  “Disability” means, with respect to a Participant who was actively employed by the Employer immediately prior thereto, the determination of disability by the Committee based upon competent medical evidence:

(1)                                  for the first thirty (30) months and subject to the provisions of (b) below, the inability of a Participant, by reason of injury or sickness, to perform assigned duties with the Employer; and

(2)                                  after thirty (30) months and subject to the provisions of (b) below, the inability of a Participant, by reason of injury or sickness, to engage in any gainful occupation or employment for wage or profit for which the Participant is qualified or may reasonably become qualified.

(b)                                 Disability shall not include:

(1)                                  any period during the first thirty (30) months during which the Participant is not under the regular care of a physician;

(2)                                  any period during which it is determined that the Participant has deceptively or fraudulently received disability benefits under the Long Term Disability Benefits Plan of Blue Ridge Paper Products Inc.

(3)                                  any injury or sickness incurred on an Employer authorized leave of absence unless the resulting disability is covered under the Long-Term Disability Benefits Plan of Blue Ridge Paper Products Inc.

(4)                                  any injury or sickness caused by or resulting from intentionally self-inflicted injury while sane or self destruction or any attempt thereat while insane;

(5)                                  any injury or sickness caused by or resulting from alcoholism, drug addiction or the use of any hallucinogenic, provided such Participant is not confined as a resident patient, while under the care of a physician, in a legally constituted hospital or an institution specializing in the care and treatment of alcoholism or drug addiction;

(6)                                  any injury or sickness incurred while committing a felony (but only by a final adjudication thereof); and

(7)                                  any injury or sickness incurred as a result of declared or undeclared war or any act thereof or sustained while in the military, naval or air service of any country or international authority.

2.17                           “Earliest Retirement Age” means the earliest date on which a Participant could elect to receive retirement benefits under the Plan.

2.18                           “Early Retirement Age” means age fifty-five (55) and at least ten (10) Vesting Years.

Early Retirement Age for Transferred Employees is as reflected above unless the exceptions in the attached Addendum are applicable (Early Retirement Age).

2.19                           “Effective Date” means the effective date of the Plan which is May 14, 1999.

2.20                           (a)                                  “Eligibility Service” means an individual’s Service (excluding, to the extent not otherwise taken into account, periods of Disability and unpaid Leaves of Absences as defined under Section 2.30(a)), subject to (b), (c) and (d) below.

(b)                                 A Former Champion Employee shall be credited with Eligibility Service for his employment with Champion prior to May 14,1999 as if such service had been service with the Employer.

(c)                                  Eligibility Service for an Employee who was formerly an employee of Westvaco shall be counted from his latest date of hire with Westvaco, subject to the Break in Service rules in (d) below, as if such Service had been Service with the Employer.

(d)                                 A reemployed person’s prior Eligibility Service shall be disregarded and he shall be treated as a new Employee for purposes of determining Eligibility Service if he has incurred a Break in Service and if he did not have any nonforfeitable right to an Employer-derived benefit at the time of incurring such Break in Service and if such Break in Service equals or exceeds the greater of five (5) years or his Eligibility Service before such Break in Service, provided that such Eligibility Service before such Break in Service shall be deemed not to include any of such person’s Eligibility Service not taken into account by reason of any prior Breaks in Service incurred by him.

2.21                           “Eligible Employee” means each Employee of the Employer and its participating subsidiaries and affiliates excluding any person who is (1) compensated on an hourly basis, (2) a member of a collective bargaining unit except where specifically included by mutual agreement by the representing Union and the Board, (3) a nonresident alien who receives no earned income from the Employer which constitutes income from sources within the United States, (4) a nonresident alien on temporary assignment in the United States, (5) designated by the Employer as a leased employee, independent contractor or consultant, regardless of whether such person may be held to be a common law employee of the Employer by a court, the Internal Revenue Service, or any other relevant federal, state, or local governmental authority or agency, (6) any person not otherwise described in (5) above who, without regard to such person’s status by the Employer, is otherwise a “leased employee”, within the meaning of Section 414(n) of the Code, and (7) any Employee who is excluded from benefit coverage as part of an employment agreement or contract.

2.22                           “Eligibility Year” means 365 days of Eligibility Service (whether or not continuous).

2.23                           “Employee” means any person employed by, and actually rendering services for the Employer who receives compensation other than a pension, severance pay, retainer or fee under contract and who is classified as an Employee by the Employer for U.S. federal income tax withholding purposes (whether or not such classification is ultimately determined to be correct as a matter of law). Only Eligible Employees who have met the eligibility requirements set forth in Article 3 may become Participants.

For purposes of determining Eligibility Service, Vesting Service, and Code Section 415 limits and the top heavy plan rules, the term “Employee” shall also include “leased employees” within the meaning of Section 414(n) of the Code, which includes any person who is not an Employee of the Employer, but who has provided services to an Employer, which services are performed under the primary direction or control of the Employer on a substantially full-time basis for a period of at least one year, pursuant to an agreement between the Employer and a leasing organization. Even though a leased employee is credited with service for the enumerated purposes, a leased employee shall not be eligible to participate in the Plan unless his status changes to that of an Employee, and he otherwise meets the requirements for participation set forth in Article 3. Contributions or benefits provided by a “leasing organization” within the meaning of Section 414(n) of the Code which are attributable to services performed for the Employer shall be treated as provided by the Employer. Notwithstanding the above, a leased employee shall not be considered an Employee of the Employer for any purpose under the Plan if not more than thirty percent (30%) of the Employer’s nonhighly compensated work force consists of leased employees, and if such individual is covered by a plan which is maintained by a leasing organization and if, with respect to such individual, such plan is a money purchase pension plan with a nonintegrated employer contribution rate of ten percent (10%) which provides for immediate participation and full and immediate vesting.

If any individual who is not classified as an Employee by the Employer is thereafter required by the Internal Revenue Service, Department of Labor, other governmental agency, or any court or other tribunal to be classified as an Employee, such individual shall not be eligible to participate in the Plan unless and until the date the Committee designates him as an Employee. Such designation shall only be prospective.

2.24                           “Employer” means Blue Ridge Paper Products Inc. and any of its subsidiaries or affiliated corporations which has adopted the Plan, and any successor or successors of any of them.

2.25                           “Employment Commencement Date” means, with respect to an individual, the date on which he first performs an Hour of Service for the Employer.

2.26                           “Entry Date” means the Effective Date and the first day of each calendar month thereafter.

2.27                           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.28                           “Former Champion Employee” means any individual who (1) was actively employed by Champion, as a Salaried Employee, on May 13, 1999, (2) became a Salaried Employee of the Employer on May 14, 1999 but (3) was not a Participant in the Champion Plan on May 13, 1999.

2.29                           “Hour of Service” means an hour for which an individual is paid, or entitled to payment, for work for the Employer.

2.30                           “Leave of Absence” means, with respect to an Employee:

(a)                                  any period of time during which he is on an Employer approved leave of absence, without being paid by the Employer, not in excess of two (2) years, provided that he returns to the employment of the Employer on or before the end of such leave of absence; and

(b)                                 any period of time during which he remains absent from active employment with the Employer because of any reason other than quit, retirement, discharge or death, and during all of which he receives compensation, directly or indirectly, from the Employer (and as a Salaried Employee for purposes of determining whether a Break in Service has occurred, under Section 2.50(c), for purposes of determining Years of Credited Service), regardless of its duration, excluding, however, any part thereof during which he is receiving only unemployment compensation.

2.31                           “Named Fiduciary” means Blue Ridge Paper Products Inc.

2.32                           “Normal Retirement Age” means the later of age sixty-five (65) or the fifth anniversary of the time the Participant commences participation in the Plan. In the case of a Transferred Employee who was first hired by Champion prior to January 1, 1988, Normal Retirement Age shall be sixty-five (65).

2.33                           “Normal Retirement Benefit” has the meaning determined under Section 4.1.

2.34                           “Normal Retirement Date” means the first day of the month coinciding with or next following a Participant’s attainment of Normal Retirement Age.

2.35                           “Participant” means an Employee who has become a Participant as provided under Article 3 and also means a former Employee who is entitled to a benefit under the Plan.

2.36                           “Plan” means the Retirement Plan for Salaried Employees of Blue Ridge Paper Products Inc. as set forth in this document and in any Appendices or Addendum hereto and, if amended at any time, then as so amended.

2.37                           “Plan Assets” means the assets of the Plan at the particular time applicable.

2.38                           “Plan Year” means for the first Plan Year the period beginning May 14, 1999 and ending December 31, 1999. Plan Year for each succeeding period means the twelve (12) month period beginning on January 1 and ending on the following December 31.

2.39                           “Postponed Retirement Benefit” has the meaning determined under Section 4.2(b).

2.40                           “Qualified Military Service” means, with respect to a person employed immediately prior thereto by the Employer, the period of time that he spends in the Armed Forces of the United States, or its equivalent recognized pursuant to federal law, provided he returns to the service of the Employer within such period, if any, as is provided under an Employer approved leave of absence or as is then provided by law for the protection of his reemployment rights, and provided he has not been employed elsewhere before returning to work for the Employer. Contributions, benefits, and service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Code.

2.41                           “Reemployment Commencement Date” means the first day, after a Severance, on which an individual performs an Hour of Service.

2.42                           “Salaried Employee” means any person employed by the Employer as a Salaried Employee whose pay is customarily computed on a weekly, biweekly, semi-monthly or monthly basis, at such locations as may be designated from time to time by the Employer for participation under the Plan and any salesman at such a location who is paid in whole or in part on a commission basis; provided however, such an individual who is a member of a collective bargaining unit shall not be deemed to be a Salaried Employee unless and until the Plan has been accepted by his duly authorized representatives and his inclusion in the Plan has been approved by the Employer; and provided further, the term Salaried Employee shall not include any temporary employee hired for a short term not to exceed three (3) months, subject to an, extension of thirty (30) days with prior approval.

2.43                           (a)                                  “Service” means the sum of the following periods (whether or not continuous), provided that no period of time shall be counted more than once:

(1)                                  each period beginning on an individual’s Employment Commencement Date or Reemployment Commencement Date and ending with his next Severance;

(2)                                  any separation from the service of the Employer of twelve (12) months or less;

(3)                                  any Leave of Absence;

(4)                                  any period during which he is in Disability status;

(5)                                  Qualified Military Service;

(6)                                  with respect to an individual who was employed by a company that was merged into or otherwise acquired by the Board and who was so employed on the date of such merger or other acquisition, recognition of Service prior to such merger or acquisition shall be determined by the Committee.  Exhibit A lists such Service that is recognized by the Committee.

(7)                                  with respect to a Transferred Employee his service, with Champion as if it had been Service with the Employer, subject to the Break in Service rules.

(8)                                  with respect to a Former Champion Employee, his service with Champion as if such Service had been Service with the Employer, subject to the Break in Service rules.

(9)                                  with respect to an Employee who was a former employee of Westvaco, his Service from his latest date of hire with Westvaco as if such Service had been Service with the Employer.

(b)                                 For purposes of determining Service (other than Leaves of Absence or Qualified Military Service) under the Plan, Service for the following shall be treated as if it were Service for the Employer:

(1)                                  each Affiliate; and

(2)                                  each predecessor employer within the meaning of, and to the extent required under, Section 414(a) of the Code.

(c)                                  Anything in the Plan to the contrary notwithstanding, in determining an Employee’s Service, he shall be entitled to such credit, if any, as is required by federal law.

2.44                           “Severance” means an absence from the employment of the Employer and all Affiliates beginning on the earliest of death, quit, discharge, retirement or the first anniversary of any other absence (with or without pay).

2.45                           (a)                                  “Social Security Benefits” mean the annual amount of the primary Social Security payments to which a Participant is entitled (or would be entitled if his employment were covered by Social Security in the case of a nonresident alien who receives no earned income, within the meaning of Section 91l(b) of the Code, from the Employer which constitutes income from sources within the United States, within the meaning of Section 861(a)(3) the Code), at his Normal Retirement Date (or his Postponed Retirement Date, if applicable), under the Social Security Act as in effect at the time as of which such Participant’s benefit under the Plan is computed (or at the time of his Disability if he retires from a Disability status), assuming:

(1)                                  that his earnings, for any period prior to the first year for which the Plan has records, are determined by the application, to his earnings for such year of a salary scale (six percent (6%) per annum), projected backwards to the later of 1951 or the calendar year of his 22nd birthday; provided however, each Participant, who has any Service with the Employer or an Affiliate during any Plan Year beginning after December 31, 1983, shall have the right to have this actual earnings used instead of estimated earnings; provided however, each such Participant shall be provided, with each summary plan description and upon separation from Service, with written notice of his right to supply actual salary history and of the financial consequences of failing to supply such history and with a statement that the Participant can obtain his actual salary history from the Social Security Administration; and, if, within a reasonable period following the later of such Participant’s date of separation from Service or the time when he is notified of the benefit to which he is entitled, the Participant supplies documentation of his actual salary history, then the Participant’s benefit will be adjusted to the offset based on actual salary history for years that would otherwise be estimated pursuant to this paragraph (1);

(2)                                  that, if his employment as a Salaried Employee terminates on or after Early Retirement Age, he will receive no earnings after the date of such termination which would be treated as wages for purposes of the Social Security Act, that he elects to commence to receive such Social Security benefits at the earliest possible age on or after such date, and that the Social Security amount at his social security retirement age for purposes of the Social Security Act is reduced by 6.66% for each of the first three (3) years and five percent (5%) for each remaining year by which such commencement precedes such social security retirement age; and

(3)                                  that, if his employment as a Salaried Employee terminates before he reaches Early Retirement Age and if he is not subsequently reemployed as a Salaried Employee, he will continue to receive, until reaching his social security retirement age for purposes of the Social Security Act, earnings which would be treated as wages for purposes of the Social Security Act at the same rate he received such earnings from the Employer at the time such employment terminated.

(b)                                 “Social Security Benefits” also include any annual benefits payable under the Railroad Retirement Act, adjusted under rules determined by the Committee, which shall be applied in a uniform and non-discriminatory manner to all Participants under similar circumstances, to reflect the fact that contributions by the Employer under the Railroad Retirement Act after January 1, 1974 are greater than those made by the Participant. Such adjustment shall not be such as to cause the offset for Railroad Retirement Act benefits to exceed the allowable amount under Revenue Ruling 70-149, or under any other later Revenue Rulings as may apply.

2.46                           “Surviving Spouse” means a Participant’s Surviving Spouse who, , is the Spouse to whom he was married on his Benefit Commencement Date except to the extent that a former Spouse is treated as such, for purposes of the Plan, under a Qualified Domestic Relations Order as described in Section 414(p) of the Code.

2.47                           “Transferred Employee” shall mean an Employee who was a (1) Participant in the Champion Plan on May 13, 1999; (2) was actively employed by Champion International Corporation (or one of its subsidiaries or affiliates on that date) and (3) became a Salaried Employee of the Employer on May 14, 1999 and a Participant in the Plan.

2.48                           “Vesting Service” means an individual’s Service (in accordance with Section 2.43), but disregarding each period of Service prior to a Break in Service if, at the time of incurring such Break in Service, the individual did not have any nonforfeitable right to an Employer-derived benefit and if the Break in Service equals or exceeds the greater of five (5) years or his Service before such Break in Service, provided that such Service before such Break in Service shall be deemed not to include any such individual’s Service not taken into account under the preceding sentence by reason of any prior Breaks in Service incurred by him.

(a)                                  Vesting Service for a Transferred Employee prior to May 14, 1999 shall be credited to him from his date of hire with Champion, subject to the Break in Service rules above, as if such Service had been Service with the Employer.

(b)                                 Vesting Service for a Former Champion Employee prior to May 14, 1999, shall be credited to him from his date of hire with Champion, subject to the Break in Service rules above, as if such Service had been Service with the Employer.

(c)                                  Vesting Service for an Employee who was a former Westvaco employee shall be credited to him from his latest date of hire with Westvaco, subject to the Break in Service rules above, as if such Service had been Service with the Employer.

2.49                           “Vesting Year” means 365 days of Vesting Service (whether or not continuous).

2.50                           (a)                                  “Years of Credited Service”, with respect to a Participant, mean the sum of the following:

(1)                                  each Plan Year from and after the Effective Date, a fraction, expressed as a percentage (not exceeding 100 and rounded up to the nearest whole percentage point) of a year, equal to his Actual Earnings divided by his Adjusted Earnings;

(2)                                  Pre May 14, 1999 Service For Transferred Employees, all of their Service that was taken into account for benefit accrual and payment purposes, as of May 13,1999, under the Champion Plan, subject to the Break in Service Rules.

(3)                                  Pre May 14, 1999 Service For Former Champion Employees, all of their Service that was taken into account for benefit accrual and payment purposes, as of May 13, 1999, under the Champion Plan, subject to the Break in Service Rules.

(4)                                  Noncovered Years, all of his years of active Service with the Employer since his last date of hire into or transfer to hourly employee status prior to his transfer to Salaried Employee status if (A) he becomes a Participant in the Plan, and (B) he is credited with two (2) or more consecutive Years of Credited Service immediately following such transfer to Salaried Employee status. See the Addendum (Years of Credited Service);

(5)                                  Qualified Military Service, service with which he would have been credited had he not been in Military Service;

(6)                                  Predecessor Service, in the case of a Participant who was employed by a company that was merged into or otherwise acquired by the Board and who was so employed on the date of such merger or other acquisition, recognition of Service prior to such merger or acquisition shall be determined by the Committee. Exhibit A lists such Service that is recognized by the Committee.

(b)                                 Disability. For purposes of (a)(l) above, during any period (up to his Normal Retirement Age) when a Participant has a Disability, he shall be deemed to have the same Actual Earnings and Adjusted Earnings as for the Plan Year immediately preceding the Plan Year during which he incurred his Disability.

(c)                                  Rule of Parity. If the individual did not have a nonforfeitable right to an Employer derived benefit prior to a Break in Service, and if the length of such Break in Service equals or exceeds the greater of five (5) years or his Service (whether or not continuous) prior to such Break in Service, then his Years of Credited Service shall be disregarded. Prior Service shall not include any periods disregarded under Section 2.48 by reason of any prior Break in Service.

(d)                                 Other Federal Law. Anything in the Plan to the contrary notwithstanding, in determining a Participant’s Years of Credited Service, he shall be entitled to such credit, if any, as is required by federal law.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1                                 Transferred Employees. Any Eligible Employee who is a Transferred Employee shall become a Participant in the Plan on May 14, 1999.

3.2                                 New Employees. Any Eligible Employee who is a Former Champion Employee shall become a Participant in the Plan on the first day of the month coinciding with or following the date on which such Former Champion Employee is credited with at least one Year of Eligibility Service. Such Service shall be based on Service with Champion prior to May 14, 1999 and with the Employer thereafter. Each other Eligible Employee shall become a Participant in the Plan on the first day of the month coinciding with or next following the date on which such Eligible Employee is credited with at least one Year of Eligibility Service but based on Service with the Employer.

3.3                                 Absences and Severances of Less Than Twelve (12) Months.

(a)                                  Absences. If, on the Entry Date determined under Section 3.2, an Eligible Employee is absent from employment for reasons other than quit, discharge, or retirement, and if he returns to employment within twelve (12) months, then, upon the termination of such absence, and provided he is a Salaried Employee, he shall become a Participant retroactive to such Entry Date.

(b)                                 Severances. If an Eligible Employee’s Entry Date determined under Section 3.2 falls within a period of Severance of twelve (12) months or less taken into account as Service under Section 2.43 he shall become a Participant on the date on which such period of Severance ends.

3.4                                 Reemployment of Former Participant. If a former Participant is reemployed by the Employer and is an Eligible Employee, then provided that he meets the requirements of Section 3.2, he shall become a Participant again as of the date of such reemployment.

ARTICLE 4

ACCRUAL OF RETIREMENT BENEFITS

4.1                                 Normal Retirement Benefit. A Participant’s “Normal Retirement Benefit” shall be his Accrued Benefit as of the earlier of his Normal Retirement Age or the termination of his employment as a Salaried Employee, but not less than the highest periodic benefit, payable in the same form but adjusted in accordance with applicable Treasury Regulations, which he would have received if he had retired early under Section 6.2.

4.2                                 Accrued Benefit.

(a)                                  Formula. A Participant’s “Accrued Benefit” at any particular time, shall be an annual benefit, commencing at his Normal Retirement Date and payable in monthly installments in the form provided in Section 7.1, in an amount equal to:

(1)                                  1.667 percent of his Average Earnings times his Years of Credited Service (not in excess of 30); minus

(2)                                  1.667 percent of his Social Security Benefits times his Years of Credited Service (not in excess of 30); plus

(3)                                  0.5 percent of his Average Earnings times his Years of Credited Service in excess of 30.

(b)                                 Postponed Retirement Benefit. If a Participant retires after his Normal Retirement Date, then his “Postponed Retirement Benefit” shall be an annual benefit, commencing at his Benefit Commencement Date and payable in the form provided in Section 7.1, determined under the same formula prescribed under Section 4.2(a) (including Years of Credited Service after Normal Retirement Date but excluding Years of Credited Service in excess of 30).

(c)                                  General Offsets.

(1)                                  Offset for Retirement Benefit Received Prior to Reemployment. If a Participant who has received a retirement benefit under the Plan is reemployed by the Employer, then the amount of the retirement benefit, if any, to which he is entitled subsequent to such reemployment shall be reduced by the Actuarial Equivalent of the aggregate amount of such retirement benefit which he received prior to his retirement from such reemployment, to the extent that it was accrued with respect to his Years of Credited Service that are taken into account in computing such subsequent retirement benefit, if any; provided however, such reduction shall be limited so as not to result in a periodic benefit lower than any periodic benefit (actuarially adjusted for any different form of payment) which the Participant was receiving immediately prior to his reemployment.

(2)                                  Offset for Transferred Employee. If a Participant who is a Transferred Employee is entitled to a benefit under the Champion Plan and if his period of participation thereunder also constitutes Years of Credited Service with respect to him under this Plan, then his retirement benefit computed under (a) above, shall be reduced by the then Actuarial Equivalent of the amount of the retirement benefit payable to him under such Champion Plan which accrued to his benefit thereunder as of May 13, 1999.

(3)                                  Offset for Benefits Under Other Qualified Pension Plans. If a Participant is entitled to a retirement benefit under a qualified pension plan other than the Plan, to which the Employer, its subsidiary and/or affiliated corporations contributed, then his retirement benefit, computed under (a) above, shall be reduced by the then Actuarial Equivalent of the amount of the retirement benefit then payable to him under such other plan which is attributable to the contributions of the Employer, its subsidiary and/or affiliated corporations to such other plan and which has accrued to his benefit thereunder for such period of service as is taken into account thereunder for benefit accrual purposes, which also constitutes Years of Credited Service with respect to him under the Plan.

(4)                                  Offset for Benefits for Employees Transferred from Hourly to Salaried Employment Status. If a Participant is transferred from hourly employment status to salaried employment status, his Years of Credited Service shall be counted under the Plan in accordance with Section 2.50(a)(4). His retirement benefit computed under (a) above shall be reduced by the then Actuarial Equivalent of the amount of the retirement benefit payable to him under the hourly retirement plan sponsored by the Employer which accrued to his benefit thereunder as of the date of change from hourly to salaried employment status.

(5)                                  Offset for Predecessor Plans. A Participant’s retirement benefit computed under (a) above, shall be reduced by the Actuarial Equivalent of any retirement income received, with respect to the Service taken into account under this Plan, under the provisions of any retirement or pension plan of a Predecessor employer.

Any additional offsets for Transferred Employees are as reflected in the attached Addendum (Article 4, Offset for Pre-1975 Plan Withdrawal Right Amount, Offset for Certain Amounts Paid or Payable under Champion International Corporation Saving Plan #077, Offset for Certain Account under Champion International Corporation Saving Plan #077, and Offset for Benefits under St. Regis Corporation Retirement Plan for Salaried Employees).

4.3                                 Social Security Benefit Increases.

(a)                                  Definition. For purposes of this Section, the term “Post-Separation Social Security Benefit Increase” means, with respect to a Participant or a Beneficiary of such Participant, an increase in a benefit level or wage base under Title II of the Social Security Act (whether such increase is a result of an amendment of such Title II or is a result of the application of the provisions of such Title II) and/or any such increase under any comparable provisions of the Railroad Retirement Act, occurring after the earlier of such Participant’s separation from service or commencement of benefits under the Plan.

(b)                                 Benefit Being Received by a Participant or a Beneficiary. A benefit (including a death or disability benefit) being received under the Plan by a Participant or a Beneficiary (other than a Participant to whom (c)(2) below applies or a Beneficiary of such a Participant) shall not be decreased by reason of any Post-Separation Social Security Benefit increase effective after the later of (1) September 2, 1974, or (2) the date of first receipt of any retirement benefit, death benefit, or disability benefit under the Plan by such Participant or a Beneficiary of such Participant (whichever receipt occurs first).

(c)                                  Benefit to Which a Participant Separated From Service Has Nonforfeitable Right. In the case of a benefit to which a Participant has a nonforfeitable right under the Plan:

(1)                                  if such Participant is separated from service and does not subsequently return to service and resume participation in the Plan, then such benefit shall not be decreased by reason of any Post-Separation Social Security Benefit Increase effective after the later of (1) September 2, 1974, or (2) separation from service; or

(2)                                  if such Participant is separated from service and subsequently returns to service and resumes participation in the Plan, then such benefit shall not be decreased by reason of any Post-Separation Social Security Benefit Increase effective after September 2, 1974, which occurs during separation from service and which would decrease such benefit to a level below the level of benefits to which he would have been entitled had he not returned to service after his separation

4.4                                 Grandfathered Benefit for Transferred Employee.  If a Transferred Employee is entitled to a benefit under the Plan, then such benefit from the Plan shall not be less than a monthly retirement benefit equal to the monthly retirement benefit which he would have received under the Champion Plan if he had continued as a Participant under the Champion Plan.

See the attached Addendum for other Grandfathered Benefits for Transferred Employees (Article 4, Grandfathered Benefits for Pre-1975 Champion Plan Participants, Grandfathered Benefits for Former Hoerner Waldorf Employees, and Grandfathered Benefits for Former St. Regis Employees).

4.5                                 No Duplication of Benefits Between Plans. If a Participant is entitled to a retirement benefit under a qualified pension plan, other than the Plan, to which the Employer and/or its subsidiary and/or affiliated corporations contributed, which benefit was accrued for a period of service that has been taken into account as a period of service for accruing his retirement benefit under the Plan, then the provisions of either paragraph (a) or (b) below shall apply:

(a)                                  if such other retirement benefit was accrued prior to his accruing benefits under the Plan, his benefit payable under the Plan shall be subject to Section 4.2(c)(3);

(b)                                 if such retirement benefit was accrued subsequent to his accruing benefits under the Plan, then his benefit payable under the Plan shall be in the amount that would have been payable had he terminated his employment with the Employer as of the date that he transferred to another plan.

4.6                                 Effect of Plan Amendments on Computation of Benefits. Except as otherwise specifically provided, no amendment which relates to the amount of benefits under the Plan and which becomes effective after any termination of a Participant’s status as a Salaried Employee shall apply with respect to that part of any benefit under the Plan which is computed with respect to his Service prior to such termination.

ARTICLE 5

VESTING

5.1                                 Vesting At Normal Retirement Age. Upon and after a Participant’s attainment of Normal Retirement Age, if he is then in the service of the Employer or an Affiliate, he shall have a nonforfeitable right to his Normal Retirement Benefit, or his Postponed Retirement Benefit, whichever is applicable.

5.2                                 Vesting in Accrued Benefit Prior to Normal Retirement Age. Except as otherwise provided in the Plan, a Participant shall have a nonforfeitable right to a percentage of his Accrued Benefit on the basis of the number of Vesting Years or Years of Credited Service, whichever are greater, with which he is credited, pursuant to the following vesting schedule:

Vesting Years or Years of Credited Service whichever are greater	Nonforfeitable Percentage

Less than 5	0%
5 or more	100%

5.3                                 Forfeiture on Account of Death. Anything in the foregoing to the contrary notwithstanding, except as otherwise provided in Articles 7 and 8, a Participant’s benefits shall be forfeited if the Participant dies prior to earning a vested benefit under the Plan.

5.4                                 Vesting Upon Termination or Partial Termination of the Plan. Anything in the foregoing to the contrary notwithstanding, upon the complete termination or partial termination of the Plan, the rights of all affected Participants to benefits accrued to the date of such complete termination or partial termination, to the extent funded as of such date, shall be nonforfeitable.

5.5                                 Limitation on Recourse. In the event of a complete or partial termination of the Plan, a Participant or Beneficiary shall not have any recourse towards satisfaction of his nonforfeitable benefits from other than the Plan Assets or the Pension Benefit Guaranty Corporation.

5.6                                 Unclaimed Benefits. Notwithstanding anything in the Plan to be contrary, if a Participant or other person entitled to a benefit has not been found within two (2) years after such payment becomes due or if a check for payment of a benefit has not been cashed within two (2) years of the date it was drafted, then such benefit shall be forfeited. However, if such Participant or other person is thereafter located, then such benefit shall be restored retroactively no later than sixty (60) days after the date on which such Participant or other person is located, and shall be in the same amount as was payable at the time such benefit became due without any adjustment for the time between the date such benefit became due and such restoration.

ARTICLE 6

ENTITLEMENT TO RETIREMENT BENEFITS

6.1                                 Normal Retirement.

(a)                                  If a Participant retires from the service of the Employer on or after his attainment of Normal Retirement Age and on or before his Normal Retirement Date, he shall be entitled, as of his Benefit Commencement Date, to his Normal Retirement Benefit.

(b)                                 The “Benefit Commencement Date” of a Participant whose retirement occurs under (a) above shall be his Normal Retirement Date.

6.2                                 Early Retirement.

(a)                                  If a Participant retires from the service of the Employer on or after his attainment of Early Retirement Age (as defined in Section 2.18) but before his attainment of Normal Retirement Age (as defined in Section 2.32), he shall be entitled, as of his Benefit Commencement Date, to his Accrued Benefit determined as of the termination of his employment as a Salaried Employee, reduced by four tenths of one percent (.4%) for each month, if any, by which his Benefit Commencement Date precedes the date on which he would reach age 62.

(b)                                 The “Benefit Commencement Date” of a Participant whose retirement occurs under (a) above shall, subject to Section 7.4, be the first day of any month coinciding with or next following his retirement from the service of the Employer and its subsidiary and affiliated corporations and, with respect to a Participant who worked at a divested location, from any purchaser of such location, but not later than his Normal Retirement Date, which day he shall select.

6.3                                 Postponed Retirement.

(a)                                  If a Participant’s employment terminates after his Normal Retirement Date, then he shall be entitled as of his Benefit Commencement Date, to the greater of his Postponed Retirement Benefit (as reflected in Section 4.2(b)) or the Actuarial Equivalent (as of his Benefit Commencement Date) of the benefit to which he would have been entitled if he had retired on his Normal Retirement Date.

(b)                                 The “Benefit Commencement Date” of a Participant whose retirement occurs under (a) above shall, subject to the notification and other requirements of Labor Regulation Section 2530.203-3, be the first day of the month coinciding with or next following the termination of his Section 203(a)(3)(B) service as defined in such Regulation; provided however, subject to Section 9.2, his Benefit Commencement Date shall in no event be later than the latest date permitted under Section 7.4(c).

(c)                                  If a Participant continues as an Employee after his Benefit Commencement Date under (b) above, benefits shall continue to accrue nevertheless for each Plan Year until he terminates employment, subject to the minimum benefit requirements (if applicable) of Section 15.2, under the same formula prescribed under Section 4.2 (including Plan Years after the Benefit Commencement Date), determined as a monthly benefit payable in the form provided in Section 7.1 commencing upon the close of the Plan Year of the additional accrual. As of the first date benefit payments are due a Participant each Plan Year commencing after his Benefit Commencement Date under (b) above, the Participant’s benefit payments (under the same form in which payments are being made) shall be increased to reflect the excess (if any) of the Actuarial Equivalent of this additional accrual less the Actuarial Equivalent of the lesser of (i) the total Plan benefit payments to the Participant through the end of the immediately preceding Plan Year, or (ii) the total Plan benefit payments to the Participant which would have been made to the Participant through the end of the immediately preceding Plan Year if such payments had been made in the basic form of benefit under Section 7.1; provided however, if as of the Participant’s Benefit Commencement Date under (b) above, the Participant received his benefit as a lump sum, the increase (if any) shall also be paid as a lump sum as soon as administratively feasible after the Plan Year of the additional accrual.

6.4                                 Termination of Employment.

(a)                                  A Participant whose employment has terminated but who is not entitled to a benefit under any of the preceding Sections of this Article 6 shall, unless distribution has been made pursuant to Section 7.4(d), be entitled, as of his Benefit Commencement Date, to the nonforfeitable part of his Accrued Benefit determined as of the termination of his employment as a Salaried Employee, reduced by 1/180 for each of the first sixty (60) months and 1/360 for each of the next sixty (60) months by which his Benefit Commencement Date precedes his Normal Retirement Date.

(b)                                 The “Benefit Commencement Date” of a Participant to whom (a) above applies shall be his Normal Retirement Date; provided however, if a Participant is not employed by the Employer or any of its subsidiary or affiliated corporations or, with respect to a Participant who worked at a divested location, by any purchaser of such location, then, subject to Section 7.4, he may elect as his Benefit Commencement Date the first day of any month, not later than his Normal Retirement Date, which coincides with or follows his attainment of age fifty-five (55) provided he has completed at least ten (10) Years of Vesting Service, or if such Participant is a Transferred Employee he has met the requisite Years of Vesting Service set forth in the Addendum to the Plan.

See the attached Addendum for provisions regarding Transferred Employees who terminate employment and are not entitled to a benefit under Sections 6.1, 6.2 and 6.3 (Article 6, Termination of Employment).

6.5                                 Effect of Reemployment. If, in any calendar month subsequent to the commencement of benefit payments, a Participant is reemployed in Section 203(a)(3)(B) service, as defined in Labor Regulation Section 2530.203-3, and if such benefits are not being paid under an insurance or annuity contract which precludes a refund to the Plan of suspended payments, then, subject to the notification and other requirements of such Regulation, payment of Employer-derived benefits in excess of any minimum benefits under Section 15.2 shall be suspended for such month.

6.6                                 Benefit Payments. Benefit payments under this Plan shall be paid only if the Committee decides in its discretion that the Participant or Beneficiary or other applicant is entitled to such payment.

6.7                                 Recovery of Payments Made by Mistake. Notwithstanding anything to the contrary, a Participant or Beneficiary is entitled to only those benefits provided by the Plan and promptly shall return any payment, or portion thereof, made by mistake of fact or law. Further, notwithstanding anything to the contrary, an alternate payee under a Qualified Domestic Relations Order is entitled to only those benefits from the Plan as are designated by the Order and promptly shall return any payment, or portion thereof, made by mistake of fact or law. The Committee may offset the future benefits of any recipient who refuses to return an erroneous payment, in addition to pursuing any other remedies provided by law.

ARTICLE 7

FORMS AND PAYMENT OF RETIREMENT BENEFITS

7.1                                 Basic Form of Participant’s Benefit Single Life Annuity. Except as otherwise provided by Section 7.2 and subject to the provisions of Section 7.3 regarding optional forms of benefit, the basic form of a Participant’s benefit under the Plan shall be a single life annuity that is payable in equal monthly installments, each in an amount equal to the monthly benefit to which he is entitled under the Plan, commencing as of his Benefit Commencement Date and continuing until the payment of the installment due on the first day of the month in which he dies.

7.2                                 Qualified Joint and Survivor Annuity.

(a)                                  Automatic Basic Form. Unless the waiver provided for in (c) below is effective with respect to a Participant (including an unmarried Participant), the form of payment with respect to him under the Plan shall be a Qualified Joint and Survivor Annuity (defined in (b) below).

(b)                                 Qualified Joint and Survivor Annuity. A “Qualified Joint and Survivor Annuity” is an immediate annuity which is the Actuarial Equivalent of the basic form of benefit under Section 7.1 and which:

(1)                                  for a married Participant (including a Participant who is subject to an applicable Qualified Domestic Relations Order as described in Section 414(p) of the Code), provides a lifetime benefit for the Participant and a lifetime survivor benefit for his Surviving Spouse equal to fifty percent (50%) of the benefit payable to the Participant during their joint lives; or

(2)                                  for a single Participant, provides payments for the life of the Participant only.

(c)                                  Waiver.

(1)                                  Election Period. A Participant may waive the Qualified Joint and Survivor Annuity form of benefit at any time during a ninety (90) day election period ending on his Benefit Commencement Date. Such a waiver must be in writing and must specify the optional form of benefit elected and the specific Beneficiary or Beneficiaries, if any, to whom any death benefits under the optional form will be payable.

(2)                                  Revocation. A Participant may also revoke any waiver under (1) above during the election period thereunder. There shall be no limitation on the number of such elections and revocations permitted during such election period.

(3)                                  Written Explanation. The Committee shall provide to each Participant, no less than thirty (30) days and no more than ninety (90) days prior to his Benefit Commencement Date (and consistent with such regulations as the Secretary of the Treasury may prescribe), a written explanation of:

(A)                              the terms and conditions of the Qualified Joint and Survivor Annuity,

(B)                                the Participant’s right to make, and the effect of, an election under (1) above to waive the Qualified Joint and Survivor Annuity form of benefit,

(C)                                the rights of the Participant’s Spouse under (4) below,

(D)                               the right to make, and the effect of, a revocation of an election under (1) above; and

(E)                                 the eligibility requirements, material features and relative values of any optional form of benefit under the Plan.

However, a Participant may elect (with applicable spousal consent) to waive the requirement that the written explanation be provided at least thirty (30) days before the Benefit Commencement Date, if the distribution commences more than seven (7) days after such written explanation is provided.

(4)                                  Spousal Consent. A waiver of the Qualified Joint and Survivor Annuity shall not take effect with respect to a Spouse of a Participant unless:

(A)                              such Spouse consents in writing to such election, and such Spouse’s consent:

(i)                                     acknowledges the effect of such election,

(ii)                                  acknowledges the specific Beneficiary or Beneficiaries, if any, to whom any death benefits under the Plan will be payable, which may not be changed without spousal consent, and

(iii)                               acknowledges the specific optional form of benefit elected which may not be changed without spousal consent, and

(iv)                              is witnessed by a Plan representative or a notary public; or

(B)                                it is established to the satisfaction of a Plan representative that the consent required under (A) above may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be provided in regulations of the Internal Revenue Service.

7.3                                 Optional Forms of Benefit. Subject to an effective waiver of the Qualified Joint and Survivor Annuity, if applicable, a Participant may, by filing the proper form with the Committee prior to his Benefit Commencement Date, elect to receive his benefit under the Plan in one or a combination of the following forms. Such benefit shall be the Actuarial Equivalent of the basic form of benefit under Section 7.1.

(a)                                  Contingent Annuitant Option.

(1)                                  Under the contingent annuitant option, a Participant shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date and terminating with the monthly payment due on the first day of the month in which his death occurs.

(2)                                  Upon such Participant’s death, on or after his Benefit Commencement Date, a contingent benefit shall be payable to the Beneficiary designated by him at the time he elects this option, if such Beneficiary is then living.

(3)                                  Such contingent benefit shall commence as of the first day of the month next following the calendar month in which the death of such Participant occurs and shall terminate with the monthly payment due on the first day of the month in which the death of his designated Beneficiary occurs.

(4)                                  The monthly amount of contingent benefit payable to such Participant’s designated Beneficiary shall be equal to fifty percent (50%), seventy-five percent (75%), or one hundred percent (100%), as the Participant may elect, of the monthly benefit payable under this option to such Participant during the joint lives of him and such designated Beneficiary.

(5)                                  This option shall not be effective with respect to a Participant, unless within ninety (90) days after his election of such optional form, but not later than the thirty (30) days prior to his Benefit Commencement Date, he furnishes evidence satisfactory to the Committee of the date of birth of his designated Beneficiary and unless his designated Beneficiary is alive on his Benefit Commencement Date. However, a Participant may elect with applicable spousal consent to waive any requirement that the written explanation be provided at least thirty (30) days before the Benefit Commencement Date, if the distribution commences more than seven (7) days after such explanation is provided.

(b)                                 Life-Term Certain Option.

(1)                                  Under the life-term certain option, a Participant shall be entitled to a monthly benefit commencing as of his Benefit Commencement Date, payable during his remaining lifetime; provided that if such Participant dies on or after his Benefit Commencement Date and before he has received sixty (60), one hundred twenty (120), one hundred eighty (180), or two hundred forty (240) monthly payments, which number of monthly payments shall be specified by him at the time he elects this option, then such specified number of monthly payments shall be continued in the same amount to his designated Beneficiary or Beneficiaries until the aggregate number of such payments made to such Participant and such Beneficiary or Beneficiaries equals such specified number of monthly payments.

(2)                                  (2)                                  In the event of the death of such Participant and all of his designated Beneficiaries before the guaranteed number of monthly payments has been made, then the commuted value of the balance of such payments shall be paid, in such form (which form shall be a lump sum, installments, or any combination of the foregoing) as the recipient shall elect to such Participant’s Beneficiary as determined under Section 2.8.

(c)                                  Full Cash Refund Annuity Option. Under the full cash refund annuity option, a Participant is entitled to a benefit commencing as of his Benefit Commencement Date and terminating with the payment due on the first day of the month in which his death occurs. Upon his death, on or after his Benefit Commencement Date, the excess, if any, of the lump sum Actuarial Equivalent (as of his Benefit Commencement Date) of his benefit under the Plan over the aggregate amount of benefit payments received by him shall be payable to his designated Beneficiary, which form may be a lump sum, installments, or any combination thereof. In the event of the death of such Participant and all of his designated Beneficiaries before all of the payments provided for above under this option have been made, then the amount of any remaining payments shall be paid, in such form (which form shall be a lump sum, installments, or any combination of the foregoing) after consultation with the recipient, to such Participant’s Beneficiary as determined under Section 2.8.

(d)                                 Social Security Adjustment Option For Early Retirement.

(1)                                  Under the Social Security adjustment option, if a Participant is entitled to an early retirement benefit under Section 6.2 and if his Benefit Commencement Date is prior to the date he is expected to become entitled to receive social security benefits under Title II of the Social Security Act, then, he may elect to have his retirement benefit payments under the Plan adjusted so that the monthly payments due to him under the Plan together with the monthly payments of social security benefits expected to become payable to him shall form, as nearly as is practicable, a uniform series of payments. Such adjustment shall consist of a reduced retirement benefit payable for the lifetime of such Participant, plus a temporary retirement benefit payable until the earlier of his death and the date specified by him pursuant to (2) below.

(2)                                  At the time such Participant elects this option, he must specify the date of the commencement, and the monthly amount, of social security benefits that he expects to receive, and any specific change in such date or such amount shall have no effect on the amount of lifetime retirement benefit and temporary retirement benefit payable to him under this option.

The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan. Any annuity contract distributed here from must be nontransferable.

For a Transferred Employee, see the attached Addendum regarding Pre-1975 withdrawal Rights (Article 7, Pre-1975 Champion Plan withdrawal Right).

7.4                                 Date of Payment and Cash-out.

(a)                                  General. Subject to the Subsections below, a Participant’s benefit shall commence as of his Benefit Commencement Date determined under Article 6.

(b)                                 Consent to Early Payment.

(1)                                  Except as provided in (c) and (d) below, no part of a Participant’s benefit may be paid to him prior to Normal Retirement Age unless he consents to the distribution.

(2)                                  Written Explanation. The Committee shall provide to each Participant whose consent is required under (1) above, no less than thirty (30) days and no more than ninety (90) days prior to his Benefit Commencement Date, a written explanation of the material features and relative values of the optional forms of benefit under the Plan, and his right (if any) to defer receipt of the distribution. However, a Participant may elect (with applicable spousal consent) to waive any requirements that the written explanation be provided at least thirty (30) days before the Benefit Commencement Date if the distribution commences more than seven (7)  days after such written explanation is provided.

(3)                                  Time of Consent. A Participant’s consent to a distribution must not be made before he receives the written explanation under (2) above and must not be made more than ninety (90) days before his Benefit Commencement Date.

(c)                                  Latest Date of Payment. The payment of a Participant’s benefit under the Plan shall begin not later than sixty (60) days after the latest of:

(A)                              The close of the Plan Year in which the Participant attains age 65;

(B)                                The close of the Plan Year in which occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

(C)                                The close of the Plan Year in which the Participant terminates his employment with the Employer.

(D)                               If the Participant is a 5 percent (5%) owner and continues employment to age 70 1/2, the April 1 of the calendar year following the calendar year in which such Participant attains age 70 1/2.

The purpose of this Section is to provide a limitation on the latest date on which payment of benefits under the Plan can commence. This Section shall not preempt other Sections of the Plan which require or permit payment of benefits at an earlier date.

Notwithstanding the above, the failure of a Participant and his Spouse, where applicable, to consent to a distribution while a benefit is distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

(d)                                 Cash-Out Distributions. Any other provisions of the Plan to the contrary notwithstanding, any amount payable to a Participant under the Plan shall be paid in a lump sum provided that the Actuarial Equivalent of the Participant’s nonforfeitable benefit under the Plan determined as of the earlier of his Benefit Commencement Date (or other date as of which benefits under the Plan are to commence), does not exceed $5,000 and such payment is made before payment otherwise begins. Such lump sum shall be paid as soon as administratively feasible on or after such Benefit Commencement Date (or other date as of which benefits under the Plan are to commence). For purpose of this Section, if the Actuarial Equivalent of the Participant’s benefit is zero (0), the Participant will be deemed to have received a distribution of such benefit on the date his employment terminates. Such distribution shall be in full satisfaction of all benefits to which the Participant is entitled under the terms of the Plan, and he shall forfeit Credited Service accrued under the Plan up to the date on which the distribution is made.

If a Participant has received a distribution equal to the Actuarial Equivalent of the benefit to which he is entitled in accordance with the above paragraph and is subsequently reemployed, such Participant may, until the earlier of the date that he has five (5) consecutive Breaks in Service, or the fifth anniversary of his reemployment, repay the full amount of the distribution with interest thereon at the rate determined for purposes of Section 411(c)(2)(C) of the Code on the date of such repayment computed annually from the date of distribution. For this purpose, if a Participant was deemed to have received a distribution pursuant to this Subsection, and he is subsequently reemployed before he has five (5) consecutive Breaks in Service, he shall be deemed to have made such repayment on the date of his reemployment. Upon such repayment (or deemed repayment), the Participant shall, subject to the rules with respect to Broken Service set forth in Subsection 2.50(c), have included in his credited Service the period of employment with respect to which he has received the above distribution.

If a reemployed Participant who has received a distribution equal to the Actuarial Equivalent of the benefit to which he is entitled elects not to repay the full amount of such distribution with interest thereon, his Credited Service for purposes of this Section shall be computed from his date of reemployment.

Whether or not the Participant repays the full amount of the distribution with interest thereon, Eligibility and Vesting Service shall, subject to the rules with respect to Broken Service set forth in Subsection 2.50(c), include Eligibility and Vesting Service rendered prior to his Break in Service.

When a Participant, who has received a distribution equal to the Actuarial Equivalent of the benefit to which he is entitled, is reemployed, the Committee shall notify him of his right to make repayment, the amount of the required repayment, and the consequences of not making such repayment.

The benefit to which a Participant or his Surviving Spouse is entitled shall be paid in accordance with other provisions of the Plan if its Actuarial Equivalent is in excess of $5,000.

(e)                                  Qualified Domestic Relations Order Procedures. To the extent that a benefit is affected by the determination of whether a domestic relations order is a qualified domestic relations order, nothing in this Section shall require a benefit to be distributed earlier than required under Section 414(p) of the Code.

7.5                                 General Rules.

(a)                                  Incidental Benefits. All distributions required under this Article shall be determined and made in accordance with the Proposed Treasury Regulations under Section 401(a)(9) of the Code including the minimum distribution incidental benefit requirement of Section 1.409(a)(9)-2 of the Proposed Treasury Regulations.

(b)                                 Distribution Periods.

General. As of the first distribution calendar year, distributions, if not made in a single sum payment, must be made over one (1) of the following periods (or any combination thereof):

(1)                                  the life of the Participant;

(2)                                  the lives of the Participant and his Beneficiary (if the Beneficiary is an individual);

(3)                                  a period certain not extending beyond the life expectancy of the Participant; or

(4)                                  a period certain not extending beyond the joint life and last survivor expectancy of the Participant and his Beneficiary (if the Beneficiary is an individual).

(c)                                  Determination of amount to be distributed each year.

(1)                                  If the Participant’s interest is to be paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:

(A)                              the annuity distributions must be paid in periodic payments made at intervals not longer than one year;

(B)                                the distribution period must be over a life (or lives) or over a period certain not longer than a life expectancy (or joint life and last survivor expectancy) described in Section 401(a)(9)(A)(ii) or Section 401(a)(9)(B)(iii) of the Code, whichever is applicable;

(C)                                the life expectancy (or joint life and last survivor expectancy) for purposes of determining the period certain shall be determined without recalculation of life expectancy;

(D)                               once payments have begun over a period certain, the period certain may not be lengthened even if the period certain is shorter than the maximum permitted;

(E)                                 payments must either be nonincreasing or increase only as follows:

(i)                                     with any percentage increase in a specified and generally recognized cost-of-living index;

(ii)                                  to the extent of the reduction to the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Subsection 7.5(b) above dies and the payments continue otherwise in accordance with that Section over the life of the Participant;

(iii)                               to provide cash refunds of employee contributions upon the Participant’s death; or

(iv)                              because of an increase in benefits under the Plan.

(2)                                  If the annuity is a life annuity (or a life annuity with a period certain not exceeding twenty (20) years), the amount which must be distributed on or before the Participant’s Required Beginning Date (or, in the case of distributions after the death of the Participant, the date distributions are required to begin pursuant to section 7.5(d) below) shall be the payment which is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bimonthly, monthly, semi-annually, or annually.

If the annuity is a period certain annuity without a life contingency (or is a life annuity with a period certain exceeding twenty (20) years) periodic payments for each distribution calendar year shall be combined and treated as an annual amount. The amount which must be distributed by the Participant’s Required Beginning Date (or, in the case of distributions after the death of the Participant, the date distributions are required to begin pursuant to section 7.5(d) below) is the annual amount for the first distribution calendar year. The annual amount for other distribution calendar years, including the annual amount for the calendar year in which the Participant’s Required Beginning Date (or the date distributions are required to begin pursuant to Subsection 7.5(d) below) occurs, must be distributed on or before December 31 of the calendar year for which the distribution is required.

(3)                                  Annuities purchased after December 31, 1988, are subject to the following additional conditions:

(A)                              Unless the Participant’s Spouse is the designated Beneficiary, if the Participant’s interest is being distributed in the form of a period certain annuity without a life contingency, the period certain as of the beginning of the first distribution calendar year may not exceed the applicable period determined using the table set forth in Q&A A-5 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

(B)                                If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a Nonspouse Beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A A-6 of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations.

(4)                                  Transitional rule. If payments under an annuity which complies with Subsection (1) above begin prior to January 1, 1989, the minimum distribution requirements in effect as of July 27, 1987, shall apply to distributions from this Plan, regardless of whether the annuity form of payment is irrevocable. This transitional rule also applies to deferred annuity contracts distributed to or owned by the Employee prior to January 1, 1989, unless additional contributions are made under the Plan by the Employer with respect to such contract.

(5)                                  If the form of distribution is an annuity made in accordance with this Subsection 7.5(c), any additional benefits accruing to the Participant after his or her Required Beginning Date shall be distributed as a separate and identifiable component of the annuity beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(6)                                  Any part of the Participant’s interest which is in the form of an individual account shall be distributed in a manner satisfying the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder.

(d)                                 Death Distribution Provisions.

(1)                                  Distribution beginning before death. If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

(2)                                  Distribution beginning after death. If the Participant dies before distribution of his or her interest begins, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death except to the extent that an election is made to receive distributions in accordance with (A) or (B) below:

(A)                              if any portion of the Participant’s interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

(B)                                if the designated Beneficiary is the Participant’s Surviving Spouse, the date distributions are required to begin in accordance with (A) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died or (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

If the Participant has not made an election pursuant to this Subsection 7.5(d)(2) by the time of his or her death, the Participant’s designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Subsection, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)                                  For purposes of Subsection 7.5(d)(2) above, if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of Section 7.5(d), with the exception of paragraph (d)(2)(B) therein, shall be applied as if the Surviving Spouse were the Participant.

(4)                                  For purposes of this Subsection 7.5(d), any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

(5)                                  For the purposes of this Subsection 7.5(d), distribution of a Participant’s interest is considered to begin on the Participant’s Required Beginning Date (or, if Subsection 7.5(d)(3) above is applicable, the date distribution is required to begin to the Surviving Spouse pursuant to Subsection 7.5(d)(2) above). If distribution in the form of an annuity described in Subsection 7.5(c)(l)) above irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

(e)                                  Definitions.

(1)                                  Designated Beneficiary. The individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the proposed Regulations thereunder.

(2)                                  Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Subsection 7.5(d) above.

(3)                                  Life expectancy. The life expectancy (or joint and last survivor expectancy) is calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant’s (or designated Beneficiary’s) birthday in the applicable calendar year. The applicable calendar year shall be the first distribution calendar year.   If annuity payments commence before the Required Beginning Date, the applicable calendar year is the year such payments commence. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Treasury Regulations.

(A)                              The Required Beginning Date of a Participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires except that benefit distributions to a 5 percent (5%) owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

(i)                                     any Participant (other than a 5 percent (5%) owner) attaining age 70 1/2 during 1999 or 2000 may elect by April 1 of the calendar year following the year in which the

Participant attained age 70 1/2, to defer distributions until the Participant retires. If no such election is made the Participant will begin receiving distributions by the April 1 of the calendar year following the calendar year in which the Participant attained age 70 1/2.

(ii)                                  the preretirement age 70 1/2 distribution option is eliminated with respect to Employees (other than 5 percent (5%) owners) who reach age 70 1/2 in or after the calendar year that begins after December 31, 2000. The preretirement age 70 1/2 distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) commence at a time during the period that begins on or after January 1 of the calendar year in which an Employee attains age 70 1/2 and ends April 1 of the immediately following calendar year.

(5)                                  5-percent (5%) owner.  A Participant is treated as a 5-percent (5%) owner for purposes of this Section if such Participant is a 5 percent (5%) owner as defined in Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

Once distributions have begun to a 5-percent (5%) owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5-percent (5%) owner in a subsequent year.

(6)                                  Actuarial Increase.  Except with respect to a 5-percent (5%) owner in other plans, a Participant’s Accrued Benefit is actuarially increased to take into account the period after age 70 1/2 in which the Employee does not receive any benefits under the Plan. The actuarial increase begins on the April 1 following the calendar year in which the Employee attains age 70 1/2 (January 1, 2000 in the case of an Employee who attained age 70 1/2 during 1999), and ends on the date on which benefits commence after retirement in an amount sufficient to satisfy Section 401(a)(9) of the Code.

The amount of Actuarial increase payable as of the end of the period for actuarial increases must be no less than the Actuarial Equivalent of the Employee’s retirement benefits that would have been payable as of the date the actuarial increase must commence plus the Actuarial Equivalent of additional benefits accrued after that date, reduced by the Actuarial Equivalent of any distributions made after that date. The actuarial increase is generally the same as, and not in addition to, the actuarial increase required for that same period under Section 411 of the Code to reflect the delay in payments after Normal Retirement, except that the actuarial increase required under Section 401(a)(9)(C) of the Code must be provided even during the period during which an Employee is in Section 203(a)(3)(B) service.

For purposes of Section 41l(b)(l)(H), of the Code the actuarial increase will be treated as an adjustment attributable to the delay in distribution of benefits after the attainment of Normal Retirement Age. Accordingly, to the extent permitted under Section 411(b)(l)(H), the actuarial increase required under Section 401(a)(9)(C)(iii) of the Code may reduce the benefit accrual otherwise required under Section 41l(b)(l)(H)(i) of the Code, except that the rules on the suspension of benefits are not applicable.

(f)                                    Transitional Rule.

(1)                                  Notwithstanding the other requirements of this Section and subject to the requirements of Section 7.2, distribution on behalf of any Employee, including a 5-percent (5%) owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(A)                              The distribution by the Plan is one which would not have disqualified such Plan under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

(B)                                The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Plan is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

(C)                                Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

(D)                               The Employee had accrued a benefit under the Plan as of December 31, 1983.

(E)                                 The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee’s death, the Beneficiaries of the Employee listed in order of priority.

(2)                                  A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

(3)                                  For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to

whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Subsections 7.5(f)(l)(A) and (E).

(4)                                  If a designation is revoked any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the Proposed Treasury Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the Proposed Treasury Regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Proposed Treasury Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Section 1.401(a)(9)-l of the Proposed Treasury Regulations shall apply.

(g)                                 Survivor Benefits.  Any survivor benefits under this Article 7 shall be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

7.6                                 Direct Rollover

(a)                                  General.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, but subject to such exceptions permitted by the Internal Revenue Service, a Distributee may elect, at the time and in the manner prescribed by the Plan Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)                                 Definitions.

(1)                                  Eligible Rollover Distribution.  An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies)

of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

(2)                                  Eligible Retirement Plan.  An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

(3)                                  Distributee.  A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

(4)                                  Direct Rollover.  A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

ARTICLE 8

DEATH BENEFITS

8.1                                 Preretirement Survivor Annuity.

(a)                                  General.  If a Participant dies before the commencement of benefit payments, if he has a Surviving Spouse, and if he is covered, under (b) below, by the Preretirement Survivor Annuity, then his Surviving Spouse shall be entitled to the Preretirement Survivor Annuity.

(b)                                 Coverage.

(1)                                  The Preretirement Survivor Annuity applies to any Participant who:

(A)                              has at least one (1) Hour of Service or at least one (1) hour of paid leave from the Employer (or any other employer for whom service is treated as service for the Employer) on or after August 23, 1984;

(B)                                has a nonforfeitable right to any portion of his Accrued Benefit;

(C)                                who has a Surviving Spouse who survives to commencement of the Preretirement Survivor Annuity under (d) below.

(2)                                  Entitlement Under Provisions of Champion Plan Prior to May 14, 1999.  The Preretirement Survivor Annuity provisions in effect prior to May 14, 1999 that apply to any Transferred Employees are as provided in the attached Addendum to the Plan. (Article 8, Entitlement under the Provision of Champion Plan Prior to May 14, 1999).

(c)                                  Definition of Preretirement Survivor Annuity.  The Preretirement Survivor Annuity is a survivor annuity for the life of a Participant’s Surviving Spouse:

(1)                                  under which the payments are equal to the survivor annuity which would have been paid under the Qualified Joint and Survivor Annuity (with a survivor annuity equal to fifty percent (50%) of the amount of annuity which is payable during their joint lives) if:

(A)                              in the case of a Participant who dies after attaining his Earliest Retirement Age, such Participant had retired with an immediate Qualified Joint and Survivor Annuity on the day before his death; or

(B)                                in the case of a Participant who dies on or before attaining his

Earliest Retirement Age, such Participant had

(i)                                     separated from service on the earlier of his actual separation or the date of his death,

(ii)                                  survived to his Earliest Retirement Age,

(iii)                               begun to receive his benefit under the Plan as an immediate Qualified Joint and Survivor Annuity at his Earliest Retirement Age, and

(iv)                              died on the day after the day on which he would have attained his Earliest Retirement Age.

(2)                                  under which annuity payments commence as of the later of:

(A)                              the Participant’s date of death; or

(B)                                the date on which the Participant would have attained his Earliest Retirement Age.

(d)                                 Preretirement Survivor Annuity Commencement Date.  The Preretirement Survivor Annuity shall commence as of the latest of:

(1)                                  the first day of the month coinciding with or next following the Participant’s date of death;

(2)                                  the date on which the Participant would have attained his Earliest Retirement Age; or

(3)                                  the first day of the month (not later than the December 31st of the calendar year in which the Participant would have attained age 70 1/2) elected by such Surviving Spouse.

If the Preretirement Survivor Annuity commences as of a date other than the applicable date under (d)(2) above, the amount of the benefit shall be actuarially adjusted in accordance with the actuarial assumptions set forth in Section 2.3 to account for the different commencement date.

(e)                                  Cash Out Distributions.  Any other provisions of the Plan to the contrary notwithstanding, the lump sum Actuarial Equivalent of the Preretirement Survivor Annuity shall be distributed to the Surviving Spouse, provided that the Actuarial Equivalent (determined as of the date on which distribution occurs) of such Preretirement Survivor Annuity does not exceed $5,000 and such payment is made before payment otherwise begins.

8.2                                 Optional Survivor Benefit After Normal Retirement Age.

(a)                                  Entitlement.  An Optional Survivor Benefit shall be paid in the case of a Participant who dies after attaining his Normal Retirement Age but before his Benefit Commencement Date if:

(1)                                  no amount is payable under Section 8.1, relating to the Preretirement Survivor Annuity, and

(2)                                  the Participant has made an effective election, under Section 7.3, of an optional form of retirement benefit which provides a survivor benefit.

(b)                                     Amount and Form.  The survivor benefit payable pursuant to (a) above shall be the same survivor benefit provided under the applicable optional form, computed as of the first day of the month coinciding with or next following the Participant’s death and as if the Participant had retired on the day before his death and without regard to any requirement that the Participant survive to his Benefit Commencement Date.

(c)                                      Distribution Periods.  Death benefits under (b) above shall be distributed to a Participant’s Beneficiary:

(1)                                  no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death; or

(2)                                  if the Beneficiary has been designated by the Participant:

(A)                              beginning no later than December 31 of the calendar year immediately following the calendar year of the Participant’s death; if the designated Beneficiary is the Participant’s Spouse, not later than the December 31 of the calendar year in which the Participant would have attained age 70 1/2, and if such Spouse dies before payments are required to commence, then the distribution period hereunder shall be determined as if such Spouse were the Participant) and

(B)                                over a period not extending beyond the life expectancy of such Beneficiary.

(d)                              Minimum Distribution.

(1)                                  General.  Subject to Section 7.5 and subject to such transitional rules as may be provided in Treasury Regulations, if distributions are to be made under (c)(2) above, then minimum distributions are required to be made in accordance with this Subsection (d). In all events, installment payments must be paid in periodic payments made at payment intervals not longer than one year over a period or periods not longer than those described in (c)(2)(B) above, and once payment has commenced the distribution period may not be lengthened.

(2)                                  Time for Payments.  If the form of payment under the Plan is installment payments for a fixed number of years, the first calendar year for which distributions are required is the calendar year in which the Participant dies or the Spouse dies (whichever is applicable). The distribution for the first calendar year for which distributions are required shall be made on or before the applicable December 31 determined under (c)(2) above. The amount which must be distributed for the first calendar year and subsequent calendar years is an annual amount equal to the aggregate of the periodic payments for a calendar year otherwise payable under the particular form of benefit. The minimum distribution for succeeding calendar years shall be made on or before December 31 of each such year.

(3)                                            Life Expectancy.

(A)                              General.  For purposes of this Section 8.2, life expectancy will be computed in accordance with applicable Treasury Regulations under Section 401(a)(9) of the Code and by the use of the return multiples contained in Tables V and VI of Treasury Regulation Section 1.72-9 and, except as provided in (4) below, will be determined as of the Beneficiary’s birthday in the calendar year in which distributions are required to commence under (c)(2)(B) above.

(B)                                No Recalculation.  The life expectancy of a Beneficiary, once determined under (A) above, may not subsequently be recalculated.

(4)                                  Separate Accounts or Segregated Shares.  If a Participant has a separate account or other benefit under the Plan which may be separately distributed, the minimum distributions shall be determined in accordance with applicable Treasury Regulations under Section 401(a)(9) of the Code.

8.3                                 Post-Retirement Death Benefit.

(a)                                  Entitlement.  Upon the death of a Participant after his retirement, if he was a Salaried Employee at the time of his retirement and if he retired pursuant to Section 6.1, 6.2 or 6.3, then his Beneficiary shall be entitled to the Post-Retirement Death Benefit; provided the Committee had not caused the Actuarial Equivalent thereof to be paid to such Participant upon his retirement. The Committee shall cause the Actuarial Equivalent of the Post-Retirement Death Benefit to be paid to a Participant upon his retirement only if such Participant otherwise receives a single cash payment under Section 7.4(d) or 9.1.

(b)                                 Definition of Post-Retirement Death Benefit.

(1)                                  Retirement Prior to Age 62.  Except as provided in (3) and (4) below, the Post-Retirement Death Benefit with respect to a Participant who retires on or after January 1, 1982 and prior to attaining age sixty-two (62), shall be $5,000.00.

(2)                                  Retirement on or After Age 62.  Except as provided in (3) and (4) below, the Post-Retirement Death Benefit with respect to a Participant who retires on or after January 1, 1982 and on or after attaining age sixty-two (62) shall be $5,000.00 or if he dies within the first five (5) years of retirement, the greater of:

(A)                              $5,000.00, or

(B)                                the following percentage of his Average Earnings:

one hundred percent (100%), if he dies in the first year of retirement;

eighty percent (80%), if he dies in the second year of retirement;

sixty percent (60%), if he dies in the third year of retirement;

forty percent (40%), if he dies in the fourth year of retirement;

twenty percent (20%), if he dies in the fifth year of retirement.

For the purposes of the above schedule, a Participant who retires after his Normal Retirement Date shall be deemed to have retired on his Normal Retirement Date.

(3)                                  Transferred Employees.  The Post-Retirement Death Benefit with respect to a Transferred Employee who is a Participant in the Plan and who was a former St. Regis Employee shall be as provided in the Addendum to the Plan (Article 8, Former St. Regis Employees).

(4)                                  Offset Provision.  Notwithstanding any provision in (1), (2), or (3) above to the contrary, effective with respect to any Post-Retirement Death Benefit payable under this Section 8.3 to a Transferred Employee such benefit shall be offset by any death benefit payable with respect to such Participant from the Champion International Corporation Executive Insurance Plan #700.

(c)                                  Form of Payment.  The Post-Retirement Death Benefit shall be payable in such form as elected by such payee, which form shall be a lump sum, in installments, or any combination of the foregoing.

(d)                                 Distribution Periods.  Post-Retirement Death Benefits under (a) above shall be distributed to a Participant’s Beneficiary:

(1)                                  no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death; or

(2)                                  if the Beneficiary has been designated by the Participant:

(A)                              beginning not later than December 31 or the calendar year immediately following the calendar year of the Participant’s death (or, if the designated Beneficiary is the Participant’s Spouse, not later than the December 31 of the calendar year in which the Participant would have attained age 70 1/2, and if such Spouse dies before payments are required to commence, then the distribution period hereunder shall be determined as if such Spouse were the Participant); and

(B)                                over a period not extending beyond the life expectancy of such Beneficiary.

(e)                                  Minimum Distribution.

(1)                                  General.  Subject to Section 7.5, for Plan Years beginning after December 31, 1984, subject to such transitional rules as may be provided in Treasury Regulations, if distributions are to be made under (d)(2) above, then Minimum Distributions are required to be made in accordance with this Subsection (e). In all events, installment payments must be paid in periodic payments made at payment intervals not longer than one year over a period or periods not longer than those described in (d)(2)(B) above, and once payment has commenced the distribution period may not be lengthened.

(2)                                  Time for Payments.  If the form of payment under the Plan is installment payments for a fixed number of years, the first calendar year for which distributions are required is the calendar year in which the Participant dies or the Spouse dies (whichever is applicable). The distribution for the first calendar year for which distributions are required shall be made on or before the applicable December 31 determined under (d)(2) above. The amount which must be distributed for the first calendar year and subsequent calendar years is an annual amount equal to the aggregate of the periodic payments for a calendar year otherwise payable under the particular form of benefit. The minimum distribution for succeeding calendar years shall be made on or before December 31 of each such year.

(3)                                  Life Expectancy.

(A)                              General. For purposes of this Section 8.4, life expectancy will be computed in accordance with applicable Treasury Regulations under Section 401(a)(9) of the Code and by the use of the return multiples contained in Tables V and VI of Treasury Regulation Section 1.72-9 and, except as provided in (4) below, will be determined as of the Beneficiary’s birthday in the calendar year in which distributions are required to commence under (b)(2)(B) above.

(B)                                No Recalculation. The life expectancy of a Beneficiary, once determined under (A) above, may not subsequently be recalculated.

(4)                                  Separate Accounts or Segregated Shares. If a Participant has a separate account or other benefit under the Plan which may be separately distributed, the minimum distributions shall be determined in accordance with applicable Treasury Regulations under Section 401(a)(9) of the Code.

ARTICLE 9

PAYMENT EXCEPTIONS

9.1                                 Small Benefit. Any provisions of the Plan to the contrary notwithstanding, the Committee shall direct the payment of a benefit where the monthly installment thereof is less than $50.00 to be paid: in advance, in quarterly, semiannual, or annual installments; or, subject to Section 7.4(d), by a single cash payment.

9.2                                 Transitional Rule.

(a)                                  General. Anything in the Plan (other than the provisions relating to the Qualified Joint and Survivor Annuity and the Preretirement Survivor Annuity) to the contrary notwithstanding, distribution on behalf of any Participant may be made in accordance with the following requirements (regardless of when such distribution commences):

(1)                                  the distribution is one which would not have disqualified the Plan under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984;

(2)                                  the distribution is in accordance with a method of distribution designated by the Participant whose interest is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant;

(3)                                  such designation was in writing, was signed by the Participant or Beneficiary, and was made before January 1, 1984;

(4)                                  the Participant had accrued a benefit under the Plan as of December 31, 1983; and

(5)                                  the method of distribution designated by the Participant or the Beneficiary specifies the form of the distribution, the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries of the Participant listed in order of priority.

(b)                                 Distributions Upon Death. A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

(c)                                  Effect of Revocation. If a designation is revoked, the subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code as in effect at the time. Any changes in the designation will be considered to be a revocation of the designation; provided, however, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation so long as such substitution or addition does not alter the designation, directly or indirectly (for example, by altering the relevant measuring life).

ARTICLE 10

LIMITATIONS ON BENEFITS

10.1                           Definitions. For purposes of this Article 10, the following terms shall have the following meanings:

(a)                                  “Annual Addition” means, with respect to all Defined Contribution Plans in which a Participant participates or has participated, the sum, for the Limitation Year, of:

(1)                                  all employer contributions (other than amounts restored in accordance with Section 41l(a)(3)(D) or 41l(a)(7)(C) of the Code) allocated to his account;

(2)                                  all forfeitures allocated to his account;

(3)                                  the amount of his own such contributions for the Limitation Year provided that such contributions for years prior to 1987 which were disregarded under the Plan then in effect shall continue to be disregarded; and

(4)                                  all contributions allocated on the Participant’s behalf to any individual medical account as defined in Section 415(1) (2) of the Code, which is part of a pension or annuity plan maintained by the Employer or an Affiliate. A Participant’s Annual Addition shall not include amounts set forth in (4) for purposes of determining the Compensation Limitation set forth in 10.1(c). A Participant’s Annual Addition shall include such other amounts as the Commissioner of Internal Revenue properly determines. An Annual Addition shall be deemed credited to a Participant’s account with respect to an applicable Limitation Year if it is allocated to his account under the terms of such plan as of any date within such applicable Limitation Year; provided however, such amount must be actually contributed within the time limit prescribed by applicable Treasury Regulations.

(b)                                    “Annual Benefit” means, with respect to a Participant, his annual benefit in the form of a straight life annuity under the Plan and any other Defined Benefit Plans in which he participates or has participated, but not including any benefits not directly related to retirement benefits or any benefits attributable to employee contributions, rollover contributions, or (to the extent provided by applicable Treasury regulations) amounts transferred directly from another plan. Any benefit under any multi employer plan (as defined in Section 414(f) of the Code) shall be included only to the extent of the excess of such benefit over the benefit computed as if the Participant had no covered service with the Employer or any Affiliate.

(c)                                     “Compensation” means wages within the meaning of Section 3401(a) of the Code for the purpose of income tax withholding at the source but determined without regard to any rule that limits the renumeration included in wages based on the nature or location of employment or services performed. Compensation shall include any elective deferral, as defined in Section 402(g)(3) of the Code, and any amount contributed or deferred by the Employer at the Employee’s election that is not includible in the Employee’s gross income under Section 125 or 457 of the Code.

(d)                                 “Defined Benefit Plan” means a plan (whether or not terminated) of the Employer or an Affiliate that is not a Defined Contribution Plan and that either qualifies under Section 401 of the Code or meets the requirements of Section 404(a)(2) of the Code.

(e)                                  “Defined Benefit Plan Fraction,” with respect to a Participant, means, subject to Section 2004(d)(2) of ERISA, a fraction:

(1)                                  the numerator of which is the sum, for all Defined Benefit Plans in which he participates or has participated, of his Projected Annual Benefit (as determined under Section 415(b)(2) of the Code as of the close of the Limitation Year), and

(2)                                  the denominator of which is the lesser of:

(A)                              125 percent (125%) times the dollar limitation, under Sections 415(b)(l)(A) and (d) of the Code, in effect for the Limitation Year, or

(B)                                140 percent (140%) times the Participant’s average Compensation for his highest three (3) consecutive Limitation Years (including any adjustments under Section 415(b)(5) of the Code). Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

(f)                                    “Defined Contribution Plan” means each of the following (whether or not terminated) maintained by the Employer or an Affiliate:

(1)                                  a plan that is qualified under Section 401 of the Code and that provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant’s account;

(2)                                  a Participant’s contributions to a Defined Benefit Plan;

(3)                                  contributions by the Employer or an Affiliate to a simplified employee pension (as defined in Section 408(k) of the Code);

(4)                                  amounts allocated, in years beginning after March 31, 1984, to an individual medical benefit account, as defined in Section 415(1)(2) of the Code, which is part of a Defined Benefit Plan; and

(5)                                  a welfare benefits-fund, as defined in Section 419(e) of the Code, maintained by the Employer or an Affiliate, with respect to amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code.

(g)                                 “Defined Contribution Plan Fraction,” with respect to a Participant, means, subject to the transition rules under Section 415(e) of the Code and subject to the special rules provided by Treasury regulations for special situations (including situations in which past records are not available), a fraction:

(1)                                  the numerator of which is the sum of the Annual Addition to the Participant’s account for the current Limitation Year and all prior Limitation Years and

(2)                                  the denominator of which is the sum of the defined contribution denominator increments for the current and all prior Limitation Years of the Participant’s service with the Employer (regardless of whether the defined contribution plan was maintained during those years). For each Limitation year, the defined contribution denominator increment is the lesser of the following amounts:

(A)                              125 percent (125%) of the dollar limitation in effect under Section 415(c)(l)(A) of the Code after adjustments under Section 415(d) of the Code, or

(B)                                35 percent (35%)of the Participant’s compensation for such year.

If the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans which were maintained by the Employer and were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of the excess of the sum of the fractions over 1.0 times the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987 and disregarding any changes in the terms and conditions of the plan made after May 6, 1986, but using the

Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Additions for any Limitation Year shall not be recomputed to treat all nondeductible contributions as Annual Additions.

(h)                                 “Limitation Year” means the calendar year or any other twelve (12)consecutive-month period adopted pursuant to written resolution.

(i)                                     “Projected Annual Benefit” means, in the case of a Defined Benefit Plan, the Annual Benefit to which a Participant would benefit upon the assumptions that:

(1)                                  he will continue employment until reaching normal retirement age as determined under the terms of the Plan (or current age, if that is later);

(2)                                  his Compensation for the Limitation Year under consideration will remain the same until the date he attains the age described in (1) above; and

(3)                                  all other relevant factors used to determine benefits under the Plan for the Limitation Year under consideration will remain constant for all future Limitation Years.

(j)                                     “Social Security Retirement Age” means the age used as the retirement age for the Participant under Section 216(1) of the Social Security Act, except that such Section shall be applied:

(1)                                  without regard to the age increase factor; and

(2)                                  as if the early retirement age under Section 216(1)(2) of such Act were 62.

10.2                           Limitation on Benefits.

(a)                                  General. Anything in any other Article of the Plan to the contrary notwithstanding, a Participant’s Annual Benefit shall not, at any time within any Limitation Year to which Section 415 of the Code applies, exceed the lesser of:

(1)                                  $90,000 (as adjusted pursuant to Section 415(d) of the Code, or

(2)                                  100 percent (100%) of his average Compensation for the three (3) consecutive Limitation Years for which he had the greatest aggregate Compensation. If the benefit a Participant otherwise would accrue in a Limitation Year would exceed the maximum Annual Benefit, the rate of accrual shall be reduced to equal the maximum Annual Benefit.

(b)                                 Participation in More Than One Defined Benefit Plan. If a Participant participates, or has participated, in more than one Defined Benefit Plan, then any required reduction in his Annual Benefit shall be effected by reducing the most recently Accrued Benefit (other than a benefit under a multi employer plan as defined in Section 414(f) of the Code); and if such benefits accrued simultaneously under more than one plan, any such reduction shall be applied to each such benefit in proportion to the amount of such benefit (determined without regard to the limitations under Section 415 of the Code).

(c)                                  Cost-of-Living Adjustments. The dollar limitation set forth in (a)(l) above and, in the case of a Participant who separated from service, both the dollar limitation in (a)(1) and the amount taken into account under (a)(2) shall be adjusted for increases in the cost of living as prescribed by the Secretary of the Treasury. Such limitations as adjusted shall apply both before and after the Participant’s Benefit Commencement Date. A Participant whose benefit payments have commenced shall have future payments adjusted to reflect the increased limits, but in no event shall his benefit payments exceed the amount that would be payable without regard to the provisions of this Section 10.2. Any adjustments hereunder shall apply with respect to Limitation Years ending with or within the calendar year for which such adjustment is effective. No such adjustment shall be made to the dollar limitation in (a)(l) with respect to any Limitation Year beginning before January 1, 1988.

(d)                                 Actuarial Adjustments.

(1)                                  Adjustment for Form of Payment. If a Participant’s benefit is in any form other than a straight life annuity, then, for purposes of (a) above, such benefit shall be adjusted to an actuarially equivalent straight life annuity in accordance with rules determined by the Commissioner of Internal Revenue; provided however, the value of a qualified joint and survivor annuity (as defined in Section 417 of the Code) shall not be taken into account to the extent that such value exceeds the sum of the value of a straight life annuity beginning on the same date and the value of any post-retirement death benefits which would be payable even if the annuity were not in the form of a joint and survivor annuity.

(2)                                  Adjustments for Benefits Beginning Before Social Security Retirement Age and on After Age 62. If a Participant’s retirement benefit begins before Social Security Retirement Age, but on or after age sixty-two (62), then the dollar amount limitation under (a)(l) above shall be adjusted as follows:

(A)                              Social Security Retirement Age is 65. If the Participant’s Social Security Age is 65, the limitation under (a)(l) above is reduced by 5/9 of one percent for each month by which benefits commence before the month in which the Participant attains age sixty-five (65).

(B)                                Social Security Retirement Age Greater than 65. If the Participant’s Social Security Retirement Age is greater than sixty-five (65), the limitation under (a)(l) above is reduced by 5/9 of one percent for each of the first thirty-six (36) months and 5/12 of one percent for each additional month (up to 24 months) by which benefits commence before the month of the Participant’s Social Security Retirement Age.

(3)                                  Adjustment for Benefit Beginning Prior to Age 62. If a Participant’s retirement benefit begins before age sixty-two (62), the dollar amount limitation under (a)(l) above, shall first be reduced under (d)(2) above as if benefits commenced at age 62 and then further adjusted, in accordance with rules determined by the Commissioner of Internal Revenue, so that it is the actuarial equivalent of such an amount beginning at age sixty-two (62).

(4)                                  Adjustment for Benefit Beginning After Social Security Retirement Age.  If a Participant’s retirement benefit begins after Social Security Retirement Age, then the dollar amount limitation under (a)(l) above shall be adjusted, in accordance with rules determined by the Commissioner of Internal Revenue, so that it is the actuarial equivalent of such an amount beginning at Social Security Retirement Age.

(5)                                  Interest Rate Assumptions.

(A)                              Adjustments For Form of Payment and For Benefits Before Social Security Retirement Age.  For purposes of adjusting any benefit or limitation under (1), (2) and (3) above, the interest rate assumption shall be the greater of five percent (5%) and the rate used for purposes of Section 2.3.

(B)                                Adjustment For Benefit After Social Security Retirement Age. For purposes of adjusting any limitation under (4) above, the interest rate assumption shall be the lesser of five percent (5%) and the rate used for purposes of Section 2.3.

(e)                                  Total Annual Benefits Not In Excess of $10.000. Anything in (a) above to the contrary notwithstanding, the benefits payable with respect to a Participant under the Plan shall be deemed not to exceed the limitations of this Section 10.2 if:

(1)                                  the retirement benefits (without adjustment under (d) above) payable with respect to such Participant under the Plan and under all other Defined Benefit Plans ever maintained by the Employer do not exceed $10,000 for the Limitation Year or any prior Limitation Year; and

(2)                                  the Participant has never, at any time, participated in a Defined Contribution Plan maintained by the Employer to the extent defined in Section 10.1(f)(l).

(f)                                    Reduction for Less Than 10 Years of Participation or Service.

(1)                                  Dollar Limitation. In the case of a Participant who has less than ten (10) years of service (determined on a reasonable and consistent basis) with the Employer and any Affiliates, the limitations in (a)(2) and (e) above shall be modified by multiplying each such limitation by a fraction, the numerator of which is the number of his years of participation (or part thereof) and the denominator of which is ten (10); provided however, such limitation shall not be reduced to an amount less than one tenth (1/10) of such limitation (determined without regard to this paragraph). To the extent provided in Treasury Regulations, this limitation shall be applied separately with respect to each change in the benefit structure of the Plan.

(2)                                  Compensation and Benefits Limitations. In the case of a Participant who has less than ten (10) years of service (determined on a reasonable and consistent basis) with the Employer and any Affiliates, the limitations in (a)(2) and (e) above shall be modified by multiplying each such limitation by a fraction, the numerator of which is the number of his years of service (or part thereof) and the denominator of which is ten (10); provided however, such limitations shall not be reduced to amounts less than one tenth (1/10) of such limitations (determined without regard to this paragraph).

(g)                                 Pre-TRA 1986 Accrued Benefit. For a Transferred Employee the limitations under the Section 10.2 above shall not be less than a Participant’s Accrued Benefit, determined under the Champion Plan as in effect on May 13, 1999 as of the close of the last Limitation Year beginning before January 1, 1987 but without regard to changes in the Plan after May 5, 1986 and without regard to cost of living increases occurring after May 5, 1986.

(h)                                 Pre-TEFRA Accrued Benefit. For a Transferred Employee the limitations under (a) above shall not be less than a Participant’s Accrued Benefit or Normal Retirement Benefit, as the case may be (expressed as an Annual Benefit), determined under the Champion Plan as in effect on May 13, 1999 as of the close of the last Limitation Year beginning before January 1, 1983 but without regard to changes in the Plan and cost of living increases occurring after July 1, 1982.

(i)                                     Special Rules. The limitations contained in this Section shall be subject to Section 10.4, subject to the transition rule under Section 2004(d)(2) of ERISA (applicable to an individual who was an active Participant before October 3, 1973), and subject to Treasury regulations covering the aggregation during a Limitation Year of previously unaggregated plans.

10.3                           Limitation on Participant Contributions.

(a)                                  Limitation. Anything in any other Article of the Plan to the contrary notwithstanding, no Participant contributions may be allocated to a Participant’s account under the Plan if the Annual Addition with respect to such Participant would exceed the lesser of (1) $30,000 (or such larger amount as may be prescribed by the Secretary of the Treasury, determined as of the last day of the applicable Limitation Year) or (2) 25 percent (25%) of his Compensation for the Limitation Year.

(b)                                 Treatment of Excess Contributions. If, as a result of a reasonable error in estimating a Participant’s annual Compensation, or under other facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth herein, the limitations of (a) above are exceeded, then employee contributions together with any gains allocated thereto shall be returned to the extent that the return would reduce the excess amount.

(c)                                  Allocation of Excess Among Plans. If amounts are allocated to a Participant’s account under more than one Defined Contribution Plan, then any excess shall be deemed to consist of the amounts last allocated. If amounts are allocated under more than one Defined Contribution Plan as of the same date, then the excess attributed to each such plan shall be the same proportion of the total excess as the ratio of the amount allocated to the Participant as of such date under such plan divided by the total amount allocated as of such date (determined without regard to the limitations under section 415 of the Code); provided however, no excess shall be attributed to an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code until the Annual Additions under all other Defined Contribution Plans.

(d)                                 Participant in an Employee Stock Ownership Plan. In the case of a Participant who is a participant in a Defined Contribution Plan which is either an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code or a tax credit employee stock ownership plan within the meaning of Section 409 of the Code, the dollar limitation under (a) (1) above shall be equal to $30,000 (or such larger amount as may be prescribed by the Secretary of the Treasury, determined as of the last day of the applicable Limitation Year) plus (for Plan Years beginning prior to January 1, 1990) the lesser of (1) $30,000 (as adjusted) or (2) the Employer’s contribution of both principal and interest to repay an exempt loan described in Section 4975(d)(3) of the Code, or the amount of Employer securities contributed (or purchased with cash contributed) to such plan in respect of the applicable Limitation Year. The preceding sentence shall be subject to applicable Treasury Regulations and shall apply only if not more than one-third of the Employer contributions to such plan in respect of the applicable Limitation Year are allocated to Participants who are highly compensated employees within the meaning of Section 414(q) of the Code, or whose total Compensation for such Limitation Year exceeds twice the $30,000 limitation as adjusted.

(e)                                  Special Rules. The limitations contained in this Section shall be subject to Section 10.4 and subject to Treasury Regulations covering the aggregation during a Limitation Year of previously unaggregated plans.

10.4                           Limitation in Case of Defined Benefit Plan and Defined Contribution Plan for the Same Employee For Limitation Years Beginning Prior to January 1, 2000. In any case in which a Participant has at any time participated in one or more Defined Contribution Plans for Limitation Years beginning prior to January 1, 2000, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, for any Limitation Year to which Section 415 of the Code applies, may not exceed 1.0, subject to the provisions of Section 2004(a)(3) of ERISA (applicable to an individual who, on September 2, 1974, was a Participant in both a Defined Benefit Plan and a Defined Contribution Plan), and subject to Treasury Regulations covering the aggregation during a Limitation Year of previously unaggregated plans. If such sum would exceed 1.0, then Annual Additions attributable to Participant contributions shall be reduced (pursuant to Section 10.3) to the extent necessary to eliminate such excess; and, if such excess is not eliminated thereby, then the rate of benefit accrual under the Plan shall be frozen or reduced (pursuant to Section 10.2(b) in the case of a Participant who participates in more than one Defined Benefit Plan) to the extent necessary to eliminate such excess.

10.5                          Adjustment of Defined Contribution Fraction. If the defined benefit plans and the defined contribution plans taken into account in determining the limitation described in Section 10.4 for Limitation Years beginning prior to January 1, 2000 meet the requirements of Section 415 of the Code as in effect for the last Limitation Year beginning before January 1, 1987, an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction, according to rules prescribed by the Secretary of the Treasury, so that the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction computed under Section 415(e)(l) of the Code does not exceed 1.0 at the commencement of the Plan Year beginning January 1, 1987.

ARTICLE 11

RESTRICTIONS ON BENEFITS

Restrictions.

(a)                                  Effective Date. The provisions of this Section shall be applicable to Plan Years beginning on or after January 1, 1992.

(b)                                 Restriction on Benefits. Any other provision of the Plan to the contrary notwithstanding the benefit of any highly compensated employee (as defined in Section 414(q) of the Code) and any highly compensated former employee (as defined in Section 414(q)(9) of the Code) is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

(c)                                  Restrictions on Distributions.

(1)                                  Applicability. The restrictions described in (2) below are applicable only if:

(A)                              after payment to a Restricted Participant of all Benefits to which he is entitled, the value of Plan Assets does not equal or exceed 110 percent (110%) of current liabilities, as defined in Section 412(1)(7) of the Code, and

(B)                                the value of Benefits of a Restricted Participant is not less than one percent (1%) of the value of current liabilities before distribution.

(2)                                  Limit on Annual Payments. The annual payments to a Restricted Participant are restricted to an amount equal to the payments that would be made on behalf of such Restricted Participant under a single life annuity that is the Actuarial Equivalent of the sum of his Accrued Benefit and his other Benefits under the Plan.

(3)                                  “Restricted Participant” Defined. For purposes of this Section, “Restricted Participant” means a Participant who is among the twenty-five (25) highly compensated employees (as defined in Section 414(q) of the Code) or highly compensated former employees (as defined in Section 414(q)(9) of the Code) with the greatest Earnings in the current or any Prior Year.

(4)                                  “Benefit” Defined. For purposes of this Section, “Benefit” includes loans in excess of the amounts set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Employee or former Employee, and any death benefits not provided for by insurance on the Employee’s or former Employee’s life.

(d)                                 Exception to Restrictions. The restrictions contained in this Article 11 may be exceeded for the purpose of making benefit payments to Restricted Participants who would otherwise be subject to such restrictions, if an agreement has been established, in accordance with this Subsection 11(d), to secure repayment to the Trust of the Restricted Amount upon termination of the Plan to satisfy Section 401(a)(4) of the Code.

(1)                                  Security for Restricted Participant’s Repayment Obligation. Prior to the receipt of a distribution, a Restricted Participant must agree to secure or collateralize his repayment of the Restricted Amount by:

(A)                              promptly depositing in escrow with a depositary acceptable to the Committee property having a fair market value equal to at least 125 percent (125%) of the Restricted Amount;

(B)                                posting a bond, furnished by an insurance company, bonding company or other surety approved by the U.S. Treasury Department as an acceptable surety for federal bonds, equal to at least 100 percent (100%) of the Restricted Amount; or

(C)                                providing the Committee with a bank letter of credit in an amount equal to at least 100 percent (100%) of the Restricted Amount.

(2)                                  Withdrawals or Releases. No provision in the Plan shall prevent a Restricted Participant from withdrawing from any escrow account established under this Section any amounts exceeding 125 percent (125%) of the Restricted Amount. A surety or bank may release any liability exceeding 100 percent (100%) of the Restricted Amount with respect to any bond posted or letter of credit provided under this Section.

(3)                                  Other Requirements for Escrow Accounts. If the market value of the property in an escrow account established under this Section falls below 110 percent (110%) of the Restricted Amount, the Restricted Participant is obligated to deposit additional property to bring the value of the property held by the depositary up to 125 percent (125%) of the Restricted Amount. Subject to the preceding sentence, no provision in the Plan shall prevent a Restricted Participant from withdrawing any income from the property placed in escrow.

(4)                                  Certification by Committee. If at any time after distribution of a Restricted Amount commences,

(A)                              the value of Plan Assets equals or exceeds 110 percent (110%) of the value of the Plan’s current liabilities;

(B)                                the value of the Restricted Participant’s future payments that could have been distributed to the Restricted Participant, beginning when distribution commenced to the Restricted Participant, had the Restricted Participant received payments as provided under Subsection 1 l(c)(2), constitutes less than one percent (1%) of the value of the Plan’s current liabilities; or

(C)                                the Plan has terminated and the benefit received by the Restricted Participant is nondiscriminatory, then the Committee shall certify to the depositary, surety or bank, as applicable, that the Restricted Participant is no longer obligated to repay any amount under the agreement established between the Restricted Participant and the Committee under this Section.

(5)                                  “Restricted Amount” Defined. For purposes of this Section, “Restricted Amount” means the amount in excess of the amounts distributed to the Restricted Participant (accumulated with reasonable interest) over the amounts that could have been distributed to the Restricted Participant under Subsection 1l(c)(2) (accumulated with reasonable interest).

ARTICLE 12

FUNDING

12.1                           Employer Contributions. The Employer shall make contributions to the Plan at such times and in such amounts as the Employer may determine.

12.2                           Return of Employer Contributions to the Employer.

(a)                                  Mistake of Fact. If a contribution by the Employer to the Plan is made by reason of a mistake of fact, then, subject to (d) below, such contribution may be returned to the Employer within one (1) year after the payment of such contribution.

(b)                                 Deductibility. Contributions by the Employer to the Plan are conditioned upon the deductibility of such contributions under Section 404 of the Code, and, such contributions (to the extent disallowed) may be returned to the Employer within one (1) year after the disallowance of the deduction.

(c)                                  Limitation on Return. The amount which may be returned to the Employer under paragraph (a) or (b) above shall be limited to the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned.

12.3                           Application of Forfeitures. Prior to the termination of the Plan, all forfeitures of benefits arising from termination of employment with the Employer, death, or any other reason shall not be applied to increase the benefits any Participant would otherwise be entitled to receive under the Plan, but may be anticipated in determining the costs under the Plan and shall be applied to the reduction of the Employer’s contributions to the Plan.

12.4                           Funding Policy and Method.

(a)                                  Establishment. The Board or any duly appointed committee thereof shall establish, for the Plan, a funding policy and method, which shall be consistent with the objectives of the Plan, ERISA and any other applicable legal requirements and which shall identify the Plan’s short-run and long-run financial needs with respect to liquidity and investment growth, as the same may change from time to time. Such funding policy shall be communicated as soon as practicable to those who are responsible for investment of the Plan Assets

(b)                                 Funding Entities. The Plan Assets shall be held by the Plan and the benefits under the Plan shall be funded through such trusts and/or annuity contracts as the Board, in their sole discretion, may establish or cause to be established or entered into for the purposes of carrying out the Plan. The Board shall determine the form and terms of any such trust and/or annuity contract, from time to time, consistent with the objectives of the Plan, ERISA and any other applicable legal requirements, and may remove any trustee and/or insurance company and select a successor trustee or trustees and/or insurance company or may terminate any such trust and/or annuity contract. Any such trust or annuity contract so established and maintained is and shall be a part of the Plan.

(c)                                  Investment Managers. The Employer, by action of the Board or its delegate, shall have the power, at any time and from time to time, to appoint an investment manager or managers (as defined in Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) any of the Plan Assets.

ARTICLE 13

ADMINISTRATION

13.1                           Named Fiduciaries.

(a)                                  Identification. Blue Ridge Paper Products Inc. shall be the “Named Fiduciary” for the Plan. The Named Fiduciary shall have the full responsibility and authority to take all actions not expressly enumerated in the Plan necessary for effective administration of the Plan.

(b)                                 Responsibilities. The Named Fiduciary shall discharge its responsibilities with respect to the Plan in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

(c)                                  Powers. The Named Fiduciary shall have the power and authority in its sole, absolute and uncontrolled discretion to control and manage the operation and administration of the Plan and shall have all powers necessary to accomplish these purposes. The responsibility and authority of the Named Fiduciary or its named delegate shall include but shall not be limited to the following:

(1)                                  determining all questions relating to the eligibility of Employees to participate;

(2)                                  determining the amount and kind of benefits payable to any Participant’s Spouse or Beneficiary;

(3)                                  establishing and reducing to writing and distributing to any Participant or Beneficiary a claims procedure, administering that procedure including the processing and determination of all appeals thereunder; and

(4)                                  interpreting the provisions of the Plan including the publication of rules for the regulation of the Plan as in its sole, absolute and uncontrolled discretion are deemed necessary or advisable and which are not inconsistent with the express terms hereof of ERISA.

In addition to the powers which are expressly provided in the Plan, the Named Fiduciary or its delegate shall have such powers as are necessary, appropriate or desirable to enable them to perform their responsibilities, including the power to establish rules, regulations and forms with respect thereto.

13.2                           Procedures for Delegation.

(a)                                  Delegations. The Named Fiduciary or the Board may delegate to one or more persons or entities certain of its fiduciary responsibilities (other than duties involving the management or control of the Plan Assets) under an arrangement whereby it shall have the opportunity of such periodic review of the delegate’s performance as is appropriate under the circumstances and at such times and in such manner as it may choose for the purpose of its evaluation of continuing such designation and delegation and whereby it can promptly terminate the delegate’s services. The named Fiduciary shall have the sole authority to appoint and remove the Trustee and members of the Committee. The Committee shall have the sole responsibilities for the administration of the Plan. The Committee shall consists of no less than three (3) members.

(b)                                 Advisors. The Named Fiduciary shall have the right to employ one or more persons or entities to render advice with regard to any responsibility it has under the Plan.

(c)                                  Removal, Resignation, and Vacancies. A holder of a delegated position of fiduciary responsibility (including an individual member of a group holding such position) may be removed therefrom at any time and without cause by the person or entity making the delegation and may resign at any time upon prior written notice to such person or entity. Vacancies in any such positions created by removal, resignation, death or other cause may be filled by the person or entity that made the delegation or the fiduciary responsibilities for such position may be retained and/or redelegated by such person or entity.

13.3                           Miscellaneous Administration Provisions.

(a)                                  Administrative Expenses. The Employer may pay the reasonable expenses of administering the Plan, including any expenses incident to the functioning of the Named Fiduciary or the Committee and the professional fees of any consultants or advisors with respect to the Plan, or the Employer may direct that such expenses be paid from the Plan Assets; provided however, no person who already receives full-time pay from the Employer shall receive any compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

(b)                                 Indemnification. The Employer may indemnify, through insurance or otherwise, some or all of the fiduciaries with respect to the Plan against claims, losses, damages, expenses and liabilities arising from their performance of their responsibilities under the Plan.

(c)                                  Interpretations. All interpretations of the Plan and questions concerning its administration and application as determined by the Committee shall be binding on all persons having an interest under the Plan.

In exercising its fiduciary functions, the Committee has the duty and full discretionary authority to determine eligibility for benefits and to interpret and apply the terms of the Plan, including making any factual determinations. Using its discretionary authority, the Committee may correct defects, rectify any omission, or reconcile any inconsistency or ambiguity in the Plan. No decision by the Committee shall be set aside by a court unless the party contesting the decision shall prove by clear and convincing evidence that the decision is arbitrary and capricious.

(d)                                 Uniform and Non-Discriminatory Application. All determinations and actions under the Plan shall be uniformly and consistently applied in a non-discriminatory manner to all persons under similar circumstances.

(e)                                  Qualified Domestic Relations Order Procedures. The Committee shall establish reasonable procedures to determine the qualified status, under Section 414(p) of the Code, of domestic relations orders and to administer distributions under such qualified orders.

(f)                                    Effectiveness of Elections, etc. An election, designation, request or revocation provided for in the Plan shall be made in writing and shall not become effective until it has been properly filed with the Committee.

(g)                                 Written Records. The Named Fiduciary shall maintain all such books of account and other records and data as are necessary for the proper performance of its responsibilities under the Plan.

(h)                                 Administration Consistent with ERISA and the Code. The Plan is intended to comply with the provisions of ERISA and of the Code, and the Plan shall be interpreted and administered consistently with such provisions and with the applicable regulations and rulings thereunder.

(i)                                     Recovery of Payments Made by Mistake. Notwithstanding anything to the contrary, a Participant or Beneficiary is entitled to only those benefits provided by the Plan and promptly shall return any payment, or portion thereof, made by mistake, of fact or law. Further, notwithstanding anything to the contrary, an alternate payee under a Qualified Domestic Relations Order is entitled to only those benefits from the Plan as are designated by the Order and promptly shall return any payment, or portion thereof, made by mistake of fact or law. The Committee may offset the future benefits of any recipient who refuses to return an erroneous payment, in addition to pursuing any other remedies provided by law.

(j)                                     Service in More Than One Fiduciary Capacity. Any person or entity may serve in more than one fiduciary capacity for the Plan, including service both as a Committee member and as trustee.

13.4                           Initial Claims Procedure.

(a)                                  Claim.

(1)                                  Filing. In order to present a complaint regarding the nonpayment of a Plan benefit or a portion thereof (a “Claim”), a Participant or Beneficiary under the Plan (a “Claimant”) or his duly authorized representative must file such Claim by mailing or delivering in person or by electronic media (if so allowed by ERISA and approved by the Committee) a statement regarding such Claim to: the Retirement Committee, Blue Ridge Paper Products IncOne West Pack Square, Suite 1100, Asheville, NC 28801. A Claim includes a determination of whether specific employment will be Section 203(a)(3)(B) service for purposes of the suspension of benefits.

(2)                                  Acknowledgement. Upon such receipt of a Claim, the Committee shall furnish to the Claimant an acknowledgement which shall inform such Claimant of the time limit set forth in (b)(l) below and of the effect, pursuant to (b)(3) below, of failure to decide the Claim within such time limit.

(b)                                 Initial Decision.

(1)                                  Time Limit. The Committee shall decide upon a Claim within a reasonable period of time after receipt of such Claim; provided however, that such period shall in no event exceed ninety (90) days, unless special circumstances require an extension of time for processing. If such an extension of time for processing is required, then the Claimant shall, prior to the termination of the initial ninety (90) day period, be furnished a notice indicating such special circumstances and the date by which the Committee expects to render a decision. In no event shall an extension exceed a period of ninety (90) days from the end of the initial period.

(2)                                  Notice of Denial. If the Claim is wholly or partially denied, then the Committee shall furnish to the Claimant, within the time limit applicable under (1) above, a notice setting forth in a manner calculated to be understood by the Claimant:

(A)                              the specific reason or reasons for such denial;

(B)                                specific reference to the pertinent Plan provisions on which such denial is based;

(C)                                a description of any additional material or information necessary for such Claimant to perfect his Claim and an explanation of why such material or information is necessary; and

(D)                               appropriate information as to the steps to be taken if such Claimant wishes to submit his Claim for review pursuant to Section 13.5, including notice of the time limits set forth in Section 13.5(b)(2).

(3)                                  Deemed Denial for Purposes of Review. If a Claim is not granted and if, despite the provisions of (1) and (2) above, notice of the denial of a Claim is not furnished within the time limit applicable under (1) above, then the

Claimant may deem such Claim denied and may request a review of such deemed denial pursuant to the provisions of Section 13.5.

13.5                           Claim Review Procedure.

(a)                                  Claimant’s Rights. If a Claim is wholly or partially denied under Section 13.4, then the claimant or his duly authorized representative shall have the following rights:

(1)                                  to obtain, subject to (b) below, a full and fair review;

(2)                                  to review pertinent documents; and

(3)                                  to submit issues and comments.

(b)                                 Request for Review.

(1)                                  Filing. To obtain a review pursuant to (a) above, a Claimant entitled to such a review or his duly authorized representative shall, subject to (2) below, mail or deliver or by electronic media request such a review (a “Request for Review”) to: the Retirement Committee, Blue Ridge Paper Products Inc., One West Pack Square, Suite 1100, Asheville, NC 28801. The Request for Review may also be delivered by electronic media if so allowed by ERISA and approved by the Committee.

(2)                                  Time Limits for Requesting a Review. A Request for Review must be mailed or delivered in person or by electronic media if so allowed by ERISA and approved by the Committee within sixty (60) days after receipt by the Claimant of notice of the denial of the Claim or within such longer period as is reasonable and related to the nature of the benefit which is the subject of the Claim and to other attendant circumstances.

(3)                                  Acknowledgement. Upon such receipt of a Request for Review, the Committee shall furnish to the Claimant an acknowledgement which shall inform such Claimant of the time limit set forth in (c)(l) below and of the effect, pursuant to (c)(3) below, of failure to furnish a decision on review within such time limit.

(c)                                  Decision on Review.

(1)                                  Time Limit.

(A)                              General. If, pursuant to (b) above, a review is requested, then, except as otherwise provided in (B) below, the Committee (but only if such delegate has been given the authority to make a final decision on the Claim) shall make a decision promptly and no later than sixty (60) days after receipt of the Request for Review; except that, if special circumstances require an extension of time for processing, then the decision shall be made as soon as possible but not later than one hundred twenty (120) days after receipt of the Request for Review. The Committee must furnish the Claimant notice of any extension prior to its commencement.

(B)                                Regularly Scheduled Meetings. Anything to the contrary in (A) above notwithstanding, if the decision on review is to be made by a committee which holds regularly scheduled meetings at least quarterly, then its decision on review shall be made no later than the date of the meeting which immediately follows the receipt of the Request for Review; provided however, if such Request for Review is received within thirty (30) days preceding the date of such meeting, then such decision on review shall be made no later than the date of the second meeting which follows such receipt; and provided further that, if special circumstances require a further extension of time for processing, and if the Claimant is furnished notice of such extension prior to its commencement, then such decision on review shall be rendered no later than the third meeting which follows such receipt.

(2)                                  Notice of Decision. The Committee shall furnish to the Claimant, within the time limit applicable under (1) above, a notice setting forth in a manner calculated to be understood by the Claimant:

(A)                              the specific reason or reasons for the decision on review; and

(B)                                specific reference to the pertinent Plan provisions on which the decision on review is based.

(3)                                  Deemed Denial. If, despite the provisions of (1) and (2) above, the decision on review is not furnished within the time limit applicable under (1) above, then the Claimant shall be deemed to have exhausted his remedies under the Plan and he may deem the Claim to have been denied on review.

13.6                           Electronic Administration. The Committee may distribute and collect information or conduct transactions by means of electronic media, including, but not limited to, electronic mail systems, Internet, or voice response unit, except when a specific provision of the Internal Revenue Code of 1986, as amended, Employee Retirement Income Security Act of 1974, as amended, or other guidance of general applicability sets forth rules or standards regarding the media through which such dissemination of information or transaction may be conducted.

ARTICLE 14

AMENDMENT AND TERMINATION

14.1                           Amendment and Termination.

(a)                                  Right to Amend or Terminate. Blue Ridge Paper Products Inc. expects the Plan to be permanent, but since future conditions cannot be anticipated or foreseen, it must necessarily and hereby does reserve the right to amend or terminate the Plan at any time by action of the Board; provided however, any amendment which is not a substantive amendment shall be made on behalf of the Employer by the Committee with the approval of the Chief Executive Officer of Blue Ridge Paper Products Inc.

(b)                                 Automatic Termination of the Plan. The Plan shall automatically terminate upon the discontinuance or liquidation of the Employer’s business unless a successor business organization elects to continue the Plan.

(c)                                  Conditions on Amendments and Termination.

(1)                                  Accrued Benefit.

(A)                              General. No amendment to the Plan (including a change in the actuarial basis for determining optional or early retirement benefits) shall be effective to the extent that it has the effect of reducing a Participant’s Accrued Benefit, except as permitted under Section 412(c)(8) of the Code.

(B)                                Treatment of Certain Amendments. For purposes of (A) above, an amendment which has the effect, with respect to the benefits attributable to service before the amendment, of:

(i)                                     eliminating or reducing an early retirement benefit or a retirement-type subsidy, or

(ii)                                  (except as otherwise provided by Treasury regulations) eliminating an optional form of benefit, shall be treated as reducing Accrued Benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy.

(2)                                  Changes in Vesting Schedule. No amendment shall reduce the nonforfeitable percentage of a Participant’s Accrued Benefit (determined as of the later of the date such amendment is adopted or the date such amendment becomes effective). Notwithstanding the foregoing, if the Plan is amended to change a vesting schedule (the “prior vesting schedule”) a Participant’s vested percentage on the effective date of the amendment shall not be less than the vested percentage calculated under the prior vesting schedule as of the later of the adoption date of the amendment, or the effective date of the amendment. In addition, a Participant with three (3) or more years of Vesting Service as of the later of the adoption date of the amendment, the effective date of the amendment, or the date the Participant is notified of the amendment, shall have the right to irrevocably elect the prior vesting schedule. Such Participant shall have a period of sixty (60) days to elect the prior vesting schedule. However, no election shall be available if the new vesting schedule provides equal or superior vesting at each level as compared to the prior vesting schedule.

(3)                                  Termination of the Plan. Upon termination of the Plan as provided (a) above, the Board shall deliver a written notice of termination of the Plan to the Committee and the Trustee, which notice shall show the effective date of said termination. The Committee will then, in accordance with the requirements of ERISA, notify the Participants, terminated vested Participants, retired Participants, Beneficiaries, and the Pension Benefit Guaranty Corporation that the Plan is to be terminated. Upon satisfaction of the requirements of ERISA applicable to terminating pension plans, the Committee will carry out the provisions in the remainder of this Section unless pursuant to law, required to do otherwise.

If the Pension benefit Guaranty Corporation, pursuant to Section 404 of ERISA, notifies the Committee that the Plan is to be terminated and applies for and is granted a decree by the United States District Court having jurisdiction over such matters requiring the Plan to be terminated, the Committee or Trustee appointed by the aforesaid court pursuant to said Corporation’s application will carry out the provisions in the remainder of this Section.

In the event of a complete termination of the Plan, all Employer contributions shall cease, no additional Employees shall enter the Plan, and each Participant shall be fully vested and nonforfeitable in his Accrued Benefit to the extent funded after reduction for expenses of administration and liquidation of the Trust, but in no event will he be vested in more than his then Accrued Benefit. In the event of a complete termination of the Plan, the benefit of a Participant who is a “highly compensated employee” or a “highly compensated former employee” as those terms are defined in Code Section 401(a)(4). The amount allocable to a Participant shall be determined in accordance with the provisions of the Code and of ERISA, as applicable, and shall be distributed to him in accordance with the requirements thereof.

Upon completion of the steps specified above, the Plan will be regarded as finally terminated with respect to the Employer, and no Participant, retired Participant, or Beneficiary shall have any further right to claim to any benefits under the Plan.

14.2                           Allocation of Plan Assets Upon Termination of the Plan.

(a)                                  General Provisions. In the event of the termination of the Plan, the Committee shall allocate the assets of the Plan (available to provide benefits) among the Participants and Beneficiaries of the Plan pursuant to Section 4044 of ERISA and the applicable regulations and rulings promulgated thereunder.

(b)                                 Residual Assets.

(1)                                  Any residual assets remaining upon termination of the Plan shall be distributed to the Employer if:

(A)                              all liabilities (fixed and contingent) of the Plan to Participants and their Beneficiaries have been satisfied, and

(B)                                the distribution does not contravene any provision of law.

(2)                                  Notwithstanding the provisions of paragraph (1), if any assets of the Plan attributable to employee contributions remain after all liabilities of the Plan to Participants and their Beneficiaries have been satisfied, such assets shall be equitably distributed to the Employees who made such contributions (or their Beneficiaries) in accordance with their rate of contributions.

ARTICLE 15

TOP-HEAVY RULES

15.1                           Definitions. For purposes of this Article 15, the following terms shall have the following meanings:

(a)                                  “Aggregation Group” means:

(1)                                  each qualified plan or simplified employee pension of the Employer or an Affiliate in which a Key Employee is a participant;

(2)                                  each other plan of the Employer or an Affiliate which enables any plan described in (1) above to meet the requirements of Section 401(a)(4) or 410 of the Code;

(3)                                  any other plan or plans which the Employer elects to include provided that the group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan or plans being taken into account; and

(4)                                  any terminated plan which if it had not been terminated would have been included in the foregoing.

(b)                                 “Determination Date”, with respect to any Plan Year for the Plan, means the last day of the preceding Plan Year (or, in the case of the first Plan Year of the Plan, the last day of such Plan Year).

(c)                                  “Determination Period” means, with respect to any Plan Year, the five Plan Years ending on the Determination Date with respect to such Plan Year.

(d)                                 “Key Employee”, with respect to any Plan Year, means, as determined under Section 416(i) of the Code, any person who, at any time during the Determination Period with respect to such Plan Year, is:

(1)                                  an officer of the Employer or an Affiliate who:

(A)                              has annual compensation (as defined in Section 414(q)(7) of the Code) (annual compensation as defined in Section 10.1(c) for years beginning before January 1, 1990) greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(l)(A) of the Code for any such Plan Year, and

(B)                                is taken into account under Section 4l6(i) of the Code;

(2)                                  one of the ten (10) Employees who:

(A)                              owns (or is considered as owning within the meaning of Sections 318 and 416(i) of the Code) both more than a one half percent (1/2% ) ownership interest in value and one of the ten (10) largest percentage ownership interests in value of the Employer; and

(B)                                has (during the Plan Year of ownership) annual compensation (as defined in Section 414(q)(7) of the Code) (annual compensation as defined in Section 10.1(c) for years beginning before January 1, 1990) from the Employer and any Affiliates of more than the limitation in effect under Section 415(c)(l)(A) of the Code for the calendar year in which such Plan Year ends;

(3)                                  a 5-percent (5%) owner (as defined in Section 416(i) of the Code) of the Employer; or

(4)                                  a 1-percent (1%) owner (as defined in Section 416(i) of the Code) of the Employer having annual compensation (as defined in section 414(q)(7) of the Code) (annual compensation as defined in Section 10.1(c) for years beginning before January 1, 1990) from the Employer and any Affiliates of more than $150,000.

(e)                                  “Non-bargaining Participant” means a Participant who is not included in a unit of Employees covered by a collective bargaining agreement.

(f)                                    “Present Value.” with respect to Accrued Benefits under the Plan, shall be determined as of the most recent Valuation Date which is within a twelve (12)-month period ending on the applicable Determination Date and shall be determined on the basis of the following actual assumptions:

(i)                                     interest: the Pension Benefit Guaranty Corporation, rate of interest for valuing immediate annuities, as in effect on the applicable Valuation Date;

(ii)                                  mortality: the 1971 TPF&C Forecast Mortality Table for male lives with a one year setback.

(g)                                 “Top-Heavy Plan” means the Plan, with respect to any Plan Year after 1983, if the Top-Heavy Ratio exceeds 60 percent (60%).

(h)                              “Top-Heavy Ratio” means, for the Plan or an Aggregation Group of which the Plan is a part, a fraction, the numerator of which is the sum of defined contribution account balances and the Present Values of defined benefit Accrued Benefits for all Key Employees and the denominator of which is the sum of defined contribution account balances and the Present Values of defined benefit Accrued Benefits for all participants.

The Top-Heavy Ratio shall be determined in accordance with Section 416 of the Code and the applicable regulations thereunder, including, without limitation, the provisions relating to rollovers and the following provisions:

(1)                                  The value of Accrued Benefits under the Plan will be determined as of the Determination Date with respect to the applicable Plan Year.

(2)                                  The value of account balances and Accrued Benefits under plans aggregated with the Plan shall be calculated with reference to the Determination Dates under such plans that fall within the same calendar year as the applicable Determination Date under the Plan.

(3)                                  The value of account balances and the Present Value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the applicable Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan.

(4)                                  A simplified employee pension shall be treated as a defined contribution plan; provided however, at the election of the Employer, the Top-Heavy Ratio shall be computed by taking into account aggregate employer contributions in lieu of the aggregate of the accounts of Employees.

(5)                                  Distributions (including distributions under a Plan which if it had not been terminated would have been included) within the five (5) year period ending on a Determination Date shall be taken into account.

(6)                                  Defined contribution account balances shall be adjusted to reflect any contribution not actually made as of a Determination Date but required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

(7)                                  Deductible voluntary, contributions shall not be included.

(8)                                  There shall be disregarded the account balances and Accrued Benefits of a Participant:

(A)                              who is not a Key Employee but who was a Key Employee in a prior Plan Year or

(B)                                who has not performed services for the Employer maintaining the plan at any time during the five (5)-year period ending on the Determination Date.

(9)                                  The Accrued Benefit of a Participant other than a Key Employee shall be determined.

(A)                              under the method, if any, which uniformly applies for accrual purposes under all defined benefit plans of the Employer, or

(B)                                if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 41l(b)(l)(C) of the Code.

(i)                                     “Valuation Date” means the valuation date used for computing Plan costs for minimum funding, regardless of whether a valuation is performed that year.

15.2                           Minimum benefit.

(a)                                  General. If the Plan is a Top-Heavy Plan for any Plan Year, then each Non-bargaining Participant who is a Participant in such Plan Year, who is not a Key Employee, and who has a Vesting Year for such Plan Year, shall have an Accrued Benefit of not less than the minimum determined under this Section. Such Benefit shall not be reduced in subsequent Plan Years.

(b)                                 Amount. For purposes of this Section, the minimum benefit, expressed as a single life annuity commencing at Normal Retirement Age, shall be equal to the product of:

(1)                                  one-twelfth (1/12) of the Participant’s average Earnings, as defined in Section 10.1(c) but taking into account as such Earnings to Section 416(d) of the Code for the cost of living), for the five (5) consecutive Plan Years during which the Participant has the highest aggregate Earnings (disregarding any such Plan Year for which the Participant did not earn a Vesting Year and disregarding any such Plan Year beginning before January 1, 1984 or after the close of the last Plan Year in which the Plan is a Top-Heavy Plan); and

(2)                                  the lesser of:

(A)                              2 percent (2%) multiplied by his Vesting Years, excluding

(i)                                     any such years completed in Plan Years beginning before January 1, 1984, and

(ii)                                  any such years with, or within, which ends any Plan Year for which the Plan was not a Top-Heavy Plan; or

(B)                                20 percent (20%).

(c)                                  Actuarial Adjustment. If a Participant’s benefit is paid in any form other than a single life annuity commencing at Normal Retirement Age, then the minimum benefit under (b) above shall be adjusted to the Actuarial Equivalent of such an annuity.

15.3                           Vesting Requirements.

(a)                                  Top-Heavy Years. Anything in Section 5.2 to the contrary notwithstanding, for any Plan Year for which the Plan is a Top-Heavy Plan, a Non-bargaining Participant who has at least one Hour of Service after the Plan becomes a Top-Heavy Plan shall have a nonforfeitable right to a percentage of his Accrued Benefit determined under the following table; provided however, no Participant’s vested percentage (as of the day before the Plan’s becoming a Top-Heavy Plan) shall, be reduced:

Vesting Years	Nonforfeitable Percentage
Less than 3	0%
3 or more	100%

(b)                                 Subsequent Years. If a Participant is covered under the Plan for a Plan Year in which the Plan is a Top-Heavy Plan and the Plan then ceases to be a Top-Heavy for a subsequent Plan Year, then, for each such subsequent Plan Year, the following provisions shall apply:

(1)                                  the amount of such Participant’s nonforfeitable Accrued Benefit shall not be less than the amount of his nonforfeitable Accrued Benefit as of the end of the last Plan Year for which the Plan was a Top-Heavy Plan; and

(2)                                  if such Participant has credit for at least three (3) Vesting Years as of the end of the last Plan Year for which the Plan is a Top-Heavy Plan, then the vesting schedule in (a) above shall continue to apply to such Participant.

15.4                           Limitations on Benefits. If a Limitation Year contains any portion of a Plan Year for which the Plan is a Top-Heavy Plan, then, for purposes of the computation of the Defined Benefit Plan Fraction and Defined-Contribution Plan Fraction under Article 10, shall be substituted for 1.25; provided however, any limitation which results from the application of this sentence may be exceeded so long as there are no Defined Benefit Plan accruals for the individual and no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to the individual.

ARTICLE 16

MISCELLANEOUS

16.1                           Construction.

(a)                                  Article and Section References. Except as otherwise indicated by the context, all references to Articles, Sections or Subsections in the Plan refer to Articles, Sections or Subsections of the Plan. The titles thereto are for convenience of reference only and the Plan shall not be construed by reference thereto.

(b)                                 Gender and Number. As used in the Plan, except when otherwise indicated by the context, the genders of pronouns and the singular and plural numbers of terms shall be interchangeable.

16.2                           Assignment or Alienation of Benefits. Benefits provided under the Plan may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process; provided however, benefits shall be paid in accordance with the applicable requirements of any domestic relations order which is a qualified domestic relations order (as defined in Section 206(d) of ERISA or Section 414(p) of the Code) and certain judgements and settlements pursuant to Section 401(a)(13)(C) of the Code. Except as provided in the foregoing, if any attempt shall be made to reach the beneficial interest of any Participant or Beneficiary by legal process not preempted by ERISA, the Committee may suspend any right of distribution which any Participant or Beneficiary may have, and may direct that such person’s beneficial interest hereunder be paid over or applied for the benefit of such person, or for the benefit of dependents of such person, as the Committee shall determine.

16.3                           Data.

(a)                                  Obligation to Furnish. Each person who participates or claims benefits under the Plan shall furnish to the Committee, any trustee, or any insurance company involved in the funding of the benefits under the Plan, such signatures, documents, evidence, or information as the Committee, such trustee, or such insurance company shall consider necessary or desirable for the purpose of administering the Plan.

(b)                                 Mistakes or Misstatements. In the event of a mistake or a misstatement as to any item of such information, as is furnished pursuant to (a) above, which has an effect on the amount of benefits to be paid under the Plan, or in-the event of a mistake or misstatement as to the amount of payments to be made to a person entitled to receive a benefit under the Plan, the Committee shall cause such amounts to be withheld or accelerated, as shall in its judgment accord to such person the payment to which he is properly entitled under the Plan.

16.4                           Employment Relationship.

(a)                                  No Enlargement of Rights. Except as otherwise provided by law or legally enforceable contract, the establishment of the Plan or of any fund or any insurance contract thereunder, any amendment of the Plan, participation in the Plan, or the payment of any benefits under the Plan, shall not be construed as giving any person whomsoever any legal or equitable claims or rights against the Employer, or its officers, directors, or shareholders, as such, or as giving any person the right to be retained in the employment of the Employer.

(b)                                 Employer’s Rights. The right of the Employer to discipline or discharge an Employee shall not be affected by reason of any of the provisions of the Plan.

16.5                           Merger. Consolidation, or Transfer of Assets or Liabilities. In the event of the dissolution, merger, consolidation, or reorganization of the Employer, provision may be made by which the Plan and Trust shall be continued by the successor and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all the powers, duties and responsibilities of the Employer under the Plan.

In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participant shall be transferred to the other trust fund only if:

(a)                                  Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated);

(b)                                 Resolutions of the Board of Directors of Blue Ridge Paper Products Inc. and of the board of directors of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and in the case of the new or successor employer of the affected Participants, its resolution shall include an assumption of liabilities with respect to such Participant’s inclusion in the new employer’s plan; and

(c)                                  Such other plan and trust are qualified under Section 401(a) and 501(a) of the Code.

16.6                           Incompetency or Disability.

(a)                                  Each person to whom a distribution is payable under the Plan shall be conclusively presumed to be mentally competent and not under a disability that renders him unable to care for his affairs, until the date on which the Committee receives a notice, in a form and manner acceptable to the Committee, to the contrary.

(b)                                 Unless (c) below applies, if the Committee shall find that any individual to whom any benefit is payable under the Plan is unable to care for his or her affairs, is a minor, or has died, then any payment due to him or his estate (unless a prior claim has been made by a duly appointed legal representative) may be paid to the Spouse, child, relative, institution maintaining or having custody or such individual, or any other person or entity deemed by the Committee to be a proper recipient on behalf of such individual otherwise entitled to payment, or the Committee in its discretion may hold such payment until a legal representative, deemed as such by the Committee, is appointed. Any such payment shall be a complete discharge of liabilities of the Plan with respect to that individual.

(c)                                  If such a notice indicates that a guardian, conservator, or other party legally vested with the care of the person or the estate of such person has been appointed by a court of competent jurisdiction, then any payment of a distribution due shall be made to such appointed persons or entity, provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. The Committee shall not be required to look to the application of any such payment so made.

16.7                           Annuity Contracts. In order to provide the benefit to which any person is entitled under the Plan, the Committee may distribute an annuity contract pursuant to the terms of which the person’s benefit is to be provided in compliance with the terms of the Plan. Any annuity contract distributed from the Plan must be nontransferable. Upon the distribution of such an annuity contract, the person entitled to the contract shall have no further rights to a benefit under the Plan; and his rights shall be determined solely by the terms of the annuity contract. Any recourse for a failure of the issuer of the annuity contract to pay all benefits or otherwise follow the terms of the annuity contract shall be against the issuer and not the Plan, the Employer or the Committee.

16.8                           Governing Law. The Plan and all rights and duties under the Plan shall be governed, construed and administered in accordance with the laws of the State of North Carolina, except as governed separately by or preempted by federal law.

16.9                           Severability. In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and interpreted as if such illegal or invalid provision had never been a part of it.

IN WITNESS WHEREOF, An officer of Blue Ridge Paper Products Inc. has executed this Plan as evidence of its adoption as of 7 28, 2000.

BLUE RIDGE PAPER PRODUCTS INC.

	BY	/s/ [ILLEGIBLE]
VICE PRESIDENT HUMAN RESOURCE
Title

ATTEST:
By

APPENDIX ONE

RETIREMENT PLAN FOR SALARIED EMPLOYEES OF BLUE RIDGE PAPER
PRODUCTS INC.

MONTHLY BENEFITS

Appendix One will be used to determine actuarially equivalent monthly benefits under the Plan.

In computing Actuarial Equivalents under the Plan for purposes not otherwise covered by the tables in this Appendix, unless otherwise specified in the Plan, the following actuarial assumptions shall be used:

Interest:	7.5%

Mortality:	1971 TPF&C Forecast
Mortality Table for male lives with a one year setback

All lump sum values for cash out purposes will be determined as provided in Section 2.3.

APPENDIX ONE

CONTINGENT ANNUITANT FACTORS

TABLE 1

ACTURIAL EQUIVALENT FACTORS

OPTION	BASIC FACTOR	ADJUSTMENT FOR DIFFERENCE IN AGES

50% Contingent Annuitant Option	0.900	+.004 for each full year by which the Contingent Annuitant is older than the employee

		-.004 for each full year by which the Contingent Annuitant is more than 5 years younger than the employee

75% Contingent Annuitant Option	0.850	+.006 for each full year by which the Contingent Annuitant is older than the employee

		-.006 for each full year by which the Contingent Annuitant is more than 5 years younger than the employee

100% Contingent Annuitant Option	0.800	+.008 for each full year by which the Contingent Annuitant is older than the employee

		-.008 for each full year by which the Contingent Annuitant is more than 5 years younger than the employee

NOTE: With respect to the Grandfathered Benefits for Former St. Regis Employees under Section 4.4, the ADJUSTMENT FOR DIFFERENCE IN AGES applies for such full year by which the Contingent Annuitant is more than 5 years older or younger than the Employee.

APPENDIX ONE

LIFE-PERIOD CERTAIN OPTION FACTORS

AND

FULL CASH REFUND FACTOR

TABLE 2

OPTION	ACTUARIAL REDUCTION FACTOR

60 Months Certain and Life Thereafter	0.98

120 Months Certain and Life Thereafter	0.93

180 Months Certain and Life Thereafter	0.87

240 Months Certain and Life Thereafter	0.81

Full Cash Refund Annuity Option	0.92

NOTE: Under the Full Cash Refund Annuity Option the initial refund amount is equal to the lump sum value of the employee’s monthly life annuity benefit as of his retirement date i.e., his immediate monthly life annuity times the appropriate factor from this Appendix for determining Monthly Benefits.

ADDENDUM TO THE RETIREMENT PLAN FOR SALARIED EMPLOYEES OF BLUE RIDGE PAPER PRODUCTS INC.

Provisions relating to the Champion International Corporation
Salaried Retirement Plan #001

Transferred Employees and Former Champion Employees as defined in the Retirement Plan For Salaried Employees of Blue Ridge Paper Products Inc. (the “Plan”) were salaried employees of Champion International Corporation (“Champion”) prior to May 14, 1999, and Transferred Employees were covered by the Champion International Corporation Salaried Retirement Plan #001 (the “Champion Plan”) through May 13, 1999. Actual Earnings, Adjusted Earnings, Service, Offset Benefits, Grandfathered Benefits, Preretirement Survivor Annuity Rights, Withdrawal Rights, and Death Benefits prior to May 14, 1999 will be determined for Transferred Employees and Former Champion Employees under the terms of the Champion Plan as in effect on May 13, 1999 and as set forth in this Addendum.

In this connection the following are applicable to the Retirement Plan For Salaried Employees of Blue Ridge Paper Products Inc.:

ARTICLE 2:

“Actual Earnings”. The words “Actual Earnings” prior to May 14, 1999 shall have the same meaning as reflected in the Plan with the following additional exclusions:

(1)          any payments under the Sustain Performance Incentive Awards Program maintained by Champion;

(2)          cash payments of flexible benefits dollars not used to purchase benefits under a plan established under Section 125 of the Code;

(3)          any other special or extraordinary compensation; provided however, the “basic” 12 weeks Interim Pay under the Champion’s “Special Termination Benefits” Policy for Salaried Employees dated October 9, 1984 or the “Special Termination Benefit” Policy for Champion Salaried Employees dated October 8, 1985 shall be included in Actual Earnings.

“Adjusted Earnings”. The words “Adjusted Earnings” prior to May 14, 1999 shall have the same meaning as reflected in the Plan with the following additional clarification for any Transferred Employee who is a Former St. Regis Employee, for any Plan Year prior to 1985 (or 1986, for purposes of Exhibit Two to the Addendum), an amount equal to such Participant’s basic annual rate of compensation, including all commissions and any amounts deferred by the Participant under one or more salary reduction agreements under Sections 125 or 401(k) of the Code but excluding any bonus (except annual incentive awards made in 1982 and thereafter under the St. Regis Corporation Management Incentive Compensation Plan), overtime payment or other additional, special or supplemental compensation.

“Average Earnings”. The words “Average Earnings” prior to May 14, 1999 shall have the same meaning as reflected in the Plan in Section 2.7 with the following additional clarification for Transferred Employees or Former Champion Employees:

For the purpose of Subsection 2.7(a)(2) of the Plan, the Actual Earnings, or Adjusted Earnings where applicable, received in the fifth preceding Plan Year shall not include earnings attributable to the Champion International Corporation Management Incentive Program and/ or other Business Unit Incentive Plans.

Average Earnings of a Participant at any particular time prior to January 1, 1996 shall be his Average Earnings determined by taking into account any bonuses paid rather than any bonuses earned in each Plan Year.

“Beneficiary”. The word “Beneficiary” for a Transferred Employee prior to May 14, 1999 shall mean the following if there is no designated beneficiary:

If there is no designated beneficiary to receive any amount that becomes payable to a Beneficiary, then, except as otherwise provided, the Participant’s beneficiary shall be the Participant’s Surviving Spouse or, if none, then any one or more of the Following, as the Committee shall select, each to receive such amounts as the Committee determines, and such selection and determination shall be final and binding upon all parties concerned:

(a)                                  one or more of all of the next of kin of such Participant

(b)                                 the legally appointed and qualified representative of the estate of such Participant; or

(c)                                  any person deemed by the Committee to have incurred expenses on behalf of or for the benefit of such Participant for which such person should be reimbursed.

“Break in Service”. The words “Break in Service” for Transferred Employees shall have the same meaning as in the Plan provided, however, that if as of December 31, 1984, service was disregarded under the provisions of the Champion Plan, then paragraph 2.11(a) of the Plan shall not cause such service to be taken into account.

“Early Retirement Age”. The words “Early Retirement Age” for Transferred Employees shall be as reflected in Section 2.18 of the Plan unless one of the following is applicable:

In the case of a Transferred Employee who was first employed by Champion prior to January 1, 1977, and who was covered under the Champion Plan, the Early Retirement Age shall be age fifty-five (55).

In the case of a Transferred Employee who is not described in the paragraph immediately above, who was not a Former St. Regis Employee (as defined below), and who was an Employee of Champion before January 1, 1986, the Early Retirement Age shall be age fifty-five (55) and at least five (5) Vesting Years.

“Former Hoerner Waldorf Employee”.  A Former Hoerner Waldorf Employee means a Participant who was employed by Hoerner Waldorf Corporation on February 23, 1977.

“Former St. Regis Employee”. A Former St. Regis Employee means a Participant who was employed by St. Regis Corporation on or after November 20, 1984 and prior to its merger into Champion.

“Vesting Service”. Vesting Service prior to May 14, 1999 for a Transferred Employee and a Former Champion Employee (as defined in the Plan) shall be disregarded as follows:

Periods of Service before January 1, 1971, unless the individual has had at least three (3) Vesting Years after December 31, 1970; and

Periods before January 1, 1989, if such service would have been disregarded under the rules of the Champion Plan (or any plan which was merged into the Champion Plan) relating to breaks in service or failure to complete a required period of service within a specified period of time (whether or not such rules are so designated) as such rules were in effect on the applicable date prior to January 1, 1989.

“Years of Credited Service”. With regard to Noncovered Years of Credited Service for a Transferred Employee, such Noncovered Years will be counted only if, in addition to the conditions set forth in Section 2.50(a)(4) of the Plan, the transfer to Salaried Employee status occurred on or after January 1, 1975.

ARTICLE 4

Offset for Pre-1975 Plan Withdrawal Right Amount.

(A)                              General. If a Transferred Participant has withdrawn any of his Pre-1975 Plan Withdrawal Right Amount, then his retirement benefit, computed under Section 4.2(a) of the Plan shall be reduced by the then Actuarial Equivalent of the aggregate amounts so withdrawn by him, subject to (B) below.

(B)                                Vested Terminated. If a Participant, to whom (A) above applies, is vested terminated at the time the reduction is computed under (A) above, then, solely for the purpose of determining the amount of such reduction, there shall be added to any amount theretofore so withdrawn by him interest at the rate of four percent (4%) per annum, compounded annually, from the date of such prior withdrawal to the date as of which the amount of such reduction is being computed. For the purpose of this Section, “Pre-1975 Plan Withdrawal Right Amount” shall mean a Participant’s retirement benefit in an amount equal to the portion of the Plan Assets attributable to Employer contributions with respect to which he had a withdrawal right under the Pre-1975 Plan at his retirement or termination of employment prior to retirement determined on the basis that he shall continue to have such withdrawal right under the Champion Plan.

Offset for Certain Amounts Paid or Payable under Champion International Corporation Savings Plan #077. If a Transferred Employee is entitled to a benefit under Champion International Corporation Hourly Profit Sharing Plan Number 063 (which was merged into the Champion International Corporation Savings Plan #077) and if his period of participation thereunder also constitutes Years of Credited Service with respect to him under the Plan, then his annual retirement benefit computed under Section 4.2(a) of the Plan, shall be reduced by the value of the annual retirement benefit under said Plan Number 063 which is attributable to the contributions of the Employer, its subsidiary and/or affiliated corporations. For purposes of the foregoing, the Participant’s account under said Plan Number 063 which is attributable to the contributions of the Employer, its subsidiaries and/or affiliated corporations, valued as of the valuation date thereunder coinciding with or last preceding his Normal Retirement Age, shall be multiplied by ten percent (10%) to determine the annual retirement benefit attributable thereto; provided however, if a Participant ceases to be a Salaried Employee prior to his Normal Retirement Date, then such account shall be valued as of the valuation date coinciding with or last preceding such cessation, interest shall be added thereto at the rate of five percent (5%) (or such other rate as may be effective for purposes of Section 41l(c)(2)(C) of the Code) per annum compounded annually to such Participant’s Normal Retirement Date, and the sum shall be multiplied by ten percent (10%) to determine the annual retirement benefit attributable thereto.

Offset for Certain Account Under Champion International Corporation Savings Plan #077.

(A)                              General. A Transferred Employee’s annual retirement benefit, computed under Section 4.2(a) of the Plan, shall be reduced by:

(i)                                     the sum of:

(I)                                    his account balance, as of October 1, 1978, attributable to employer contributions under Champion International Corporation Salaried Profit Sharing Plan Number 062 (which was merged into the Champion International Corporation Savings Plan #077); plus

(II)                                interest, imputed at eight and one half percent (8.5%) per year, compounded annually, from October 1, 1978 to his Normal Retirement Date; divided by

(ii)                                  8.0946.

(B)                                Payment Prior to Normal Retirement Age. Anything in the Plan to the contrary notwithstanding, if the payment of a Participant’s benefit commences prior to Normal Retirement Age, then, for purposes of reducing his Accrued Benefit, the following factors (interpolated on a straight line basis for full months) shall be applied with respect to the offset under (A) above:

Age	Factors

65	1.0000
64.9000
63.8112
62.7320
61.6613
60.5981
59.5415
58.4908
57.4453
56.4043
55.3674

Offset for Benefits Under St. Regis Corporation Retirement Plan for Salaried Employees. A Transferred Employee’s annual retirement benefit as determined in accordance with Section 4.2(a) of the Plan shall have the part of benefit paid by the Champion Plan reduced by the Actuarial Equivalent of any benefit to him under the terminated St. Regis Corporation Retirement Plan for Salaried Employees.

Grandfathered Benefit for Pre-1975 Champion Plan Participants. If a Transferred Employee is otherwise entitled to a benefit under the Champion Plan, and he was a Participant in the Pre-1975 Plan on December 31, 1974, then such benefit shall not be less than a monthly retirement benefit equal to the monthly retirement benefit which he would have received under the Pre-1975 Plan if the Pre-1975 Plan had continued in effect and if he had continued to receive such compensation as was taken into account in determining his retirement income under the Pre-1975 Plan at an annual rate after 1974 equal to his 1974 rate of compensation.

Grandfathered Benefits for Former Hoerner Waldorf Employees. If a Transferred Employee is a Former Hoemer Waldorf Employee, then, at any time prior to January 1, 1986, his Accrued Benefit shall not be less than his monthly benefit determined under the Hoerner Waldorf benefit formula as set forth in Exhibit One to this Addendum. (The Exhibit One to this Addendum attached hereto is a copy of Appendix Two to the Champion International Corporation Salaried Retirement Plan #001.) From and after January 1, 1986, his Accrued Benefit shall not be less than the sum of:

(a)                                   a benefit determined, as of December 31, 1985, under the Hoemer Waldorf benefit formula as set forth in Exhibit One of the Addendum to this Plan on the basis of:

(1)                                  his Average Earnings as of the earlier of

(A)                              December 31, 1985, or

(B)                                age 65;

(2)                                  his Social Security Benefits at age 65 determined on the basis of the following assumptions:

(A)                              he has level future earnings to age fifty-five (55) (based on his Adjusted Earnings for 1985) and zero earnings thereafter;

(B)                                if he is over age fifty (50) on December 31, 1985, his Social Security Benefits are reduced by 1/15th for each year under age sixty-five (65) on December 31, 1985 (subject to a maximum reduction of twenty percent (20%); and

(C)                                if he is over age sixty-five (65) on December 31, 1985, his Social Security Benefits at age sixty-five (65) apply; plus

(b)                                 the product of (1) and (2) below where:

(1)                                  is equal to

(A)                              the benefit he would have at Normal Retirement Age under the Hoerner Waldorf benefit formula as set forth in Exhibit One of the Addendum to the Plan, determined on the basis of the following assumptions:

(i)                                     his Average Earnings are determined for the highest five (5) consecutive Plan Years from the calendar year of attainment of age fifty-six (56) through the calendar year of attainment of Normal Retirement Age, both inclusive;

(ii)                                  his Adjusted Earnings for 1986 and each subsequent year are equal to the greater of his base rate of pay on December 31, 1985 or his Adjusted Earnings for 1985;

(iii)                               his Social Security Benefits at age sixty-five (65) are determined on the basis of:

(I)                                    level earnings for 1986 and each subsequent year equal to the greater of his base rate of pay on December 31, 1985 or his Adjusted Earnings for 1985;

(II)                                earnings for 1985 and prior years on the basis of a seven percent (7%) backwards salary scale; and

(III)                            the Social Security Act as in effect on December 31, 1985; minus

(B)                                the amount determined under (a) above; and

(2)                                  is a fraction, not exceeding 1, the numerator of which is his actual Years of Credited Service after December 31, 1985 and the denominator of which is the Years of Credited Service after December 31, 1985 he would have if he separated from service at Normal Retirement Age; plus

(c)                                  if he was a Participant in Champion International Corporation Salaried Pension Plan Number 039 or Champion International Corporation Salaried Pension Plan Number 061 on September 27, 1979, the Actuarial Equivalent of any accrued benefit under such plan as of September 27, 1979.

Grandfathered Benefits for Former St. Regis Employees. If a Transferred Employee is a Former St. Regis Employee, then subject to the offset under the Section of the Addendum entitled Offset for Benefits Under St. Regis Corporation Retirement Plan for Salaried Employees, at any time prior to January 1, 1986, his Accrued Benefit shall not be less than his monthly benefit determined under the St. Regis benefit formula as set forth in Exhibit Two to this Addendum. (The Exhibit Two to this Addendum attached hereto is a copy of Appendix Three to the Champion International Corporation Salaried Retirement Plan #001.) From and after January 1, 1986, his Accrued Benefit shall not be less than the sum of:

(a)                                  a benefit determined, as of December 31, 1985, under the St. Regis benefit formula as set forth in Exhibit Two; plus

(b)                                 the product of (1) and (2) below where:

(1)                                  is equal to:

(A)                              the benefit he would have at Normal Retirement Age under the St. Regis benefit formula as set forth in Exhibit Two of the Addendum. It is assumed that his Adjusted earnings for 1986 and each year thereafter are equal to his Adjusted Earnings as of December 31, 1985; minus

(B)                                the amount determined under (a) above; and

(2)                                  is a fraction, not exceeding 1, the numerator of which is his actual Years of Credited Service after December 31, 1985 and the denominator of which is the Years of Credited Service after December 31, 1985 he would have if he separated from service at Normal Retirement Age.

ARTICLE 6

Termination of Employment. A Transferred Employee who is entitled to a benefit under the Champion Plan who has not met the requirements for Normal Retirement, Early Retirement, or Postponed Retirement shall have his benefit reduced as reflected in Section 6.4 of the Plan and in addition benefits accrued prior to May 14, 1999 shall be reduced pursuant to the following schedule for any period or periods during which the Participant is covered by the Preretirement Survivor Annuity prior to May 14, 1999:

Participant’s Age	Reduction for Each Month of Coverage

Less than 35	0%
At least 35 but less than 45	1/12 of .1%
At least 45 but less than 55	1/12 of .2%
At least 55 but less than 65	1/12 of .5%
65 or older	0%

ARTICLE 7

Pre-1975 Champion Plan Withdrawal Right. This provision applies to any Transferred Employee who will receive a benefit from the Champion Plan.

(a)                                  Right to Withdraw. If, under the Pre-1975 Champion Plan, a Transferred Employee had a right, at his retirement or termination of employment prior to retirement, to withdraw a portion of the Champion Plan Assets attributable to Employer contributions (which portion, if not so withdrawn, would be used to provide a part of his retirement benefit under the Champion Plan derived from Employer contributions), then, upon such Transferred Employee’s retirement or termination of employment, he shall be entitled to withdraw his Pre-1975 Champion Plan Withdrawal Right Amount in a lump sum; provided however, he must also elect to withdraw his Voluntary Participant Account if any. If a Transferred Employee’s nonforfeitable benefit under the Champion Plan has a present value (determined in accordance with Section 7.4(d)) of the Plan of more than $5,000, then a withdrawal hereunder shall be subject to a waiver of the Qualified Joint and Survivor Annuity (with respect to such withdrawal) under Section 7.2 of the Plan.

(b)                              Amount. The Pre-1975 Champion Plan Withdrawal Right Amount of a Transferred Employee shall be a retirement benefit in an amount equal to the portion of the Champion Plan assets attributable to Employer contributions with respect to which he had a withdrawal right, under the Pre-1975 Champion Plan, at his retirement or termination of employment prior to retirement (which portion if not so withdrawn, would be used to provide a part of his retirement benefit under the Champion Plan derived from

Employer contributions), determined on the basis that he shall continue to have such withdrawal right under the Champion Plan.

ARTICLE 8

DEATH BENEFITS

Entitlement Under Provisions of the Champion Plan Prior to May 14, 1999. The Preretirement Survivor Annuity provisions under the Champion Plan will be applicable to any Transferred Employees prior to May 14, 1999 if:

(A)                              the Transferred Employee and his Surviving Spouse were married throughout the one (1) year period ending on the date of the Transferred Employee’s death;

(B)                                the Transferred Employee has not elected to waive the Preretiement Survivor Annuity;

(C)                                the Transferred Employee has met the requirements reflected in Section 8.1(a) and (b) of the Plan.

Waiver of Preretirement Survivor Annuity.

(1)                                  General. A Transferred Employee may waive coverage of the Preretirement Survivor Annuity, at any time during his Election Period under (3) below, if:

(A)                              the Participant’s benefits are reduced, pursuant to the section of the Addendum entitled Termination of Employment in Article 6, on account of the coverage of the Preretirement Survivor Annuity; or

(B)                                the Participant desires the coverage, after his attainment of Normal Retirement Age and before his Benefit Commencement Date, of an optional survivor benefit pursuant to Section 8.2 of the Plan.

Such waiver must be in writing and must specify the specific Beneficiary or Beneficiaries, if any, to whom any death benefits under the Plan will be available.

(2)                                  Revocation. Any waiver under (1) above may be revoked at any time during the Participant’s Election Period under (3) below. There shall be no limitation on the number of such elections and revocations permitted during such Election Period.

(3)                                  Election Period. For purposes of (1) and (2) above, the Election Period shall be the period

(A)                              beginning on the earlier of:

(i)                                     (I)                                    in the case of a Participant to whom in (1) (A) above applies, the first day of the Plan Year in which he attains age thirty-five (35),

(II)                                in the case of a Participant described in (1)(B) above, the first day of the Plan Year in which he attains Normal Retirement Age; or

(ii)                                  the date of the Participant’s separation from service; provided however, if the Participant returns to service, then any election made prior to the first day of the Plan Year in which he attains age thirty-five (35) shall be voided; and

(B)                                ending on the Participant’s date of death.

(4)                                  Written Explanation.

(A)                              The Committee shall provide to each Participant, within the Applicable Period (defined below) and consistent with such regulations as the Secretary of the Treasury may prescribe, a written explanation of:

(i)                                     the terms and conditions of the Preretirement Survivor Annuity;

(ii)                                  the Participant’s right to make, and the effect of, an election under (1) above to waive the coverage of the Preretirement Survivor Annuity;

(iii)                               the rights of the Participant’s Spouse under (5) below;

(iv)                              the right to make, and the effect of, a revocation of an election under (2) above; and

(v)                                 the eligibility conditions, material features and relative values of any optional forms of benefit under the Plan.

(B)                                Applicable Period means, with respect to a Participant, whichever of the following periods ends last:

(i)                                     the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35); or

(ii)                                  the period beginning one year prior to, and ending one year after, the date the individual becomes a Participant.

In the case of a Participant who separates from service before attaining age thirty-five (35), the “Applicable Period” means in all events the period beginning one year before the separation from service and ending one year after such separation; provided that if such a Participant returns to service, the provisions of (i) and (ii) above shall again apply.

(5)                                  Spousal Consent. A waiver under (1) above shall not be effective with respect to a Spouse of a Participant unless:

(A)                              such Spouse consents in writing to such election, and such Spouse’s consent:

(i)                                     acknowledges the effect of such election,

(ii)                                  acknowledges the specific Beneficiary or Beneficiaries, if any, to whom any death benefits under the Plan will be payable, and

(iii)                               is witnessed by a Plan representative or a notary public; or

(B)                                it is established to the satisfaction of a Plan representative that the consent required under (A) above may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be provided in regulations of the Internal Revenue Service.

Post Retirement Death Benefits

Former St. Regis Employees. The Post-Retirement Death Benefit with respect to a Transferred Employee in the Plan and who was a former St. Regis Employee and who at any time from October 1, 1985 through December 31, 1985, had attained Early Retirement Age, shall be the greatest of:

(A)                              $10,000,

(B)                                the amount determined under (1) or (2) of Section 8.3 of the Plan, whichever is applicable, or

(C)                                (i)                                     if he dies at any time prior to July 1 of the calendar year following the calendar year in which he retires, the amount determined by subtracting the Adjusted Amount from the Participant’s Group Coverage Amount;

(ii)                                  if he dies at any time on or after July 1 of the calendar year following the calendar year in which he retires but before July 1 of the second calendar year following the calendar year in which he retires, the amount determined by subtracting the product of two (2) times the Adjusted Amount from the Participant’s Group Coverage Amount;

(iii)                               if he dies at any time on or after July 1 of the second calendar year following the calendar year in which he retires but before July 1 of the third calendar year following the calendar year in which he retires, the amount determined by subtracting the product of three (3) times the Adjustment Amount from the Participant’s Group Coverage amount,

(iv)                              if he dies at any time on or after July 1 of the third calendar year following the calendar year in which he retires, the amount determined by subtracting the product of four (4) times the Adjustment Amount from the Participant’s Group Coverage Amount.

As used in this subparagraph, the following terms, when capitalized, shall have the following meanings:

“Adjustment Amount” means, with respect to a Participant who is a former St. Regis Employee, the amount determined by subtracting fifty percent (50%) of the first $100,000 of the Participant’s Base Rate from the Participant’s Group Coverage Amount and by multiplying the resulting amount by ..25.

“Base Rate” means, with respect to a Participant who is a former St. Regis Employee, the annual rate of pay for such Participant as of September 30, 1985 (not including overtime or any other special or supplemental compensation) except that with respect to a Participant who is compensated in whole or in part by commissions, “Base Rate” means the regular pay (not including overtime or any other special or supplemental compensation) and commissions actually received in 1984.

“Group Coverage Amount” means, with respect to a Participant who is a former St. Regis Employee, the face amount, as of September 30, 1985 of the Participant’s life insurance coverage under the active group life insurance provided by the Employer (including that part of the face amount attributable to premiums paid by the Participant).

For purposes of this subparagraph, a Participant who retires after his Normal Retirement Date shall be deemed to have retired on his Normal Retirement Date.

Offset Provision. Notwithstanding any provisions in Section 8.3 of the Plan under paragraphs (1), (2), and (3) to the contrary, any Post-Retirement Death Benefit payable to a Transferred Employee shall be offset by any death benefit payable with respect to such Participant from the Champion International Corporation Executive Insurance Plan #700.

(4)                                  for a Participant who became an employee of Hoerner Waldorf Corporation on June 9, 1973, as a result of its acquisition of the Columbus, Indiana plant from Weyerhauser Company, the amount of past service benefit as stated in Plan Number 038 and expressed as an annual amount; or

(b)                                 his “pension credits” as determined under Plan Number 038 as of December 31, 1977 (December 31, 1978 with respect to Little Rock, Arkansas Organized Salaried Employees) and expressed as an annual amount.

2.                                       Deduction for Other Pension Payments. Notwithstanding the foregoing provisions, the amounts otherwise computed thereunder shall be reduced by the amount (expressed on a comparable basis that is an Actuarial Equivalent) of the pension, if any, to which the Participant is entitled under any other fixed benefit pension plan that meets the requirements of section 401 (a) of the Code, and that was financed in whole or in part by the Employer or a predecessor or affiliated company, but only to the extent such other pension is attributable to employer contributions and to the same period of service.

3.                                       Profit Sharing Offset. “Profit Sharing Offset” shall mean one-half (1/2) of the lesser of the amounts determined in accordance with the following paragraphs:

(a)                                     The amount determined to be the amount of an annuity, for the life of the Participant only with payments commencing on the first day of the month following his Normal Retirement Date, that would be provided by application on October 31, 1972 of an amount equal to the value of the Participant’s account on such date determined under the provisions of the Hoerner Waldorf Corporation Supplemental Profit Sharing Plan assuming interest thereafter at five percent (5%) per annum and mortality after his Normal Retirement Date in accordance with the 1951 Group Annuity Projection Scale C to 1960; or

(b)                                    The amount determined to be the amount of an annuity, for the life of the Participant only with payments commencing on the first day of the month following his Normal Retirement Date, that would be provided by application on October 31, 1972 of an amount equal to the value of the Participant’s account on such date under the provisions of the Hoerner Waldorf Corporation Supplemental Profit Sharing Plan plus any accumulated earnings or minus any accumulated losses thereon, based on the cumulative quarterly appraisal factors for Champion International Corporation Salaried Profit Sharing Plan Number 062, through the last day of the quarter immediately preceding or coincident with the earlier of his termination of employment or Normal Retirement Date and assuming interest thereafter at five percent (5%) per annum and mortality after his Normal Retirement Date in accordance with the 1951 Group Annuity Projection Scale C to 1960.

4.                                       Intermountain Pension Service. For purposes of Section 1 of this Appendix, in the case of a Participant with continuous employment with The Intermountain Company, Hoerner Waldorf Corporation, and Champion International Corporation, the following shall apply with respect to any benefits that have been or may become payable on account of retirement or other termination of employment from the Employer:

(a)                                  In determining such a Participant’s years of Credited Service under Plan Number 038, he shall receive credit for service with The Intermountain Company prior to April 1, 1973.

(b)                                 Any additional amount resulting from the application of (a) above shall be reduced by the value of the retirement benefit which is derived from the portion of the Participant’s balance under Champion International Corporation Salaried Profit Sharing Plan Number 062 which is attributable to The Intermountain Company Profit Sharing Retirement Trust. For purposes of the foregoing, such portion of the Participant’s account under said Plan 062, valued as of the valuation date thereunder coinciding with or last preceding his Normal Retirement Date, shall be multiplied by ten percent (10%) to determine the annual retirement benefit attributable thereto; provided however, if a Participant ceases to be an Employee prior to his Normal Retirement Date, then such portion shall be valued as of the valuation date coinciding with or last preceding such cessation, interest shall be added thereto at the rate of five percent (5%) (or such other rate as may be effective for purposes of section 41l(c)(2)(D) of the Code) per annum compounded annually to such Participant’s Normal Retirement Date, and the sum shall be multiplied by ten percent (10%) to determine the annual retirement benefit attributable thereto.

5.                                       Employees of Hoerner Waldorf Pan American Bag Co., Inc. For purposes of this Appendix, a Participant employed by Hoerner Waldorf Pan American Bag Co., Inc. shall be deemed to have been employed by Hoerner Waldorf Corporation and, after its merger into Champion International Corporation, by Champion International Corporation from the later of his latest date of hire by Hoerner Waldorf Pan American Bag Co., Inc. or November 1, 1973.

EXHIBIT TWO TO THE ADDENDUM
TO THE
RETIREMENT PLAN FOR EMPLOYEES OF BLUE RIDGE PAPER PODUCTS INC.

ST. REGIS BENEFITS

1.                                       Formula. A Participant’s St. Regis benefit shall be an annual benefit, in the form of a single life annuity, equal to:

(a)                                  for service prior to July 1, 1973, the sum of

(1)                                  (A)                              his “past service” as defined in Plan #080 times

(B)                                the sum of

(i)                                     0.8 percent of his highest five year average Adjusted Earnings not in excess of $7,800 plus

(ii)                                  1 percent of any such excess; plus

(2)                                  (A)                              his “contributory service” as defined in Plan #080 times

(B)                                the sum of

(i)                                     1.15 percent of his highest five (5) year average Adjusted Earnings not in excess of $7,800 plus

(ii)                                  1.5 percent of any such excess; plus

(b)                                 for service after June 30, 1973:

(1)                                    his “credited service” as defined in Plan #080 times

(2)                                    the difference between:

(A)                              1.5 percent of his highest five (5) year average Adjusted Earnings and

(B)                                1.25 percent of the primary old age insurance benefit which a Participant who is fully insured would be entitled to receive under the Federal Social Security Act upon application for benefits at age sixty-five (65), based on the Federal Social Security Act as in effect on the date of determination without any increase in the wage base or benefit levels that take effect after that date, and assuming that his Adjusted Earnings at the time the determination is made remain the same until age sixty-five (65), that his compensation increased prior thereto at the rate of seven percent (7%) a year, and that he has no earnings after age sixty-five (65) which would diminish or eliminate his Social Security benefits; plus

(c)                                  the excess, if any, of

(1)                                  the amount of retirement income (in the form of a single life annuity) under the provisions of any retirement or pension plan of a “Class II (a) Predecessor” or a “Class II (b) Predecessor” as defined in Plan #080 over

(2)                                  the benefit determined under (a) and (b) above with respect to the Participant’s period of employment with such Predecessor; minus

(d)                                 the Actuarial Equivalent of any retirement income received under any such Predecessor’s plan or plans with respect to service taken into account under Plan #080.

2.                                       Minimum. The benefit computed under Section 1 above shall not be less than $10 per month for each year in a Participant’s “period of service” as defined in Plan #080.

EXHIBIT A

RETIREMENT PLAN FOR SALARIED EMPLOYEES
OF BLUE RIDGE PAPER PRODUCTS INC.

The purpose of this Exhibit A is to list all adopting employers and the type of Service recognized by the Retirement Plan for Salaried Employees of Blue Ridge Paper Products Inc.

Name of Adopting Employer	Type of Service Recognized	Date of Service Recognized
Westvaco	Eligibility Service Vesting Service Credited Service	Last date of hire with Westvaco Last date of hire with Westvaco Date of acquisition ( )

Champion International	Eligibility Service Vesting Service Credited Service	Last date of hire with Champion International Last date of hire with Champion International Last date of hire with Champion International

ST. Regis Corporation	Eligibility Service Vesting Service Credited Service	Last date of hire with St. Regis Last date of hire with St. Regis Last date of hire with St. Regis

Hoerner Waldorf Corporation	Eligibility Service Vesting Service Credited Service	Last date of hire with Hoerner Waldorf Last date of hire with Hoerner Waldorf Last date of hire with Hoerner Waldorf

M-EXHIBIT 2

RESOLUTIONS OF
BOARD OF DIRECTORS OF
BLUE RIDGE PAPER PRODUCTS INC.

WHEREAS, on May 14, 1999 (the “Closing Date”), Blue Ridge Paper Products Inc. (the “Company”) purchased the assets of the “Canton System” from Champion International Corporation (“Champion”); and

WHEREAS, immediately prior to the Closing Date, salaried employees of the Canton System participated in the Champion International Corporation Salaried Retirement Plan #001, a tax-qualified pension plan (the “Champion Plan”); and

WHEREAS, it is desirable for the Company to adopt its own tax-qualified pension plan, for the salaried employees of the Company, which plan will be substantially similar to the Champion Plan as in effect immediately prior to the Closing Date; and

WHEREAS, it is further desirable that this Company pension plan provide that the total pension benefit, from the Champion Plan and the Company pension plan considered together, for each salaried employee of the Company who participated in the Champion Plan immediately prior to the Closing Date shall be identical to the pension benefit that person would have received under the Champion Plan, as in effect immediately prior to the Closing Date, had such person instead remained an employee of Champion.

NOW THEREFORE, be it

RESOLVED, that, subject to the receipt of a favorable determination letter from the Internal Revenue Service (“IRS”), the Company hereby adopts the Retirement Plan for Salaried Employees of Blue Ridge Paper Products, Inc. (the “Salaried Pension Plan”), effective as of May 14, 1999, substantially in the form described in Exhibit A attached hereto; and be it further

RESOLVED, that the Salaried Pension Plan, as so adopted (and as described, substantially in the form set out in Exhibit A hereto) shall not apply with respect to any salaried employee of the Company who has been (either during such person’s period of employment with the Company or Champion) promoted from hourly employee status to salaried employee status (or who may be so promoted by the Company in the future), it being understood that the inclusion of each such person under the Salaried Pension Plan (and the terms and conditions on which each such person shall so participate) shall be the subject of future action by the Company; and be it further

RESOLVED, that the Board of Directors (the “Board”) hereby appoints Wachovia Bank, N.A., (“Wachovia”) as the trustee under the Salaried Pension Plan, effective as of May 14, 1999; and be it further

RESOLVED, that, so as to facilitate the efficient administration and operation of the Salaried Pension Plan and the trust agreement with Wachovia, the Board hereby establishes a committee, to be known as the Employee Benefits Committee, to be comprised of at least two officers or employees of the Company (or of Blue Ridge Holding Corp.), each of whom shall be appointed by the Board, and which committee shall be the “Named Fiduciary,” for purposes of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), under the Salaried Pension Plan; and be it further

RESOLVED, that, effective the date hereof, the Board hereby appoints Thomas H. Carter and Richard Lozyniak as the initial members of the Employee Benefits Committee; and be it further

RESOLVED, that each officer of the Company (and of Blue Ridge Holdings Corp.) be, and each of them individually hereby is, authorized and directed to (i) prepare the actual text of the Salaried Pension Plan document reflecting the terms of the Plan as set forth in Exhibit A, together with any changes to the Salaried Pension Plan, additions thereto and deletions therefrom as such officer determines is necessary or advisable to effectuate the establishment of the Salaried Pension Plan, (ii) execute the trust agreement with Wachovia, (iii) execute and deliver such other documents and agreements (including, but not limited to, any administrative services or recordkeeping agreement and any fee agreement), incur such fees and expenses on behalf of the Company, and take such other actions (including, but not limited to, submitting the Salaried Pension Plan to the IRS for a favorable determination letter and making such further changes to the Salaried Pension Plan as the IRS may require as a condition to the issuance of such favorable determination), as such officer may determine is necessary or advisable to carry out the purposes and intent of the foregoing resolutions, such officer’s taking of any of these aforementioned actions to be conclusive evidence of such officer’s approval thereof; and be it further

RESOLVED, that the Board hereby confirms, ratifies and approves all actions taken by officers and employees of the Company in furtherance of the purposes and intent of the foregoing resolutions.

Exhibit A

Retirement Plan for Salaried Employees of
Blue Ridge Paper Products Inc.

Description of Significant Terms and Conditions

Name:	Retirement Plan for Salaried Employees of Blue Ridge Paper Products Inc. (the “Plan”).

Effective
Date:	May 14, 1999.

Eligible
Employees:

Each employee of Blue Ridge Paper Products Inc. and its participating subsidiaries and affiliates (the “Employer”), excluding any person who is (i) compensated on an hourly basis, (ii) a member of a collective bargaining unit, (iii) a nonresident alien who receives no earned income from the Employer which constitutes income from sources within the United States, (iv) a nonresident alien on temporary assignment in the United States, (v) designated by the Employer as a leased employee, independent contractor or consultant, regardless of whether such person may be held to be a common law employee of the Employer by a court, the Internal Revenue Service, or any other relevant federal, state or local governmental authority or agency, (vi) any person not otherwise described in (v) above who, without regard to such person’s status by the Employer, is otherwise a “leased employee,” within the meaning of Section 414(n) of the Internal Revenue Code, and (vii) any employee who is excluded from benefit coverage as part of an employment agreement or contract.

Participation:

Each Eligible Employee who (i) was a participant in the Champion International Corporation Salaried Retirement Plan #001 on May 13, 1999 (such plan as in effect on that date being hereafter referred to as the “Champion Plan”), (ii) was actively employed by Champion International Corporation (or one of its subsidiaries or affiliates on that date) (collectively, “Champion”) and (iii) became a salaried employee of the Employer on May 14, 1999 (a person who met all three conditions being referred to as a “Transferred Employee”) shall become a participant in the Plan, effective May 14, 1999.

Each other Eligible Employee shall become a participant in the Plan on the first day of the month coinciding with or next following the date on which such person is credited with at least one “Eligibility Year” (as that term is defined under the Champion Plan”)), but based on service with the Employer. In addition, in the case of a person who was actively employed by Champion, as a salaried employee, on May 13, 1999, (ii) became a salaried employee of the Employer on May 14, 1999 but (iii) was not a participant in the Champion Plan on May 13, 1999 (a person who met all three conditions being referred to as a “Former Champion Employee”), such person’s employment with Champion prior to May 14, 1999 shall also be taken into account in determining when such person has completed the required “Eligibility Year” under the Plan, to the same extent that such service would have been counted in determining an “Eligibility Year” under the Champion Plan had that person instead remained a Champion employee.

Vesting Schedule:

Same as the vesting schedule under the Champion Plan, with years of “vesting service” under the Plan being determined in same manner as under the Champion Plan, but based on service with the Employer.  In addition, in the case of a Transferred Employee or a Former Champion Employee, such person’s employment with Champion prior to May 14, 1999 shall also be taken into account in determining such person’s “vesting service” under the Plan, to the same extent as that such service would have been counted under the Champion Plan in determining “vesting service” under the Champion Plan had that person instead remained a Champion employee.

Benefit Formula:

Same as the benefit formula which would apply under the Champion Plan to a person who first became a participant in the Champion Plan on May 1, 1999. In applying this benefit formula under the Plan, years of credited service and compensation shall be determined in substantially the same manner as under the Champion Plan, but based on service and compensation with the Employer. In addition, in the case of a Former Champion Employee, such person’s service with, and compensation from, Champion prior to May 14, 1999 shall also be taken into account under the Plan’s benefit formula, to the same extent as that such service and compensation would have been taken into account under the Champion Plan had such person instead remained a Champion employee and ultimately become a participant in the Champion Plan.

Retirement
Dates:	Same as under the Champion Plan.

Benefit Reduction
for early retirement:	Same as under the Champion Plan.

Forms of
Benefits:	The normal forms of benefit shall be the same as under the Champion Plan. The optional forms of benefit shall be substantially the same as the Champion Plan.

Death Benefits:	Substantially the same as under the Champion Plan.

Special Rules for
Transferred
Employees:

So as to provide each Transferred Employee with the same total pension benefit such employee would have received had such person instead remained a Champion employee, each Transferred Employee’s benefit under the Plan shall be equal to:

(i)

the amount determined under the above benefit formula, but treating, for purposes of this formula, all whole or partial “years of credited service” and “compensation” which were otherwise taken into account for that person under the Champion Plan, as of May 13, 1999 as “years of credited service” with, and “compensation” from, the Employer, but the resulting benefit amount reduced by

(ii) the amount of the retirement benefit which such person had earned under the Champion Plan benefit formula as of May 13, 1999.

(2)                                 Retirement Plan for Salaried Employees of Blue Ridge Paper Products Inc.

WHEREAS, the Board of Directors of Blue Ridge Paper Products Inc. (the “Board”) has previously established the Employee Benefits Committee under the Retirement Plan for Salaried Employees of Blue Ridge Paper Products, Inc. (the “Salaried Pension Plan”); and

WHEREAS, the Board has previously appointed Wachovia Bank, N.A. (“Wachovia”) as the trustee under the trust established in connection with the Salaried Pension Plan (the “Salaried Pension Plan Trust”); and

WHEREAS, to facilitate the efficient administration and operation of the Salaried Pension Plan and the trust agreement with Wachovia, the Board by resolution dated February 24, 2000 established the Employee Benefits Committee, comprised of at least two officers or employees of the Company (or of Blue Ridge Holding Corp.), and which committee is the “Named Fiduciary,” for purposes of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), under the Salaried Pension Plan; and

WHEREAS, pursuant to Section 13.2(a) of the Salaried Pension Plan, the Board desires to appoint a new committee; and

NOW THEREFORE, BE IT RESOLVED, that, effective November 27, 2000, the Board hereby appoints Richard Lozyniak, John B. Wadsworth and Bonnie G. Blackley as the members of the Employee Benefits Committee; and

FURTHER RESOLVED, that the acts and deeds of the proper officers of the Corporation necessary to carry out the intent and purpose of these resolutions be, and the same hereby are, ratified, confirmed, and adopted as the acts and deeds of the Corporation.

3

FIRST AMENDMENT TO THE

RETIREMENT PLAN FOR SALARIED EMPLOYEES
OF BLUE RIDGE PAPER PRODUCTS, INC.

The Retirement Plan for Salaried Employees of Blue Ridge Paper Products, Inc. is hereby amended by the First Amendment as follows:

1.                                       Section 2.6 “Annuity Starting Date” is amended be deleting this Section in its entirety and substituting the following therefor:

2.6                                 “Annuity Starting Date” means the first day of the first period in which all events have occurred which entitle the Participant to a benefit payable as an annuity or any other form.

2.                                       Section 7.4(b) Consent to Early Payment is amended by adding the following to the end of subsection 7.4(b)(2):

A Participant’s waiver and the spouse’s consent waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity shall not be effective unless:

(a)          the Participant’s spouse consents in writing to the election;

(b)         the election designates a specific alternate beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent);

(c)          the spouse’s consent acknowledges the effect of the election; and

(d)         the spouse’s consent is witnessed by a Plan representative or notary public.

Additionally, a Participant’s waiver of the qualified joint and survivor annuity will not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver that does not have spousal consent will be deemed a qualified election.

Any consent by a spouse obtained under this provision (or the establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time prior to the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as indicated above and such notice gives a written explanation of:

(i)                                     the terms and conditions of a qualified joint and survivor annuity;

(ii)                                  the Participant’s right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit;

(iii)                               the rights of a Participant’s spouse;

(iv)                              the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity; and

(v)                                 the relative values of the various optional forms of benefit under the Plan.

2.                                       Section 7.4(d) Cash-out Distributions is amended by adding the following sentence to the end of the last paragraph of this subsection:

If either the value of a Participant’s vested Accrued benefit derived from Employer and Employee contributions exceeds $5,000 or there are remaining payments to be made with respect to a particular distribution option that previously commenced, and the Accrued Benefit is immediately distributable, the Participant and the Participant’s spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such Accrued Benefit.

CERTIFICATE OF RESOLUTIONS

OF THE BOARD OF DIRECTORS

OF BLUE RIDGE PAPER PRODUCTS, INC.

                I certify that I am the duly elected Secretary of Blue Ridge Paper Products, Inc. and that the following are true and correct copies of resolutions duly adopted by the Board of Directors of Blue Ridge Paper Product, Inc. (hereinafter referred to as the “Corporation”).

                WHEREAS, the Corporation established the Retirement Plan for Salaried Employees of Blue Ridge Products, Inc. (hereinafter referred to as the “Plan”), effective May 14, 1999; and

                WHEREAS, the IRS has issued a favorable determination letter with regard to the Plan; and

                WHEREAS, the Corporation wishes to amend the Plan to bring the Plan into compliance with the Community Renewal Tax Relief Act of 2000 and to add language requested by the Trustee to the Plan.

                NOW, THEREFORE, IT IS RESOLVED, that the Corporation approves the Second Amendment to the Plan and authorizes any actions that need to be taken by the officers of the Corporation to make the Second Amendment a part of the Plan.

                IN WITNESS WHEREOF, the undersigned has set his hand this the 15th day of February, 2002.

BLUE RIDGE PAPER PRODUCTS, INC.

/s/ John Stevens

Assistant Secretary

SECOND AMENDMENT TO THE

RETIREMENT PLAN FOR SALARIED EMPLOYEES
OF BLUE RIDGE PAPER PRODUCTS, INC.

The Retirement Plan for Salaried Employees of Blue Ridge Paper Products, Inc. is hereby amended by the Second Amendment as follows:

1.                                       Section 2.2(a) “Actual Earnings” is amended by adding a new subparagraph (4)(C) as follows:

(C)                                effective January 1, 2001, an election that is made pursuant to Section 132(f)(4) of the Code.

2.                                       Section 2.23 “Employee” is amended be adding a sentence to the end of the second paragraph as follows:

Compensation for purposes of determining the ten percent (10%) employer contribution shall be as defined in Section 415©(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 402(e)(3), Section 402(h)(l)(B), Section 403(b), and effective January 1, 2001, Section 132(f)(4).

3.                                       Section 10.1 (c) “Compensation” is amended by deleting the last sentence in this subsection and substituting the following therefor:

Compensation shall include any elective deferral, as defined in Section 402(g)(3) of the Code, and any amount contributed or deferred by the Employer at the Employee’s election that is not includible in the Employee’s gross income under Section 125, 457, or effective January 1, 2001, 132(f)(4) of the Code.

4.                                       Article 13 is amended by adding a new Section 13.7 to read as follows:

13.7                           Directed Trustee. The Trustee shall be a directed trustee only, with no discretionary authority or responsibility, with respect to the assets of the Plan allocated or allocable to the accounts. The Committee, as a Named Fiduciary, shall be solely responsible for the investment of the assets of the Plan allocated or allocable to the accounts (except as provided more specifically in paragraph (a) immediately below). Without limitation, the Committee as a Named Fiduciary:

(a)                                  shall be responsible for investing such assets and voting proxies of such assets except to the extent that such investment responsibility is delegated to one or more investment managers (other than the Trustee) under Section 403(a)(2) of ERISA;

(b)                                 shall, to the extent that Participants and their Beneficiaries are given the right to direct the investment of their accounts, be the Fiduciary to whom Participants and Beneficiaries are entitled to give such investment directions (by directing the Trustee or otherwise);

(c)                                  shall be responsible for any loss, or by reason of any breach, which results from the Participant’s or Beneficiary’s exercise of control over the accounts, except to the extent that Section 404(c) of ERISA provides otherwise; and

(d)                                 shall be responsible for determining whether the documents are instruments governing the investment of the assets allocated or allocable to the accounts are consistent with the provisions of Titles I and IV of ERISA notwithstanding such documents and instruments.

CERTIFICATE OF RESOLUTIONS

OF THE BOARD OF DIRECTORS

OF BLUE RIDGE PAPER PRODUCTS, INC.

                I certify that I am the duly elected Secretary of Blue Ridge Paper Products, Inc. and that the following are true and correct copies of resolution duly adopted by the Board of Directors of Blue Ridge Paper Product, Inc. (hereinafter referred to as the “Corporation”).

                WHEREAS, the Corporation established the Retirement Plan for Salaried Employees of Blue Ridge Paper Products, Inc. (hereinafter referred to as the “Plan”), effective May 14, 1999; and

                WHEREAS, the Corporation requested a determination from the Internal Revenue Service (hereinafter referred to as the “IRS”) that the Plan is a qualified plan; and

                WHEREAS, the Internal Revenue Service requested certain changes to the Plan; and

                                                WHEREAS, The Corporation made these changes to the Plan and presented said changes in proposed from the IRS in the form of the First Amendment; and

                WHEREAS, the IRS has issued a favorable determination letter with regard to the Plan and now the Corporation whishes to authorize the adoption of the First Amendment to the Plan.

                NOW, THEREFORE, IT IS RESOLVED, that the Corporation approves the First Amendment to the Plan and authorizes any actions that need to be taken by the officers of the Corporation to make the First Amendment a part of the Plan.

IN WITNESS WHEREOF, the undersigned has set his hand this the 15th day of February, 2002.

BLUE RIDGE PAPER PRODUCTS, INC.

/s/ John Stevens
Assistant Secretary

M-EXHIBIT A

RESOLUTION OF

BOARD OF DIRECTORS OF

BLUE RIDGE PAPER PRODUCTS INC.

                WHEREAS, the Board of Directors of Blue Ridge Paper Products Inc. (the “Board”) has previously established the Retirement Plan for Salaried Employees of Blue Ridge Paper Products, Inc. (the “Plan”); and

                WHEREAS, the Corporation wishes to authorize the adoption of the Third Amendment to the Plan.

                NOW THEREFORE, be it

                RESOLVED, that the Board hereby confirms, ratifies and approves of all actions taken by an officer or employee of the Corporation (or of Blue Ridge Holding Corp.) in furtherance of the purposes and intent of the foregoing resolutions.

                FURTHER RESOLVED, that the Retirement Plan for Salaried Employees of Blue Ridge Paper Products Inc. is hereby amended by the Third Amendment as follows:

1.             Section 2.2 (a) and (b) “Actual Earnings” of Article 2, Definitions is amended by deleting this Section in its entirety and substituting the following therefore:

                2.2           (a)           “Actual Earnings”, with respect to a Participant for a Plan Year, means the following, subject to (b), (c), (d) and (e) below:

                The amount paid by the Employer to such Participant during such Plan Year equal to the total of base pay, any incentive plan awards, any lump sum salary adjustment, any profit sharing, any overtime, any commissions, any shift differential, the amounts deferred pursuant to Section III and/or a plan subject to section 125 of the Code.

                2.2           (b)           "Actual Earnings", with respect to a Participant for a Plan Year, excludes the following:

Any relocation gross up, any relocation bonus, any severance, any tuition, any retention bonus, any sign on bonus, any performance awards, any vacation in lieu funds, expenses and reimbursements of all types, Employer contributions to the Plan and other benefit plans of the Employer, and any other special or extraordinary compensation as decided by the Board. If such special or extraordinary compensation is excluded or included by the Board, the Plan will be amended to reflect such exclusion or inclusion.

2.             Section 2.7(d) will be deleted in its entirely.

3.             All benefits earned before the adoption date of this amendment will be no less than the benefits earned under the Plan as written before this amendment.

BLUE RIDGE PAPER PRODUCTS INC.

CERTIFICATE OF CORPORATE RESOLUTION

                The undersigned Assistant Secretary of Blue Ridge Paper Products Inc., a Delaware Corporation (the "Corporation"), hereby certifies that the resolution (see attached M-Exhibit A) was duly adopted by the board of directors of the Corporation on the 25th day of April, 2002, and that such resolution has not been modified or rescinded as of the date hereof.

                This 25th day of March, 2004.

BLUE RIDGE PAPER PRODUCTS INC.

By:	/s/ JOHN S. STEVENS
John S. Stevens, Assistant Secretary

FOURTH AMENDMENT TO THE

RETIREMENT PLAN FOR SALARIED EMPLOYEES

OF BLUE RIDGE PAPER PRODUCTS INC.

The Retirement Plan for Salaried Employees of Blue Ridge Paper Products Inc. is hereby amended by the Fourth Amendment:

1.                                       Section 7.5 of the Plan “General Rules” is amended to reflect the final regulations under Section 401(a)(9) of the Code by adding the following to the end of this Section to be effective January 1, 2003:

h.                                      General Rules

1.                                       Effective Date. The effective date of these provisions for purposes of determining required minimum distributions shall be for calendar years beginning with the 2003 calendar year.

2.                                       Precedence. The requirements of this section will take precedence over any inconsistent provisions of the Plan.

3.                                       Requirements of Treasury Regulations Incorporated.  All distributions required under this section will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

4.                                       TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this section, other than subsection (h)(3), distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

i.                                          Time and Manner of Distribution.

1.                                       Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

2.                                       Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

A.                                   If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, distributions to the surviving

Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

B.                                     If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

C.                                     If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

D.                                    If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subsection (i)(2), other than subsection (i)(2)(A), will apply as if the surviving Spouse were the Participant.

For purposes of this subsection (i)(2) and subsection (1), distributions are considered to begin on the Participant’s required beginning date (or, if subsection (i)(2)(D) applies, the date distributions are required to begin to the surviving Spouse under subsection (i)(2)(A)). If annuity payments irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under subsection (i)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

3.                                       Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (j), (k) and (1). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations. Any part of the Participant’s interest which is in the form of an individual account described in Section 414(k) of the Code will be distributed in a manner satisfying the requirements of Section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

j.                                          Determination of Amount to be Distributed Each Year.

1.                                       General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

A.                                   the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

B.                                     the distribution period will be over a life (or lives) or over a period certain not longer than the period described in subsection (k) or (1);

C.                                     once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

D.                                    payments will either be nonincreasing or increase only as follows:

i.                                          by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

ii.                                       to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in subsection (k) dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code;

iii.                                    to provide cash refunds of Employee contributions upon the Participant’s death; or

iv.                                   to pay increased benefits that result from a Plan amendment.

2.                                       Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant’s required beginning date (or, if the Participant dies before distributions begin, the date distributions are required to begin under subsection (i)(2)(A) or (B)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bimonthly, monthly, semi-annually, or annually. All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s required beginning date.

3.                                       Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

k.                                       Requirements for Annuity Distributions that Commence During Participant’s Lifetime.

1.                                       Joint Life Annuities Where the Beneficiary is not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant’s required beginning date to the designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Section 1.401(a)(9)-6T of the Treasury regulations.  If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated Beneficiary after the expiration of the period certain.

2.                                       Period Certain Annuities.  Unless the Participant’s Spouse is the sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the

Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date. If the Participant’s Spouse is the Participant’s sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this subsection (k)(2), or the joint life and last survivor expectancy of the Participant and the Participant’s Spouse as determined under the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the calendar year that contains the Annuity Starting Date.

l.                                          Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

1.                                       Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in subsection (i)(2)(A) or (B), over the life of the designated Beneficiary or over a period certain not exceeding:

A.                                   unless the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

B.                                     if the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.

2.                                       No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

3.                                       Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions to the surviving Spouse begin, this subsection (1) will apply as if the surviving Spouse were the Participant, except that the time by which distributions must begin will be determined without regard to subsection (i)(2)(A).

m.                                        Definitions.

1.                                       Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 2.8 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)- Q&A-4, of the Treasury regulations.

2.                                       Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to subsection (i)(2).

3.                                       Life Expectancy.  Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

4.                                       Required Beginning Date.  The date specified in Section 7.5(e)(3)(A) of the Plan.

2.                                       Section 2.3 of the Plan “Actuarial Equivalent” is amended by adding the following to the end of this Section in order to bring the Plan into compliance with the 1994 Group Annuity Reserving Table (94 GAR).

Notwithstanding any other Plan provisions to the contrary, for any distribution with an Annuity Starting Date on or after December 31, 2002, any references in the Plan to the Unisex 1983 Group Annuity Mortality Table shall be replaced with the mortality table prescribed in Revenue Ruling 2001-62.

3.                                       Article 10 of the Plan “Limitations on Benefits” is amended by adding a new Section 10.6 in order to bring the Plan into compliance with the 1994 Group Annuity Reserving Table (94 GAR).

10.6                           94 GAR. Notwithstanding any other Plan provisions to the contrary, for any distribution with an Annuity Starting Date on or after December 31, 2002, the applicable mortality table used for purposes of adjusting any benefit or limitation under Section 415(b)(2)(B), (C), or (D) of the Code as set forth in this Article 10 is the table prescribed in Revenue Ruling 2001-62.

4.                                       Sections 13.4 and 13.5 are deleted in their entirety and restated, effective January 1, 2002 to read as follows:

13.4                           Initial Claims Procedure.

(a)                                  Claim.

(1)                                  Filing.  In order to present a complaint regarding the nonpayment of a Plan benefit (either retirement or disability benefit) or a portion thereof (a “Claim”), a Participant or Beneficiary under the Plan (a “Claimant”) or his duly authorized representative must file such Claim by mailing or delivering in person or by electronic media (if so allowed by ERISA and approved by the Committee) a statement regarding such Claim to: the Retirement Committee, Blue Ridge Paper Products Inc., One West Pack Square, Suite 1100, Asheville, NC 28801.  A Claim includes a determination of whether specific employment will be Section 203(a)(3)(B) service for purposes of the suspension of benefits and also whether the Claimant is eligible for disability under the Plan.  Throughout Section 13.4 and Section 13.5, if there is a need to differentiate the term Claim between a retirement claim or a disability claim, the terms will be referred to as “Disability Claim” or “Retirement Claim” as is needed for clarity.

(2)                                  Acknowledgement.  Upon such receipt of a Claim, the Committee shall furnish to the Claimant an acknowledgement which shall inform such Claimant of the time limit set forth in (b)(l) below and of the effect, pursuant to (b)(3) below, of failure to decide the Claim within such time limit.

(b)                                 Initial Decision.

(1)                                  Time Limit.  The Committee shall decide upon a Claim within a reasonable period of time after receipt of such Claim; provided however, that such period shall in no event exceed ninety (90) days for a Retirement Claim or forty-five (45) days for a Disability Claim, unless special circumstances require an extension of time for processing. If such an extension of time for processing is required, then the Claimant shall, prior to the termination of the initial ninety (90) day period for a Retirement Claim, or forty-five (45) day period for a Disability Claim, be furnished a notice indicating such special circumstances and the date by which the Committee expects to render a decision.  In no event shall an extension exceed a period of ninety (90) days for a Retirement Claim, or for a Disability Claim, an initial extension of thirty (30) days and a second extension of thirty (30) days from the end of the initial period.

(2)                                  Notice of Denial.  If the Claim is wholly or partially denied, then the Committee shall furnish to the Claimant, within the time limit applicable under (1) above, a notice setting forth in a manner calculated to be understood by the Claimant:

(A)                              the specific reason or reasons for such denial;

(B)                                specific reference to the pertinent Plan provisions on which such denial is based;

(C)                                a description of any additional material or information necessary for such Claimant to perfect his Claim and an explanation of why such material or information is necessary; and

(D)                               appropriate information as to the steps to be taken if such Claimant wishes to submit his Claim for review pursuant to Section 13.5, including notice of the time limits set forth in Section 13.5(b)(2).

(E)                                 if the Claim is a Disability Claim the notice must explain the standard on which entitlement to benefits is based and the unresolved issues that prevent a positive decision regarding the Claim. The Claimant must furnish to the Committee, within forty-five (45) days, any additional information requested by the Committee. If additional information is not furnished to the Committee within the forty-five (45) day period, the claim will be deemed denied at expiration of such period.

(3)                                  Deemed Denial for Purposes of Review. If a Claim is not granted and if, despite the provisions of (1) and (2) above, notice of the denial of a Claim is not furnished within the time limit applicable under (1) above, then the Claimant may deem such Claim denied and may request a review of such deemed denial pursuant to the provisions of Section 13.5.

13.5                           Claim Review Procedure.

(a)                                  Claimant’s Rights. If a Claim is wholly or partially denied under Section 13.4, then the Claimant or his duly authorized representative shall have the following rights:

(1)                                  to obtain, subject to (b) below, a full and fair review;

(2)                                  to review pertinent documents; and

(3)                                  to submit issues and comments.

(b)                                 Request for Review.

(1)                                  Filling.  To obtain a review pursuant to (a) above, a Claimant entitled to such a review or his duly authorized representative shall, subject to (2) below, mail or deliver or by electronic media request such a review (a “Request for Review”) to: the Retirement Committee, Blue Ridge Paper Products Inc., One West Pack Square, Suite 1100, Asheville, NC 28801.  The Request for Review may also be delivered by electronic media if so allowed by ERISA and approved by the Committee.

(2)                                  Time Limits for Requesting a Review.  A Request for Review must be mailed or delivered in person or by electronic media if so allowed by ERISA and approved by the Committee within sixty (60) days for a Retirement Claim after receipt by the Claimant of notice of the denial of the Claim or within such longer period as is reasonable and related to the nature of the benefit which is the subject of the Claim and to other attendant circumstances. For a Disability Claim, the Claimant must request review of his denied Claim within one hundred and eighty (180) days after receipt of notification of denial of the Claim or within one hundred eighty (180) days after any deemed denial.

(3)                                  Acknowledgement. Upon such receipt of a Request for Review, the Committee shall furnish to the Claimant an acknowledgement which shall inform such Claimant of the time limit set forth in (c)(l) below and of the effect, pursuant to (c)(3) below, of failure to furnish a decision on review within such time limit.

(c)                                  Decision on Review.

(1)                                  Time Limit.

(A)                              General.  If, pursuant to (b) above, a review is requested, then, except as otherwise provided in (B) below, the Committee (but only if such delegate has been given the authority to make a final decision on the Claim) shall make a decision promptly and no later than sixty (60) days after receipt of the Request for Review for a Retirement Claim, or forty-five (45) days after Request for Review for a Disability Claim; except that, if special circumstances require an extension of time for processing, then the decision shall be made as soon as possible but not later than one hundred twenty (120) days after receipt of the Request for Review for a Retirement Claim, or ninety (90) days after Request for Review for a Disability Claim.  The Committee must furnish the Claimant notice of any extension prior to its commencement.

(B)                                Regularly Scheduled Meetings.  Anything to the contrary with respect to Retirement Claims in (A) above notwithstanding, if the decision on review is to be made by a committee which holds regularly scheduled meetings at least quarterly, then its decision on review shall be made no later than the date of the meeting which immediately follows the receipt of the Request for Review; provided however, if such Request for Review is received within thirty (30) days preceding the date of such meeting, then such decision on review shall be made no later than the date of the second meeting which follows such receipt; and provided further that, if special circumstances require a further extension of time for processing, and if the Claimant is furnished notice of such extension prior to its commencement, then such decision on review shall be rendered no later than the third meeting which follows such receipt.

(2)                                  Notice of Decision.  The Committee shall furnish to the Claimant, within the time limit applicable under (1) above, a notice setting forth in a manner calculated to be understood by the Claimant:

(A)                              the specific reason or reasons for the decision on review; and

(B)                                specific reference to the pertinent Plan provisions on which the decision on review is based.

(C)                                for a Disability Claim, the notice shall also include the specific guideline, protocol or other similar criterion used to reach the decision, and a statement as follows: “You and your Plan may have other voluntary alternative dispute resolutions options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

(3)                                  Deemed Denial.  If, despite the provisions of (1) and (2) above, the decision on review is not furnished within the time limit applicable under (1) above, then the Claimant shall be deemed to have exhausted his remedies under the Plan and he may deem the Claim to have been denied on review.

5.                                       The Plan is amended by adding a new Article 17 to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”).

ARTICLE 17

ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001

(“EGTRRA”)

Section 17.1 Amendment of the Plan for EGTRRA

a.                                       Adoption and Effective Date of Amendment. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax

Relief Reconciliation Act of 2001 (“EGTRRA”). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in compliance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

b.                                      Supersession of Inconsistent Provisions: This amendment shall supersede the provisions of the Plan to the extent that those provisions are inconsistent with the provisions of this amendment.

Section 17.2  Limitations on Benefits:

a.                                       Effect on Participants: Benefit increases resulting from the increase in the limitations under Code Section 415(b) will be provided to all current and former Participants (with benefits limited by Code Section 415(b)) who have an Accrued Benefit in the Plan immediately prior to the effective date of this Section (other than an Accrued Benefit resulting from a benefit increase solely as a result of the increases in limitations under Code Section 415(b).

b.                                      Definitions:

1.                                       Defined Benefit Dollar Limitation:  The defined benefit dollar limitation is $160,000, as adjusted effective January 1 of each year under Code Section 415(d) in such manner as the Commissioner shall prescribe, and payable in the form of a straight life annuity. The defined benefit dollar limitation as adjusted under Code Section 415(d) will apply to Limitation Years ending with or within the calendar year for which the adjustment applies.

2.                                       Maximum Permissible Benefit: The maximum permissible benefit is the lesser of the defined benefit dollar limitation or defined benefit compensation limit (both adjusted where required, as provided below).

A.                                   If a Participant has fewer than ten years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of participation, and the denominator of which is ten. If a Participant has fewer than ten years of service, the defined benefit compensation limitation shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of service, and the denominator of which is ten.

B.                                     If a Participant’s benefit begins prior to age sixty-two, the defined benefit dollar limitation applicable to the

Participant at such earlier age is the annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the Participant at age sixty-two (adjusted under subsection (A) above, if required). The defined benefit dollar limitation applicable at an age prior to age sixty-two is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 2.3 of the Plan and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a five percent interest rate and the applicable mortality table as defined in 2.3 of the Plan. Any decrease in the defined benefit dollar limitation determined in accordance with this subsection (B) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

C.                                     If a Participant’s benefit begins after the Participant attains age sixty-five, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Participant at age sixty-five (adjusted under subsection (A) above, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age sixty-five is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 2.3 of the Plan and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a five percent interest rate assumption and the applicable mortality table as defined in Section 2.3 of the Plan. For these purposes, mortality between age sixty-five and the age at which benefits commence shall be ignored.

c.                                       Code Section 415 Aggregation Rules. A multiemployer plan shall not be combined with a non-multiemployer plan for purposes of applying the Code Section 415(b)(l)(B) compensation limit to the non-multiemployer plan.

Section 17.3  Increase in Compensation Limit:

a.                                       Increase in Limit: The annual compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001 shall not exceed $200,000.  Annual compensation means Compensation during the Plan Year or other consecutive twelve-month period over which compensation otherwise is determined under the Plan (the “determination period”).  For purposes of determining benefit accruals in Plan Years beginning after December 31, 2001, Compensation for any prior determination period shall not exceed $200,000.

b.                                      Cost-of-living Adjustment:  The $200,000 limit on annual compensation in the Section above shall be adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

Section 17.4  Modification of Top-Heavy Rules:

a.                                       Determination of Top-Heavy Status:

1.                                       Key Employee: “Key Employee” means any employee or former employee (including any deceased employee) who at any time during that Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(l) for Plan Years beginning after December 31, 2002), a five-percent owner of the Employer, or a one-percent owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3).  The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(l) and applicable regulations and other guidance of general applicability issued thereunder.

2.                                       Determination of Present Values and Amounts: This Section shall apply for purposes of determining the present values of Accrued Benefits and the amounts of account balances of employees as of the Determination Date.

3.                                       Distributions During Year Ending on the Determination Date: The present values of Accrued Benefits and the amounts of account balances of an employee as of the Determination Date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the Determination Date.  The preceding sentence also shall apply to distributions under a terminated plan that, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

4.                                       Employees not Performing Services During Year Ending on the Determination Date: The Accrued Benefits and account balances of any employee who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account.

b.                                      Minimum Benefits: For purposes of satisfying the minimum benefit requirements of Code Section 416(c)(l) and the Plan, in determining Years of Service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Code Section 410(b)) no Key Employee or former Key Employee.

Section 17.5  Direct Rollover of Plan Distributions:

a.                                       Modification of Definition of Eligible Retirement Plan:  For purposes of the direct rollover provisions of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan.  The definition of Eligible Retirement Plan also shall apply in the case of a distribution to a Surviving Spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order.

b.                                      After-Tax Employee Contributions:  For purposes of the direct rollover provision in the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

IN WITNESS WHEREOF, the Corporation has caused this Fourth Amendment to be signed and adopted this the 18th day of December, 2002.

BLUE RIDGE PAPER PRODUCTS INC.

By:	/s/ [ILLEGIBLE]